UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ULTRA PETROLEUM CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notice of 2019 and 2018 Annual and Special Meeting of Shareholders and Proxy Statement

May 22, 2019

ULTRA PETROLEUM CORP.

116 East Inverness Drive, Suite 400  |  Englewood, CO 80112

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

2019

2018

Notice of Annual and Special Meeting Of Shareholders

To the Shareholders of Ultra Petroleum Corp.:

Our combined 2019 and 2018 Annual and Special Meeting of Shareholders will be held as follows:

When: Wednesday, May 22, 2019, 11:00 a.m. (MT)	Where: 116 East Inverness Drive Englewood, Colorado 80112

You are cordially invited to attend the Annual and Special Meeting of Shareholders (the “Annual Meeting”) of Ultra Petroleum Corp. (the “Company”) for the following purposes:

•	To approve the amendment to the Articles of the Company to increase the minimum number of directors to three and the maximum number of directors to nine;
•

To elect Sylvia K. Barnes, Neal P. Goldman, Brad Johnson, Michael J. Keeffe, Evan S. Lederman, Stephen J. McDaniel, Alan J. Mintz and Edward A. Scoggins, Jr. as directors (or, if the above proposal is not approved, to elect Sylvia K. Barnes, Neal P. Goldman, Brad Johnson, Evan S. Lederman, Stephen J. McDaniel, Alan J. Mintz and Edward A. Scoggins, Jr. as directors), to serve on our Board of Directors until our next annual meeting of shareholders;

•	To appoint Ernst & Young LLP as our independent registered public accounting firm until the close of our next annual meeting of shareholders and authorize the directors to fix their remuneration;
•	To approve and ratify the Ultra Petroleum Corp. 2017 Stock Incentive Plan, as amended and restated June 8, 2018;
•	To hold an advisory vote on executive compensation as set forth in these materials;
•	To hold an advisory vote on the frequency of future advisory votes on executive compensation;
•	To receive our financial statements for our fiscal year ended December 31, 2018 together with the auditor’s report thereon;
•	To receive our financial statements for our fiscal year ended December 31, 2017 together with the auditor’s report thereon;
•	To approve the amendment to the Articles of the Company to remove the limitation on the number of authorized common shares;
•

To approve the amendment to the Articles of the Company to remove provisions related to the Company’s emergence from bankruptcy that, as of the date of the Annual Meeting, no longer apply to the Company;

•	To confirm the Second Amended and Restated Bylaw No. 1 of the Company to permit the separation of the roles of Chairman of the Board and Chief Executive Officer; and
•	To transact such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

The specific details of the matters proposed to be put before the Annual Meeting are set forth in the proxy statement accompanying and forming part of this notice.

If you are a record holder of our common shares at the close of business on March 25, 2019, then you are entitled to notice of and to vote at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to vote. As described in the accompanying proxy statement, you may vote by internet, by telephone or, if you receive a paper copy of the proxy card, by completing and mailing the proxy card in the postage-prepaid envelope provided with the card.

Important Notice Regarding the Availability of Proxy Materials for the

Annual and Special Meeting of Shareholders of Ultra Petroleum Corp.

to be held on Wednesday, May 22, 2019.

Our Proxy Statement, 2018 Annual Report and 2017 Annual Report are available free of charge at:

http://materials.proxyvote.com/903914

Sincerely,

/s/ Brad Johnson

BRAD JOHNSON

President and Chief Executive Officer

April 12, 2019

Englewood, Colorado

PROXY STATEMENT

Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation (Proposal 6)	65

Amendment to the Articles of the Company to Remove the Limitation on the Number of Authorized Common Shares (Proposal 7)	67

Amendment to the Articles of the Company to Remove Inapplicable Provisions (Proposal 8)	68

Confirmation of the Second Amended and Restated Bylaw No. 1 of the Company to Permit the Separation of the Roles of Chairman of the Board and Chief Executive Officer (Proposal 9)	70

Shareholder Proposals for 2020 Annual Meeting	71

Delivery of Documents to Shareholders Sharing an Address	72

Other Matters	73

Schedule A: Ultra Petroleum Corp. 2017 Stock Incentive Plan, as Amended and Restated June 8, 2018	A-1

Schedule B: Restated Articles of Incorporation	B-1

PROXY MATERIALS FOR THE ANNUAL MEETING

We are furnishing you this proxy statement in connection with the solicitation of proxies by our Board of Directors (the “Board”) for our 2019 and 2018 Annual and Special Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held on May 22, 2019, at 11:00 a.m. Mountain Time (MT). The proxy materials, including this proxy statement, the proxy card or voting instruction form, our 2018 annual report and our 2017 annual report, are being distributed and made available to our shareholders on or about April 12, 2019.

This year, in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), the Alberta Securities Commission and the Office of the Yukon Superintendent of Securities, we are furnishing our proxy materials to most of our shareholders over the internet, unless we are otherwise instructed by the shareholder. Accordingly, we plan to mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to most of our shareholders on or about April 12, 2019. Shareholders who receive a Notice may access and review all of the information contained in our proxy materials on the website referred to in the Notice. Shareholders who receive a Notice may also request delivery of a printed set of the proxy materials by following the instructions in the Notice. We plan to mail printed copies of our proxy materials to some of our shareholders on or about April 12, 2019.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the Annual Meeting?

Shareholders who own common shares as of March 25, 2019 (the “Record Date”) may vote at the meeting. In addition, as provided in the Yukon Business Corporations Act (the “YBCA”), if one of our shareholders of record transfers ownership of shares after the Record Date, the transferee thereof may be entitled to vote those shares at the Annual Meeting. In order to be entitled to vote those shares, the transferee must demand in writing, at least ten days before the Annual Meeting, that the transferee’s name be included in the list of shareholders, and the transferee must also establish that the transferee is the owner of the transferred shares. There are no cumulative voting rights associated with our common shares. Each of our common shares is entitled to one vote.

Why did I receive a notice in the mail regarding internet availability of the Company’s proxy materials instead of printed copies of the proxy materials?

We are providing access to our proxy materials over the internet. As a result, we mailed most of our shareholders a Notice instead of a paper copy of the proxy materials. The Notice contains instructions on how to access our proxy materials over the internet and how to request a paper copy of our proxy materials.

Why didn’t I receive a notice in the mail regarding internet availability of the Company’s proxy materials?

We are sending paper copies of our proxy materials to some of our shareholders, including some of our registered shareholders and any of our shareholders who have previously requested paper copies of our proxy materials. Shareholders who receive paper copies of our proxy materials will not receive a Notice.

Can I vote my shares by filling out and returning the Notice?

No. The Notice is not a proxy card or voting form. The Notice does, however, provide instructions on how to vote by the internet or by telephone. The Notice also describes how you can request a paper proxy card and how you can submit a ballot in person at the Annual Meeting.

What am I voting on, and what are the Board’s recommendations?

You are voting on the following:

1.	Approving the amendment to the Articles of the Company to increase the minimum number of directors to three and the maximum number of directors to nine (the “Board Expansion Proposal”);
2.

Electing Sylvia K. Barnes, Neal P. Goldman, Brad Johnson, Michael J. Keeffe, Evan S. Lederman, Stephen J. McDaniel, Alan J. Mintz and Edward A. Scoggins, Jr. as directors (or, if the Board Expansion Proposal is not approved, electing Sylvia K. Barnes, Neal P. Goldman, Brad Johnson, Evan S. Lederman, Stephen J. McDaniel, Alan J. Mintz and Edward A. Scoggins, Jr. as directors), to serve until our next annual meeting of shareholders;

3.	Appointing Ernst & Young LLP as our independent registered public accounting firm until the close of our next annual meeting of shareholders and authorizing the directors to fix their remuneration;
4.	Approving and ratifying the Ultra Petroleum Corp. 2017 Stock Incentive Plan, as amended and restated June 8, 2018 (as amended and restated, the “A&R Stock Incentive Plan”);
5.	An advisory vote on executive compensation as set forth in these materials;
6.	An advisory vote on the frequency of future advisory votes on executive compensation;
7.	Approving the amendment to the Articles of the Company to remove the limitation on the number of authorized common shares;
8.

Approving the amendment to the Articles of the Company to remove provisions related to the Company’s emergence from bankruptcy that, as of the date of the Annual Meeting, no longer apply to the Company;

9.	Confirming the Second Amended and Restated Bylaw No. 1 of the Company to permit the separation of the roles of Chairman of the Board and Chief Executive Officer; and
10.	Such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

The Board unanimously recommends that shareholders vote:

1.	“FOR” the Board Expansion Proposal (Proposal 1);
2.

“FOR” the election of each of the directors (provided that Mr. Keeffe’s nomination pursuant to this proposal will be contingent upon the approval by the shareholders of the Board Expansion Proposal) (Proposal 2);

3.	“FOR” the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal 3);
4.	“FOR” the approval and ratification of the A&R Stock Incentive Plan (Proposal 4);
5.	“FOR” the approval of the advisory vote on executive compensation (Proposal 5);
6.	“ONE YEAR” for the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 6);
7.	“FOR” the amendment to the Articles of the Company to remove the limitation on the number of authorized common shares (Proposal 7);
8.

“FOR” the amendment to the Articles of the Company to remove provisions related to the Company’s emergence from bankruptcy that, as of the date of the Annual Meeting, no longer apply to the Company (Proposal 8); and

9.	“FOR” the confirmation of the Second Amended and Restated Bylaw No. 1 of the Company to permit the separation of the roles of Chairman of the Board and Chief Executive Officer (Proposal 9).

What constitutes a quorum of shareholders, and why is it important?

A quorum is the presence at the Annual Meeting in person or by proxy of one or more shareholders holding one-third (1/3) of the total common shares issued and outstanding on the Record Date. Under Yukon law, broker non-votes and abstentions count towards the establishment of a quorum. A quorum must be present for us to conduct the meeting.

How do I vote?

You may vote by any of the following four methods:

•

Internet. Vote on the internet at http://www.proxyvote.com. Follow the instructions on the Notice, or if you received a proxy card by mail, follow the instructions on the proxy card and you can confirm that your vote has been properly recorded. If you vote on the internet, you can request electronic delivery of future proxy materials. Internet voting facilities for shareholders of record will be available 24 hours a day and will close at 11:00 a.m., MT, on Monday, May 19, 2019.

•

Telephone. Vote by telephone by following the instructions on the Notice or, if you received a proxy card, by following the instructions on the proxy card. Easy-to-follow voice prompts allow you to vote your shares and confirm that your vote has been properly recorded. Telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:00 a.m., MT, on Monday, May 19, 2019.

•

Mail. If you received a proxy card by mail, vote by mail by completing, signing, dating and returning your proxy card in the pre-addressed, postage-paid envelope provided. If you vote by mail and your proxy card is returned unsigned, then your vote cannot be counted. If you vote by mail and the returned proxy card is signed without indicating how you want to vote, then your proxy will be voted as recommended by the Board. If mailed, your completed and signed proxy card must be received by 11:00 a.m., MT, on Monday, May 19, 2019.

•

Meeting. You may attend and vote at the Annual Meeting. If your shares are held in “street name” (for example, in the name of a bank, broker or other holder of record), and you plan to attend and vote at the meeting, then you must obtain a proxy executed in your favor by your holder of record to attend and vote at the meeting.

If my shares are held in “street name” by my broker, will my broker vote for me?

If your shares are held by your broker in “street name” and you do not vote your shares by following the instructions provided by your broker, your broker can vote your shares with respect to the resolution in Proposal 3 regarding the appointment of Ernst & Young LLP as our independent registered public accounting firm. However, your broker cannot vote your shares with respect to any of the other proposals. If you do not instruct your broker how to vote your shares, and if your broker is not permitted to vote on the proposals without instructions from you, then your shares will be counted as “broker non-votes” for those proposals.

What vote is required to approve each of the proposals?

•

Proposal 1, Board Expansion Proposal. Approval of this proposal requires the affirmative vote of at least 66 2/3% of the shares that cast a vote with respect to this proposal. For this proposal, abstentions are counted as shares entitled to vote for the proposal, but broker non-votes are not counted as shares entitled to vote for the proposal.

•

Proposal 2, Election of Directors. In an uncontested election, nominees are elected as directors if they receive more “for” votes than “withhold” votes. For this proposal, abstentions and broker non-votes as to a nominee are not counted as a vote for or a vote withheld from the nominee, and abstentions and broker non-votes are also not counted as shares entitled to vote for the proposal. If a nominee who is a current member of our Board receives more “withhold” votes than the number of votes “for” his election, then promptly after the election results are certified, our corporate governance guidelines provide that he or she must tender his or her resignation to the Board, and our Nominating and Corporate Governance Committee and our Board will address the proposed resignation according to the procedures set forth in our corporate governance guidelines.

•

Proposal 3, Appointment of Independent Registered Public Accounting Firm. Approval of this proposal requires the affirmative vote of a majority of the shares that cast a vote with respect to this proposal. For this proposal, abstentions and any broker non-votes are not counted as a vote for or a vote withheld from the proposal, and abstentions and any broker non-votes are also not counted as shares entitled to vote for the proposal.

•

Proposal 4, Approval of A&R Stock Incentive Plan. The A&R Stock Incentive Plan will be deemed approved and ratified if a majority of the shares present and entitled to vote with respect to this proposal vote in favor of it. For this proposal, abstentions are counted as shares entitled to vote for the proposal, but broker non-votes are not counted as shares entitled to vote for the proposal.

•

Proposal 5, Advisory Vote on Executive Compensation. The advisory vote will be deemed approved if a majority of the shares that cast a vote with respect to this proposal vote in favor of it. For this proposal, consistent with Yukon law and our bylaws, abstentions and any broker non-votes are not counted as a vote for or against the proposal, and abstentions and any broker non-votes are also not counted as shares entitled to vote for the proposal.

•

Proposal 6, Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation. To vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers, check one of the three boxes (every year, two years or three years) or, to abstain from voting on this item, check the box marked “ABSTAIN”. For this proposal, consistent with Yukon law and our bylaws, abstentions and any broker non-votes are not counted as a vote for or against the proposal, and abstentions and any broker non-votes are also not counted as shares entitled to vote for the proposal.

•

Proposal 7, Amendment to the Articles of the Company to Remove the Limitation on the Number of Authorized Common Shares. Approval of this proposal requires the affirmative vote of at least 66 2/3% of the shares that cast a vote with respect to this proposal. For this proposal, abstentions are counted as shares entitled to vote for the proposal, but broker non-votes are not counted as shares entitled to vote for the proposal.

•

Proposal 8, Amendment to the Articles of the Company to Remove Inapplicable Provisions. Approval of this proposal requires the affirmative vote of at least 66 2/3% of the shares that cast a vote with respect to this proposal. For this proposal, abstentions are counted as shares entitled to vote for the proposal, but broker non-votes are not counted as shares entitled to vote for the proposal.

•

Proposal 9, Confirmation of the Second Amended and Restated Bylaw No. 1 of the Company to Permit the Separation of the Roles of Chairman of the Board and Chief Executive Officer. Approval of this proposal requires the affirmative vote of a majority of the shares that cast a vote with respect to this proposal. For this proposal, abstentions are counted as shares entitled to vote for the proposal, but broker non-votes are not counted as shares entitled to vote for the proposal.

How will my proxy vote my shares?

Your proxies will vote in accordance with your instructions if duly completed and deposited. If you complete and return your signed proxy card but do not provide instructions on how to vote, your proxies will vote “FOR” the Board Expansion Proposal, “FOR” each of the director nominees (provided that Mr. Keeffe’s nomination pursuant to this proposal will be contingent upon the approval by the shareholders of the Board Expansion Proposal), “FOR” the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company, “FOR” the approval of the A&R Stock Incentive Plan, “FOR” the approval of the advisory vote on executive compensation, “ONE YEAR” for the frequency of an advisory vote on executive compensation, “FOR” the amendment to the Articles of the Company to remove the limitation on the number of authorized common shares, “FOR” the amendment to the Articles of the Company to remove provisions related to the Company’s emergence from bankruptcy that, as of the date of the Annual Meeting, no longer apply to the Company, and “FOR” the confirmation of the Second Amended and Restated Bylaw No. 1 of the Company to permit the separation of the roles of Chairman of the Board and Chief Executive Officer.

The accompanying form of proxy or your vote by phone or internet also confers discretionary authority on the persons named therein to vote shares and otherwise act in the proxy holder’s discretion with respect to any amendments or variations to matters identified in the Notice of Meeting and with respect to any other matters that may properly come before the Annual Meeting or any adjournment thereof.

Can I change my vote?

Yes. You may change your vote in any manner permitted by applicable law. In addition, subject to the deadlines listed below, if you are a shareholder of record, you may revoke your proxy by the following methods:

•

If you voted on the internet or by telephone, you may change your vote and vote again at a later time by internet or telephone, until 11:00 a.m., MT, on Monday, May 19, 2019, or you may attend the Annual Meeting and vote your shares in person;

•

If you voted by sending in a paper proxy card, you may change your vote by delivering a written revocation of your most recent proxy card to our Corporate Secretary along with a new paper proxy card setting out your changed votes, provided your new paper proxy card is received no later than 11:00 a.m., MT, on Monday, May 19, 2019, or you may attend the Annual Meeting and vote your shares in person;

If you are a street name shareholder (for example, if your shares are held in the name of a bank, broker, or other holder of record) and you vote by proxy, you may change your vote by informing your nominee that you wish to change your vote in accordance with your nominee’s procedures. Changed votes by street name shareholders must be received no later than 11:00 a.m., MT, on Monday, May 19, 2019.

Who will tabulate the vote?

Mediant Inc. (“Mediant”) will serve as inspector of election and will tabulate and certify the vote at the Annual Meeting.

Who is soliciting my proxy, how is it being solicited, and who pays the costs?

Your proxy is being solicited by Ultra Petroleum Corp., on behalf of our Board, through our officers and our proxy solicitors. Solicitations may be supplemented by telephone or other personal contact without special compensation by our regular officers and employees.

We have hired Mediant to assist us in the distribution of our proxy materials, and we have hired Alliance Advisors, LLC (“Alliance”) to assist us in the solicitation of proxy votes. All the expenses of soliciting proxies, including preparing, assembling, printing, and mailing the materials used in the solicitation of proxies, will be borne by us, and we will pay Mediant and Alliance customary fees and expenses for these services.

We will also reimburse costs incurred by our shareholders of record who incur costs distributing our proxy materials to our beneficial owners.

Voting results

The report of the inspector of elections will be included in a Current Report on Form 8-K and published on our website (www.ultrapetroleum.com) within four business days following the Annual Meeting. Copies of the report of the inspector of elections and the Current Report on Form 8-K with respect thereto may be accessed through www.ultrapetroleum.com or obtained by writing to us, c/o Corporate Secretary, Ultra Petroleum Corp., 116 East Inverness Drive, Suite 400, Englewood, CO 80112.

BENEFICIAL OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 1, 2019, certain information with respect to ownership of our common shares by (a) all persons known by us to be the beneficial owners of more than 5% of our outstanding common shares, (b) each of our directors and director nominees, (c) each of our current and former executive officers named in the Summary Compensation Table (our “named executive officers”), and (d) all such named executive officers, directors and director nominees as a group. Unless otherwise indicated, all common shares are owned directly and each owner has sole voting and investment power with respect to such shares listed next to their names in the following table.

The information as to shares beneficially owned has been obtained from filings made by the named beneficial owners with the SEC and Canadian regulatory authorities as of April 1, 2019, or, in the case of our directors, director nominees and current executive officers, information that has been furnished by such individuals. Except as otherwise described below, the business address of each of the following beneficial owners is 116 East Inverness Drive, Suite 400, Englewood, CO 80112, (303) 708-9740.

Name of Beneficial Owner	Number of Common Shares (a)	Percent of Class (a)
Named Executive Officers, Directors and Director Nominees:
Brad Johnson (b)	298,963	*
Jerald J. Stratton, Jr. (c)	72,376	*
David W. Honeyfield	60,000	*
Maree K. Delgado (d)	24,042	*
Kent Rogers (e)	116,906	*
Michael D. Watford (f)	2,385,797	1.2%
Garland R. Shaw (g)	—	—
Garrett B. Smith (h)	—	—
Evan S. Lederman	—	—
Sylvia K. Barnes	—	—
Neal P. Goldman (i)	100,260	*
Michael J. Keeffe (j)	106,964	*
Stephen J. McDaniel (k)	110,639	*
Alan J. Mintz (l)	126,338	*
Edward A. Scoggins, Jr. (m)	66,288	*
Common shares all named executive officers, directors and director nominees officers own as a group (15 persons)	3,468,573	1.8%
Greater than 5% Shareholders:
Fir Tree Capital Management LP (n)	36,379,590	18.4%
Credit Suisse AG (o)	16,685,671	8.5%
Avenue Capital Management II, L.P. (p)	14,318,555	7.3%
BlackRock, Inc. (q)	12,266,878	6.2%
Disciplined Growth Investors, Inc. (r)	10,747,168	5.4%

*	Less than 1%
(a)

As of April 1, 2019, there were 197,383,295 common shares outstanding. Common shares issuable upon the vesting of time-based restricted stock units (“TSUs”) within 60 days of the date of this proxy statement are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those restricted stock units, but are not treated as outstanding for the purpose of computing the percentage ownership (x) of any other person or (y) of the aggregate held by all named executive officers and directors as a group. This table does not reflect any common shares issuable upon the vesting of performance-based restricted stock units.

(b)	Includes 163,623 TSUs that vest on May 25, 2019.
(c)	Includes 68,176 TSUs that vest on May 25, 2019.
(d)	All such common shares are TSUs that vest on May 25, 2019.
(e)	Includes 54,541 TSUs that vest on May 25, 2019.
(f)

Information is based on holdings as of March 18, 2019, as reported by Mr. Watford.  The number of common shares included 1,702,075 shares owned by Watford Interests, Ltd. directly.  Watford Interests, Ltd. is a family partnership in which Mr. Watford has a beneficial interest.

(g)	Information is based on holdings as of February 28, 2019, as reported by Mr. Shaw.
(h)	Information is based on holdings as of February 28, 2019, as reported by Mr. Smith.
(i)	Includes 75,758 TSUs that vest on May 25, 2019.
(j)	Includes 66,288 TSUs that vest on May 25, 2019.
(k)	Includes 75,758 TSUs that vest on May 25, 2019.
(l)	Includes 75,758 TSUs that vest on May 25, 2019.
(m)	All such common shares are TSUs that vest on May 25, 2019.
(n)

Information is based on Schedule 13D/A filed with the SEC on February 5, 2018 by Fir Tree Capital Management LP (“FTCM”). The common shares are comprised of 4,354,512 common shares held by FT SOF VII Holdings, LLC, 1,621,686 common shares held directly by FT SOF IV Holdings, LLC, 5,524,467 common shares held directly by Fir Tree Capital Opportunity Master Fund, L.P., 1,803,908 common shares held directly by FT SOF V Holdings, LLC, 1,883,850 common shares held directly by Fir Tree Capital Opportunity Master Fund III, L.P., and 21,191,167 common shares held directly by Fir Tree Value Master Fund, L.P. (collectively, the “Fir Tree funds”). FTCM is the investment manager for the Fir Tree funds. Jeffrey Tannenbaum, David Sultan and Clinton Biondo control FTCM. Each of FTCM, Messrs. Tannenbaum, Sultan and Biondo has voting and investment power with respect to the shares of common stock owned by the Fir Tree funds and may be deemed to be the beneficial owner of such shares. Evan S. Lederman is the Chairman of the Board of Directors of the Company and a Partner of FTCM. Mr. Lederman does not have voting and investment power with respect to the shares of common stock owned by the Fir Tree funds in his capacity as a Partner of FTCM.  The business address of the Fir Tree funds and Messrs. Tannenbaum, Sultan, Biondo and Lederman is c/o Fir Tree Capital Management LP., 55 West 46th Street 29th Floor, New York, NY 10036.

(o)

Information is based on Schedule 13G filed with the SEC on February 13, 2019 representing that Credit Suisse AG has shared voting and shared dispositive power over 16,685,671 of our common shares. The business address of Credit Suisse AG is Uetlibergstrasse 231, P.O. Box 900, CH 8070, Zurich, Switzerland.

(p)

Information is based on Schedule 13D/A filed with the SEC on February 1, 2019 by Avenue Capital Management II, L.P., representing that Avenue Capital Management II, L.P., Avenue Capital Management II GenPar, LLC and Marc Lasry have shared voting and shared dispositive power over 14,318,555 of our common shares. Avenue Capital Management II, L.P. is an investment adviser.  Avenue Capital Management II GenPar, LLC is the general partner of Avenue Capital Management II, L.P.  Marc Lasry is the managing member of Avenue Capital Management II GenPar, LLC. The business address of the foregoing beneficial owners is 399 Park Avenue, 6th Floor, New York, NY 10022.

(q)

Information is based on Schedule 13G/A filed with the SEC on February 6, 2019, representing that BlackRock, Inc. has sole voting power over 11,774,318 of our common shares and sole dispositive power over 12,266,878 of our common shares. The business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(r)

Information is based on Schedule 13G filed with the SEC on February 15, 2018, representing that Disciplined Growth Investors, Inc. (“DGI”) has sole voting and sole dispositive power over 10,747,168 of our common shares.  DGI may be deemed to be the beneficial owner of these common shares in its capacity as investment manager or advisor with the power to vote, or to direct the voting of, and dispose, or direct the disposition of such shares. The business address of DGI is 150 South Fifth Street, Suite 2550, Minneapolis, MN 55402.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of our common shares and other equity securities.

To our knowledge, based solely on a review of the copies of such Section 16(a) reports furnished to us and written representations that no other reports were required, we believe all reporting obligations of our officers, directors and greater-than-10% shareholders under Section 16(a) were satisfied during the year ended December 31, 2018, except that with respect to Mr. Stratton, a Form 3 was filed late and a Form 4 reporting two delinquent Form 4 filings involving two transactions for 2018 and 2019 was filed on March 12, 2019.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the compensation objectives of the Compensation Committee of the Board of Directors of Ultra Petroleum Corp. (the “Compensation Committee”) and outlines the deliberations and decisions regarding 2018 compensation for our named executive officers and the rationales behind those decisions.

OUR NAMED EXECUTIVE OFFICERS

Name	Title
Brad Johnson	President and Chief Executive Officer
Jerald J. Stratton, Jr.	Senior Vice President and Chief Operating Officer
David W. Honeyfield	Senior Vice President and Chief Financial Officer
Maree K. Delgado	Vice President and Chief Accounting Officer
Kent Rogers	Vice President, Drilling and Completions
Michael D. Watford	Former Chairman of the Board, Chief Executive Officer and President
Garland R. Shaw	Former Senior Vice President and Chief Financial Officer
Garrett B. Smith	Former Vice President, General Counsel and Corporate Secretary

EXECUTIVE SUMMARY

We are an independent oil and gas company engaged in the development, production, operation, exploration and acquisition of oil and natural gas. Our principal business activities are developing and producing our long-life natural gas reserves in the Pinedale and Jonah fields of the Green River Basin of southwest Wyoming.

We emerged from chapter 11 proceedings during the year ended December 31, 2017. In connection with our emergence from bankruptcy, we amended and restated the Ultra Petroleum Corp. 2017 Stock Incentive Plan and established new performance-based vesting conditions to align the return received by our shareholders with the compensation received by our executives.

Effective close of business on February 28, 2018, Michael D. Watford, our former President and Chief Executive Officer and Chairman of our Board, retired from his positions with the Company and resigned from our Board. Following Mr. Watford’s retirement, Evan S. Lederman, a Partner at Fir Tree Partners, which owns approximately 18.4% of our common shares, was selected as Chairman of the Board. In addition, we promoted Brad Johnson, our then-Senior Vice President of Operations since 2014, to the position of Interim Chief Executive Officer effective close of business on February 28, 2018. Mr. Johnson also was appointed as a Board member at that time. In March 2019, we promoted Mr. Johnson to President and Chief Executive Officer, and he remains a member of the Board.

In June 2018, we entered into an employment agreement with Jerald J. Stratton, Jr. as Chief Operating Officer, and in August 2018, we entered into an employment agreement with Maree K. Delgado as Vice President and Chief Accounting Officer. In September 2018, we announced the closure of our office in Houston, Texas and the relocation of our corporate headquarters to Englewood, Colorado, where the majority of our office staff has resided for over 10 years. Two of our named executive officers, Garland R. Shaw and Garrett B. Smith, our former Senior Vice President and Chief Financial Officer and our former Vice President, General Counsel and Corporate Secretary, respectively, did not relocate to our Englewood, Colorado office and, accordingly, transitioned out of their roles in November 2018. Following such transition, in November 2018, we announced the appointment of, and entered into an employment agreement with, David W. Honeyfield as Chief Financial Officer. In February 2019, Messrs. Stratton and Honeyfield were also named Senior Vice Presidents of the Company.

All employment agreements with each of our named executive officers are further described below in the section entitled “Executive Employment and Transition Agreements” below.

COMPENSATION PROGRAM

Our compensation program is designed to attract, retain, and motivate our employees in order to effectively execute our business strategy.

What We Do	What We Don’t Do

✓   Pay for performance — We link pay to performance. We set clear financial and operational goals for corporate performance, and we differentiate based on individual achievements so that a substantial component of our executive compensation is not guaranteed.

✓   Mitigate incentives to take undue risk — We mitigate the chance that our named executive officers may have incentive to take undue risk by using multiple performance measures and targets, different performance measures in our short-term and long-term incentive programs, and by engaging both the Board and management in our internal processes to identify circumstances that may create unnecessary risk.

✓   Share ownership guidelines — We have adopted share ownership guidelines for our executive officers and directors, which we believe serve to align the interests of our executive officers and directors with those of our shareholders by requiring them to acquire and maintain a meaningful equity position in the Company, which further encourages our executives to support our objective of building long-term shareholder value.

✓   Reasonable post-employment/change in control provisions — We believe we have reasonable postemployment and change in control provisions that generally apply to our named executive officers in the same manner as the applicable broader employee population.

✓   Independent compensation firm — Our Compensation Committee regularly solicits the guidance of an independent compensation consulting firm which provides no other services to us or our named executive officers.

✗   No excise tax gross-ups

✗   No repricing of underwater stock options without shareholder approval

✗   No cash buyout of underwater options without shareholder approval

✗   Prohibition permitting named executive officers or directors from entering into short sales, puts or calls

ADVISORY VOTE ON EXECUTIVE COMPENSATION AND ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

From 2012 to 2016, we held an advisory vote on the compensation of our named executive officers (sometimes referred to as the “Say-on-Pay” vote) every year based on our shareholders’ advisory vote on the frequency of future Say-on-Pay votes (sometimes referred to as the “Say-on-Frequency” vote) at our 2011 annual meeting. Generally, the Say-on-Frequency vote is required to be submitted to stockholders at least once every six years; however, we did not hold annual meetings in 2017 due to our restructuring, nor in 2018 because, pursuant to the Company’s restructuring plan, the Company’s directors were elected for a two-year term ending no earlier than April 12, 2019. As a result, the Company has not held an advisory vote on named executive officer compensation since 2016. At our 2016 annual meeting, approximately 39% of the advisory votes cast voted to approve the compensation for our named executive officers.

In reaction to this, among other factors, our Compensation Committee in conjunction with our independent compensation consultant undertook an analysis of our named executive officer compensation for 2018 and beyond, described further in the section entitled “2018 Compensation Program” below.

We will continue to consider the outcome for our “Say-on-Pay” votes and shareholder views annually when making future compensation decisions for our executive officers.

PROCESS FOR DETERMINING EXECUTIVE COMPENSATION

Participants in the Decision-Making Process

Participant	Role
Compensation Committee

•   Composed entirely of independent (non-executive) members of our Board;

•   Oversees executive compensation programs, policies and practices;

•   Reviews and approves the corporate goals and objectives for the Chief Executive Officer;

•   Evaluates the Chief Executive Officer’s performance based on the approved goals and objectives;

•   Determines competitive compensation of our named executive officers, including base salary, performance targets for incentive compensation, and any resulting awards predicated on performance achievement; and

•   Maintains exclusive authority to retain an independent compensation consultant.

Chief Executive Officer

•   Provides the Compensation Committee preliminary recommendations for executive compensation decisions related to our named executive officers (other than for the Chief Executive Officer);

•   Provides the Compensation Committee performance assessments on each named executive officer (other than the Chief Executive Officer); and

•   Provides the Compensation Committee information on short and long-term business strategy for consideration in establishing appropriate metrics and goals for the short-term and long-term incentive plans.

Independent Compensation Consultant

•   Retained by, and performs work at the direction of, the Compensation Committee; and

•   Provides research and analytical services on subjects such as trends in executive compensation, director compensation and corporate governance, peer and industry data, including data on short-term and long-term performance measures, and executive officer compensation levels.

Compensation Philosophy and Considerations

Our executive compensation programs are designed to attract, retain, and motivate the technical, operational, and executive talent needed to efficiently and effectively execute our business strategy. Our programs are designed to align executive compensation with the long-term interests of our shareholders in the following ways:

•	Our compensation is directly linked to our operational and financial performance and the performance of each named executive officer;
•

Our compensation program is designed to retain and motivate our named executive officers in the current industry environment, as well as to reward them for contributing to the achievement of our performance objectives;  and

•	Our compensation program provides competitive pay levels commensurate with our named executive officers’ qualifications, skills, experience and responsibilities.

Compensation Practices and Enterprise Risk

We do not believe our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company or our business. In addition, we believe that the mix and design of the elements of compensation do not encourage our named executive officers to assume excessive risks.

2018 COMPENSATION PROGRAM

Benchmarking Process and Competitive Positioning

In 2018, our Compensation Committee retained Lyons, Benenson & Company Inc. (“LB&C”) to advise the Compensation Committee with respect to executive officer compensation. Specifically, LB&C is engaged to review the current Peer Group and compensation structure for our executive officers, develop a benchmark for executive compensation by analyzing the executive compensation structure of our current Peer Group and current market trends, and provide advice to the Compensation Committee on the 2018 executive compensation structure and program based on their analysis. LB&C is also engaged to review the compensation arrangements applicable to the non-employee, independent directors of the Board.

Peer Group for 2018 Compensation Program

The Compensation Committee, in consultation with LB&C, considered several factors in selecting an industry-specific peer group for external benchmarking. Considerations included the following:

•	Market capitalization between one-half and two times the size of the Company;
•	Revenue between one-half and two times the size of the Company;
•	Assets between approximately one-third and three times the size of the Company; and
•	Companies with substantial gas production (greater than 50% of production).

Our compensation peer group for 2018 included the following companies:

Cabot Oil & Gas Corp.	Extraction Oil & Gas Inc.	PDC Energy, Inc.
Carrizo Oil & Gas Inc.	Gulfport Energy Corp.	QEP Resources, Inc.
Cimarex Energy Co.	Laredo Petroleum, Inc.	Range Resources Corp.
Eclipse Resources Corp.	Matador Resources Co.	Southwestern Energy Co.
Energen Corp.	Newfield Exploration Co.	WildHorse Resource Development Corp.
EP Energy Corp.	Oasis Petroleum, Inc.

Elements of the 2018 Compensation Program

The compensation program for our named executive officers is comprised of base salary, cash-based annual incentive compensation, long-term equity-based incentive compensation and benefits. Our program is designed to deliver the majority of an executive’s compensation in performance-based awards dependent on both the Company’s and such individual’s performance.

Components of Compensation	Purpose	Competitive Positioning

Base Salary	• Recognize responsibilities, experience and contributions • Provide competitive, regular-paid income	• Competitive with peers

Annual Incentive Plan Grants (Cash-Based Award)	• Reward the achievement of key shorter-term corporate objectives • Align our named executive executives’ interests with shareholder interests	• Target opportunity set at competitive levels relative to peers, subject to Compensation Committee discretion • Actual payouts determined based on annual performance relative to annual goals

Stock Incentive Plan Grants (Equity-Based Award)

•     Align executives’ interests with the interests of shareholders over the long term

•     Motivate superior performance by means of long-term performance-related incentives

•     Encourage retention through time-based requirements

•     Enable our executives to share in the long-term growth and success of the Company

• Actual value earned dependent on performance relative to specific stock price appreciation performance goals

Benefits	• Provide savings and security through matching 401(k) contributions, discretionary supplemental contributions to the Company’s 401(k) plan, medical, dental, life, and long-term disability insurance	• Competitive with market practice

Base Salary

The base salary for our named executive officers is based on the responsibilities, experience and contributions of each such executive. We consider how the current base salary for each of our named executive officers aligns with market trends and conditions and the median of our Peer Group.

We believe the base salaries for our named executive officers are generally competitive within the market but are moderate relative to base salaries paid by companies with which we compete for similar executive talent across the broad spectrum of the energy industry.

We review the base salaries on an annual basis and may make adjustments as necessary to maintain a competitive executive compensation structure. As part of our review, we may examine the compensation of executive officers in similar positions with similar responsibilities at peer companies identified by our Board or Compensation Committee or at companies within the oil and gas industry with which we generally compete for executive talent.

Our Compensation Committee determines base salaries for our named executive officers based on individual performance and the peer group and market condition factors referenced above.

Executive Employment and Transition Agreements

Executive Employment Agreements: Brad Johnson

As previously disclosed, following the retirement of Michael D. Watford, our former President and Chief Executive Officer, Brad Johnson, our then-Senior Vice President of Operations since 2014, was promoted to Interim Chief Executive Officer and appointed to our Board as of February 28, 2018. During Mr. Johnson’s services as our Interim Chief Executive Officer, we maintained our employment agreement with Mr. Johnson as Senior Vice President of Operations effective November 6, 2017 (the “Old Johnson Employment Agreement”), which would have concluded on April 30, 2020 unless amended or extended. Also as previously disclosed, Mr. Johnson was appointed President and Chief Executive Officer effective March 1, 2019.

On March 11, 2019, we entered into a new employment agreement with Mr. Johnson, as President and Chief Executive Officer and a member of the Board, effective as of March 1, 2019 (the “New Johnson Employment Agreement”), which supersedes the Old Johnson Employment Agreement. The New Johnson Employment Agreement provides Mr. Johnson with an initial base salary of $650,000 per year, which base salary is the same as he received immediately prior to the parties’ entrance into the New Johnson Employment Agreement. The New Johnson Employment Agreement also provides Mr. Johnson with eligibility to receive cash-based incentive compensation pursuant to the Company’s Annual Incentive Plan (as defined below) with a target amount equal to 100% of his annual base salary, and eligibility to receive grants of equity-based incentive compensation in the form of time-based and performance-based restricted stock units (“RSUs”). The New Johnson Employment Agreement also provides Mr. Johnson with other benefits, including health insurance and the opportunity to participate in a 401(k) plan, to the same extent as such benefits are available to the Company’s other salaried employees.

The New Johnson Employment Agreement provides that either the Company or Mr. Johnson can terminate his employment relationship. The Company’s right to terminate the employment relationship is subject to its obligation to make certain severance payments and provide certain other benefits to Mr. Johnson, depending upon the circumstances under which the employment relationship is terminated. The Company is generally not obligated, under the New Johnson Employment Agreement, to provide any severance payments or benefits if Mr. Johnson is terminated for cause or if Mr. Johnson resigns without good reason. The Company is generally obligated, under the New Johnson Employment Agreement, to provide the severance payments and benefits as set forth in the New Johnson Employment Agreement if the Company terminates him without cause, or if he resigns with good reason (each, as defined in the New Johnson Employment Agreement).  In the event Mr. Johnson’s employment is terminated by the Company without cause, or in the event Mr. Johnson resigns for good reason, the Company will be obligated (subject to Mr. Johnson’s timely execution and non-revocation of a release of claims) to provide him with the following severance benefits: (i) payment of any accrued but unpaid compensation as of the termination date, (ii) payment of a portion of his annual cash incentive compensation based on his target under the Annual Incentive Plan and the Company’s actual performance at the conclusion of the performance period without pro-ration, (iii) a lump-sum payment equal to 150% of his then-current annual base salary, and (iv) continued coverage under the Company’s health and welfare benefits programs for the shorter of (x) 12 months following his termination and (y) the date on which he obtains comparable coverage under a subsequent employer.

The New Johnson Employment Agreement also contains various other ordinary and customary covenants for the Company’s benefit by Mr. Johnson with respect to inventions, non-competition, non-solicitation, non-disparagement, confidentiality, and cooperation and assistance with respect to litigation or other adjudicatory proceedings.

The Old Johnson Employment Agreement provided Mr. Johnson with an initial base salary of $400,000, eligibility to receive cash-based incentive compensation pursuant to short-term incentive programs as in effect from time to time with a target amount equal to 90% of his annual base salary, and eligibility to receive grants of equity-based incentive compensation pursuant to long-term incentive programs as in effect from time to time with a target amount equal to 290% of his annual base salary. Pursuant to the Old Johnson Employment Agreement, Mr. Johnson’s base salary was reviewed by our Compensation Committee at least annually for possible increases based on his performance and the then-current market conditions for comparable positions. On May 9, 2018, our Compensation Committee approved an adjusted annual base salary of $650,000 for Mr. Johnson effective May 1, 2018, to recognize his additional responsibilities as Interim Chief Executive Officer, ongoing contributions to the Company and performance. Under the Old Johnson Employment Agreement, we could terminate Mr. Johnson at any time, for any reason or for cause (as defined in the Old Johnson Employment Agreement and described below). Under the Old Johnson Employment Agreement, upon a termination without cause, or in the event of a resignation for good reason (as defined in the Old Johnson Employment Agreement and described below), we would have been obligated (subject to Mr. Johnson’s timely execution and non-revocation of a release of claims) to provide him with the following severance benefits: (i) any accrued but unpaid compensation as of the termination date; (ii) a lump-sum cash payment equal to base salary earned during the preceding 18-month period plus 50% of the aggregate cash bonuses paid during the preceding two calendar years; (iii) vesting in full of all unvested time-based equity awards and vesting of performance-based equity awards based on actual performance (except the Initial MIP Grants, which were recently exchanged in March 2019 and are no longer outstanding, would have accelerated and vested); and (iv) continued coverage under the Company’s health and welfare benefits programs for 18 months or, if earlier occurring, when Mr. Johnson obtained other employment that provided him with benefits at least as favorable. If Mr. Johnson were terminated by the Company in anticipation of, upon, on, or within 24 months following, a “Change in Control” (as defined in the Old Johnson Employment Agreement), (i) his cash severance payment would have equaled 2.5x the sum of base salary earned during the preceding 12-month period plus 50% of the aggregate cash bonuses paid during the preceding two calendar years and (ii) if in anticipation of a Change in Control, the vesting and payment of equity-based awards to the extent such equity-based awards would have vested and been payable upon a Change in Control under the Prior Plan. Further, under the Old Johnson Employment Agreement, Mr. Johnson was subject to a one-year post-employment non-solicitation of employees and consultants restriction, as well as standard, perpetual confidentiality and non-disparagement covenants.

Executive Employment Agreement: Jerald J. Stratton, Jr.

In May 2018, we entered into an employment agreement with Jerald J. Stratton, Jr. effective June 4, 2018 as Chief Operating Officer (the “Stratton Employment Agreement”). Mr. Stratton was subsequently named Senior Vice President and Chief Operating Officer. The Stratton Employment Agreement provides Mr. Stratton with an initial annual base salary of $500,000; an aggregate sign-on bonus of $100,000 payable in two equal installments; eligibility to receive cash-based incentive compensation pursuant to the Company’s Annual Incentive Plan with a target amount equal to 90% of his annual base salary; and eligibility to receive grants of equity-based incentive compensation in the form of time-based and performance-based RSUs. The Stratton Employment Agreement also provides Mr. Stratton with other benefits, including health insurance and the opportunity to participate in a 401(k) plan, to the same extent as such benefits are available to the Company’s other salaried employees.

In the event Mr. Stratton’s employment is terminated without cause, or in the event of a resignation for good reason, we will be obligated (subject to Mr. Stratton’s timely execution and non-revocation of a release of claims) to provide him with the following severance benefits: (i) payment of any accrued but unpaid compensation as of the termination date, (ii) payment of a pro-rated portion of the annual cash incentive compensation he would have received based on his target under the Annual Incentive Plan and the Company’s actual performance at the conclusion of the performance period for the calendar year in which the termination of employment occurred, (iii) a lump-sum payment equal to 100% of his then-current annual base salary, and (iv) continued coverage under the Company’s health and welfare benefits programs for the shorter of (x) 12 months following his termination and (y) the date on which he obtains comparable coverage. In addition, Mr. Stratton must repay to the Company (i) the full amount of the sign-on bonus previously paid, if his employment is terminated by the Company for cause, or if he resigns other than for good reason, or (ii) a $50,000 portion of the sign-on bonus previously paid, if his employment is terminated due to death or disability, in each case, for clauses (i) and (ii), if such termination occurs prior to June 4, 2019.

The Stratton Employment Agreement also contains various other ordinary and customary covenants for the Company’s benefit by Mr. Stratton with respect to inventions, non-competition, non-solicitation, non-disparagement, confidentiality, and cooperation and assistance with respect to litigation or other adjudicatory proceedings.

Executive Employment Agreement: David W. Honeyfield

In November 2018, we entered into an employment agreement with David W. Honeyfield effective November 9, 2018 (the “Honeyfield Employment Agreement”). Mr. Honeyfield was subsequently named Senior Vice President and Chief Financial Officer. The Honeyfield Employment Agreement provides Mr. Honeyfield with an initial base salary of $500,000 per year; an aggregate sign-on bonus of $100,000 payable in two equal installments in 2019; eligibility to receive cash-based incentive compensation pursuant to the Company’s Annual Incentive Plan with a target amount equal to 90% of his annual base salary; and eligibility to receive grants of equity-based incentive compensation in the form of time-based and performance-based RSUs. The Honeyfield Employment Agreement also provides Mr. Honeyfield with other benefits, including health insurance and the opportunity to participate in a 401(k) plan, to the same extent as such benefits are available to our other salaried employees.

In the event Mr. Honeyfield’s employment is terminated without cause, or in the event of a resignation for good reason, we will be obligated (subject to Mr. Honeyfield’s timely execution and non-revocation of a release of claims) to provide him with the following severance benefits: (i) payment of any accrued but unpaid compensation as of the termination date, (ii) payment of a pro-rated portion of the annual cash incentive compensation he would have received based on his target under the Annual Incentive Plan and the Company’s actual performance at the conclusion of the performance period for the calendar year in which the termination of employment occurred, (iii) a lump-sum payment equal to 100% of his then-current annual base salary, and (iv) continued coverage under the Company’s health and welfare benefits programs for the shorter of (x) 12 months following his termination and (y) the date on which he obtains comparable coverage. In addition, Mr. Honeyfield must repay to the Company (i) the full amount of the sign-on bonus, if his employment is terminated by the Company for cause, or if he resigns other than for good reason, or (ii) a $25,000 portion of the sign-on bonus, if his employment is terminated due to death or disability, in each case, for clauses (i) and (ii), if such termination occurs prior to November 9, 2019.

The Honeyfield Employment Agreement also contains various other ordinary and customary covenants for the Company’s benefit by Mr. Honeyfield with respect to inventions, non-competition, non-solicitation, non-disparagement, confidentiality, and cooperation and assistance with respect to litigation or other adjudicatory proceedings.

Executive Employment Agreement: Maree K. Delgado

In August 2018, we entered into an employment agreement with Maree K. Delgado effective August 15, 2018, as Vice President and Chief Accounting Officer (the “Delgado Employment Agreement”). The Delgado Employment Agreement provides Ms. Delgado with an initial annual base salary of $310,000; eligibility to receive cash-based incentive compensation pursuant to the Company’s Annual Incentive Plan with a target amount equal to 75% of her annual base salary and eligibility to receive grants of equity-based incentive compensation in the form of time-based and performance-based RSUs. The Delgado Employment Agreement also provides Ms. Delgado with other benefits, including health insurance and the opportunity to participate in a 401(k) plan, to the same extent as such benefits are available to the Company’s other salaried employees.

In the event Ms. Delgado’s employment is terminated without cause, or in the event of a resignation for good reason, we will be obligated (subject to Ms. Delgado’s timely execution and non-revocation of a release of claims) to provide her with the following severance benefits: (i) payment of any accrued but unpaid compensation as of the termination date, (ii) payment of a pro-rated portion of the annual cash incentive compensation she would have received based on her target under the Annual Incentive Plan and the Company’s actual performance at the conclusion of the performance period for the calendar year in which the termination of employment occurred, (iii) a lump-sum payment equal to 100% of her then-current annual base salary, and (iv) continued coverage under the Company’s health and welfare benefits programs for the shorter of (x) 12 months following her termination and (y) the date on which she obtains comparable coverage.

The Delgado Employment Agreement also contains various other ordinary and customary covenants for the Company’s benefit by Ms. Delgado with respect to inventions, non-competition, non-solicitation, non-disparagement, confidentiality, and cooperation and assistance with respect to litigation or other adjudicatory proceedings.

Executive Employment Agreements: Kent Rogers

On March 11, 2019, we entered into a new employment agreement with Kent Rogers as Vice President, Drilling and Completions, effective as of March 1, 2019 (the “New Rogers Employment Agreement”), which supersedes the Old Rogers Employment Agreement (described below). The New Rogers Employment Agreement provides Mr. Rogers with an initial base salary of $385,000 per year, which base salary reflects an increase of $35,000 from the amount he received immediately prior to the parties’ entrance into the New Rogers Employment Agreement. The New Rogers Employment Agreement also provides Mr. Rogers with eligibility to receive cash-based incentive compensation pursuant to the Company’s Annual Incentive Plan with a target amount equal to 75% of his annual base salary, and eligibility to receive grants of equity-based incentive compensation in the form of time-based and performance-based RSUs. The New Rogers Employment Agreement also provides Mr. Rogers with other benefits, including health insurance and the opportunity to participate in a 401(k) plan, to the same extent as such benefits are available to the Company’s other salaried employees.

The New Rogers Employment Agreement provides that either the Company or Mr. Rogers can terminate his employment relationship. The Company’s right to terminate the employment relationship is subject to its obligation to make certain severance payments and provide certain other benefits to Mr. Rogers, depending upon the circumstances under which the employment relationship is terminated. The Company is generally not obligated, under the New Rogers Employment Agreement, to provide any severance payments or benefits if Mr. Rogers is terminated for cause or if Mr. Rogers resigns without good reason, and the Company is generally obligated, under the New Rogers Employment Agreement, to provide the severance payments and benefits as set forth in the New Rogers Employment Agreement if the Company terminates him without cause, or if he resigns with good reason (each, as defined in the New Rogers Employment Agreement). In the event Mr. Rogers’s employment is terminated by the Company without cause, or in the event Mr. Rogers resigns for good reason, the Company will be obligated (subject to Mr. Rogers’s timely execution and non-revocation of a release of claims) to provide him with the following severance benefits: (i) payment of any accrued but unpaid compensation as of the termination date, (ii) payment of a portion of his annual cash incentive compensation based on his target under the Annual Incentive Plan and the Company’s actual performance at the conclusion of the performance period without pro-ration, (iii) a lump-sum payment equal to 100% of his then-current annual base salary, and (iv) continued coverage under the Company’s health and welfare benefits programs for the shorter of (x) 12 months following his termination and (y) the date on which he obtains comparable coverage under a subsequent employer.

The New Rogers Employment Agreement also contains various other ordinary and customary covenants for the Company’s benefit by Mr. Rogers with respect to inventions, non-competition, non-solicitation, non-disparagement, confidentiality, and cooperation and assistance with respect to litigation or other adjudicatory proceedings.

During fiscal year 2018, the Company’s employment agreement with Mr. Rogers as Vice President, Drilling and Completions effective as of November 6, 2017 (the “Old Rogers Employment Agreement”), provided Mr. Rogers with an initial base salary of $302,000 per year; eligibility to receive cash-based incentive compensation pursuant to short-term incentive programs as in effect from time to time with a target amount equal to 60% of his annual base salary; and eligibility to receive grants of long-term equity-based incentive compensation pursuant to long-term incentive programs as in effect from time to time with a target amount equal to 150% of his annual base salary. Under the Old Rogers Employment Agreement, upon a termination without cause or in the event of a resignation for good reason (as defined in the Old Rogers Employment Agreement and described below), we would have been obligated (subject to Mr. Rogers’s timely execution and non-revocation of a release of claims) to provide him with the following severance benefits: (i) any accrued but unpaid compensation as of the termination date; (ii) a lump-sum cash payment equal to base salary earned during the preceding 12-month period, plus 50% of the aggregate cash bonuses paid during the preceding two calendar years; (iii) vesting in full of all unvested time-based equity awards and vesting of performance-based equity awards based on actual performance (except the Initial MIP Grants, which were recently exchanged in March 2019 and are no longer outstanding, would have accelerated and vested); and (iv) continued coverage under the Company’s health and welfare benefits programs for 12 months or, if earlier occurring, when Mr. Rogers obtained other employment that provided him with benefits at least as favorable. If Mr. Rogers were terminated by the Company in anticipation of, upon, on, or within 24 months following, a “Change in Control” (as defined in the Old Rogers Employment Agreement), (i) his cash severance payment would have equaled 2.0x the sum of base salary earned during the preceding 12-month period plus 50% of the aggregate cash bonuses paid during the preceding two calendar years and (ii) if in anticipation of a Change in Control, the vesting and payment of equity-based awards to the extent such equity-based awards would have vested and been payable upon a Change in Control under the Prior Plan. Further, under the Old Rogers Employment Agreement, Mr. Rogers was subject to a one-year post-employment non-solicitation of employees and consultants restriction, as well as standard, perpetual confidentiality and non-disparagement covenants. Effective January 1, 2018, we adjusted Mr. Roger’s base salary to $350,000 per year and his target amount under the Annual Incentive Plan to 75% of his base salary.

Transition Agreements: Garland R. Shaw and Garrett B. Smith

In conjunction with the closure of our Houston, Texas office in September 2018, we entered into transition agreements with two of our named executive officers who did not transfer to our new corporate headquarters in Englewood, Colorado. The transition agreements, each dated September 5, 2018, with Garland R. Shaw and Garrett B. Smith, our former Senior Vice President and Chief Financial Officer and our former Vice President, General Counsel and Corporate Secretary, respectively, set forth the terms of the applicable executive’s employment, and potential severance benefits upon qualifying terminations of employment following the conclusion of a transition period. Pursuant to each transition agreement, we continued to employ Messrs. Shaw and Smith in their respective roles through November 16, 2018, to facilitate a smooth transition of such executive’s job responsibilities through such date. During the transition period, Messrs. Shaw and Smith were each entitled to continued payment of base salary of $425,000 and $325,000 per year, respectively, and remained eligible to earn cash-based incentive compensation pursuant to the Annual Incentive Plan with target bonus amounts equal to 90% and 70% of base salary, respectively. Upon a termination of employment for any reason following September 30, 2018, each of Messrs. Shaw and Smith were entitled to a separation payment, subject to execution and non-revocation of a release of claims, in an amount equal to: (i) any accrued and unpaid base salary through the date of separation and unreimbursed expenses properly incurred and a cash payment of $128,853 and $51,541, respectively, in lieu of receiving equity-based incentive compensation pursuant to the long-term incentive program; (ii) cash severance in the amount of $1,625,210 and $885,752, respectively, upon a separation; (iii) continued participation in the Company’s benefit plans for at least 18 and 12 months, respectively, or if earlier occurring, such time the individual obtains at least as favorable benefits; and (iv) accelerated vesting of 392,172 and 151,459 outstanding shares subject to restricted stock units, respectively.

Annual Incentive Plan

In July 2018, the Compensation Committee approved the adoption of an annual incentive compensation plan (the “Annual Incentive Plan”), which provides for the payment of short-term, cash-based incentive compensation to certain employees, including the Company’s named executive officers. Pursuant to the Annual Incentive Plan, the Compensation Committee, in its sole discretion, (i) established written corporate performance goals (“Performance Goals”), which were comprised of multiple elements of Company performance, called “key performance indicators” (“KPIs”); (ii) established target awards for each employee, the payment of which were be contingent on achievement of the Performance Goals for the applicable period; and (iii) prescribed a formula for determining the percentage of such target awards that were payable based upon the level of attainment of the Performance Goals for the applicable period.

Also in July 2018, the Compensation Committee approved, pursuant to the Annual Incentive Plan, KPIs for fiscal year 2018, as well as the Performance Goals applicable to, the relative weighting of, and the funding formula for each KPI. The KPIs for fiscal year 2018, each of which are weighted equally in the formula, were: (i) annual production, (ii) EBITDA, (iii) controllable cash costs (consisting of lease operating expenses plus cash general and administrative expenses), and (iv) well performance drill bit finding and development (“F&D”) cost. The Compensation Committee also established target values under our Annual Incentive Plan for the Company’s executive officers, pursuant to which each executive officer was eligible to earn a bonus under our Annual Incentive Plan in respect of fiscal year 2018 with a target amount equal to a percentage of his or her annual base salary.

Under our Annual Incentive Plan, the Compensation Committee establishes performance metrics and goals each year, which are designed to measure key deliverables critical to our sustained short and longer-term success. The Compensation Committee, in its discretion, may consider additional factors such as commodity prices and significant corporate transactions in determining the actual amount of any annual incentive award.

Our executive officers have the potential to receive meaningful annual cash incentive compensation under our Annual Incentive Plan. Each Annual Incentive Plan opportunity ranges from 0% to 200% of target with payouts based on actual level of performance achieved and the Compensation Committee’s discretion on overall performance. The threshold is 50% of target and the actual payout can exceed 200% of target based on the Compensation Committee’s discretion on overall performance; however, the total of all individual incentive awards may not exceed the funded and approved incentive pool.

The table below describes the targets established by the Compensation Committee and the actual performance level achieved during 2018.

Performance Metric & Unit	Weight	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)	Actual Performance
Production (Bcfe)	25%	285	295	325	275.1
EBITDA ($MM)	25%	$540	$560	$610	$504.0
Controllable Cash Costs ($/Mcfe)	25%	$0.33	$0.31	$0.25	$0.35
Well Performance Drill Bit F&D ($/Mcfe)	25%	$1.00	$0.90	$0.60	$1.28

For 2018, the Company’s actual performance results did not meet the threshold levels for any of the four measures, without adjustment. The Company established performance targets and payout levels based on its budget, plans and goals for the year. Among several considerations in those plans were the anticipated closing of the Utah asset sale in April, an increasing level of capital allocated to horizontal wells in Pinedale, and an EBITDA forecast that did not project gains or losses for derivative settlements. Following the end of fiscal year 2018, the Compensation Committee reviewed the Annual Incentive Plan actual performance results against the pre-established performance targets for the year and considered the following in making adjustments: (a) the delayed closing of Utah asset sale from April until September resulted in more favorable proceeds but higher lease operating expenses and (b) the strategic decision by the Board to reward efforts and retain key employees notwithstanding challenging market conditions. An adjustment for the delayed closing and sale of the Utah assets resulted in the Controllable Cash Costs performance metric calculated at $0.32 resulting in performance for this metric to score at the 75% payout level. The Compensation Committee elected not to make any adjustments related to the horizontal well performance results and the mid-year strategic shift back to vertical development. Adjustments were not applied to the performance results for Production, EBITDA and Well Performance Drill Bit F&D.  As a result, the calculated 2018 Annual Incentive Plan payout percentage was approximately 19%.

In February 2019, the Compensation Committee reviewed and discussed the Company’s efforts and results for 2018 and concluded that while the performance targets were largely missed, the efforts of the entire Company throughout a difficult transitional year were worthy of note and some level of reward.  Accordingly, following discussions with LB&C, the Committee approved funding the Annual Incentive Plan compensation, including a discretionary component, for fiscal year 2018 at a specified payout amount equal to approximately 42% of target. In March 2019, the Compensation Committee approved the individual Annual Incentive Plan allocations for our employees in accordance with the recommendations provided by LB&C, following discussions with the Committee, including the individual Annual Incentive Plan allocations for our named executive officers set forth below.

Individual Annual Incentive Plan Opportunity and Actual Payout

Name	Target (% of Salary)	Actual Earned ($)
Brad Johnson	90%	$111,000
Jerald J. Stratton, Jr.	90%	$262,000
David W. Honeyfield	90%	$65,400
Maree K. Delgado*	53%	$160,000
Kent Rogers	75%	$189,000
Michael D. Watford**	100%	$—
Garland R. Shaw**	90%	$—
Garrett B. Smith**	75%	$—

*

Reflects pro rata target percentage based on (i) Ms. Delgado’s bonus target of 35% prior to entering into the Delgado Employment Agreement in August 2018, and (ii) her bonus target of 75% under the Delgado Employment Agreement.

**	Represents a former executive.

Mr. Johnson received a performance payout under the Annual Incentive Plan for 2018 at 19%, utilizing his salary in effect for the majority of fiscal 2018 and his target Annual Incentive Plan percentage. Messrs. Stratton and Honeyfield, who were both hired in 2018, each received a performance payout approximating target after pro-rating for partial year service. Ms. Delgado received a performance payout at 113% of her target bonus amount, utilizing a prorated portion of her salary and her target Annual Incentive Plan percentage in effect prior to and subsequent to the Delgado Employment Agreement, related to the absorption of additional workload and the relocation of our corporate headquarters to Englewood, Colorado. Mr. Rogers received a performance payout at 72% of his target payout reflecting the field and technical performance in the execution of the Company’s drilling and completions activities. No Annual Incentive Plan payouts were awarded to former executives Messrs. Watford, Shaw and Smith, whose employment with the Company terminated during 2018.

Amended and Restated Stock Incentive Plan

As previously disclosed, in April 2017 our Board established the Ultra Petroleum Corp. 2017 Stock Incentive Plan (as originally adopted, the “Prior Plan”) pursuant to which 7.5% of the equity in the Company (on a fully-diluted and fully-distributed basis) is reserved for grants to be made from time-to-time to directors, officers, and other employees of the Company (the “Reserve”). The balance of the Reserve is available to be granted by the Board from time to time.

During 2017, management incentive plan grants (the “Initial MIP Grants”) were made to members of the Board, officers (including named executive officers), and other employees of the Company subject to the conditions and performance requirements provided in the grants. One third of the Initial MIP Grants vested in May 2017, one-third of the Initial MIP Grants would vest, if at all, at such time when the total enterprise value of the Company equals or exceeds $6.0 billion based upon the volume weighted average price of the common stock during a consecutive 30-day period, and one-third of the Initial MIP Grants would vest, if at all, at such time when the total enterprise value of the Company equals or exceeds 110% of $6.0 billion based upon the volume weighted average price of the common stock during a consecutive 30-day period. In addition, upon a Change in Control (as defined in the Prior Plan prior to the amendments described below), the Initial MIP Grants automatically vest, and if any Initial MIP Grants do not vest before April 12, 2023, such Initial MIP Grants shall automatically expire.

Under the terms of the Prior Plan, in the event an executive’s employment is terminated due to death, disability, or without cause (as defined in each respective employment agreement), any non-vested Initial MIP Grants automatically terminate, and no further vesting occurs. Unless otherwise provided in an award agreement, if a participant’s employment is terminated for cause, all vested and non-vested Initial MIP Grants immediately expire. For Messrs. Johnson and Rogers, their Initial MIP Grants would have accelerated and vested upon a termination without cause or for good reason under the Old Johnson Employment Agreement and the Old Rogers Employment Agreement. As noted below, their Initial MIP Grants were recently exchanged in March 2019 and are no longer outstanding.

In 2018, following our bankruptcy emergence in 2017, we retained LB&C to review our executive compensation arrangements and to provide recommendations on our post-emergence compensation philosophy and program. The Compensation Committee determined that the Initial MIP Grants likely would not vest (other than those Initial MIP Grants that vested in May 2017). Thus, our Compensation Committee approved the new program to provide an appropriate and attainable incentive.

On June 8, 2018, each of the Board and the Compensation Committee approved an amendment and restatement of the Ultra Petroleum Corp. 2017 Stock Incentive Plan (as amended and restated, the “A&R Stock Incentive Plan”). The A&R Stock Incentive Plan amends and restates the Prior Plan to, among other things:

•	provide that consultants, independent contractors and advisors are eligible to participate and receive equity awards in the A&R Stock Incentive Plan;
•	limit the aggregate incentive awards available to be granted to any outside director during a single calendar year to a maximum of $750,000;
•	revise the definition of a Change in Control to exclude a change in a majority of the members on the Board;
•

provide that, with respect to awards granted on or after June 8, 2018, no awards will vest solely as a result of a Change in Control (as defined in the A&R Stock Incentive Plan) unless expressly provided otherwise in the applicable grant agreement or unless otherwise determined by the Compensation Committee; and

•	make certain other changes related to revisions to the U.S. Internal Revenue Code.

In July 2018, following the modification of our Prior Plan, recipients of the Initial MIP Grants (other than the individuals who were named executive officers at such time) were offered an opportunity to exchange, on a one-for-one basis, the unvested portion of their Initial MIP Grants for new equity awards of RSUs (the “Exchange RSUs”). Effective July 31, 2018, such Exchange RSUs were time-based vesting awards that vest in equal tranches on May 25, 2019, May 25, 2020 and May 25, 2021.

As of March 12, 2019, all of the Initial MIP Grants to named executive officers have been exchanged for Exchange RSUs; as a result, the associated performance conditions related to the $6.0 billion and $6.6 billion total enterprise valuation are no longer in effect with respect to any named executive officer.

On July 6, 2018, the Compensation Committee approved a form of restricted stock unit grant agreement (the “RSU Grant Agreement”) under the A&R Stock Incentive Plan, pursuant to which employees of the Company may receive time-based and performance-based RSUs. The RSU Grant Agreement generally provides for the following terms: (i) one-third of the RSUs granted vest in equal installments on each of the first, second and third anniversaries of the grant date, subject to continued employment on each applicable vesting date and (ii) two-thirds of the RSUs granted vest based on the extent to which both time-based and performance-based vesting conditions are achieved. The performance-based vesting conditions are assessed based on the volume-weighted average price of our shares as measured over 60 consecutive trading dates relative to pre-established price goals. Once a performance-based vesting condition is achieved, the RSUs that have become performance vested will time-vest over the two- or three-year period following the date on which they became performance vested.

On July 16, 2018, we granted Mr. Stratton an aggregate of 613,584 time-based and performance-based vesting RSUs, pursuant to an RSU Grant Agreement described above, in connection with his appointment as Chief Operating Officer. The time-vesting portion of such grant vests on each of May 25, 2019, May 25, 2020, and May 25, 2021.

On July 31, 2018, Ms. Delgado exchanged 72,124 unvested Initial MIP Grants for time-based vesting Exchange RSUs on a one-for-one basis. On August 22, 2018, we granted Ms. Delgado an aggregate of 144,248 time-based and performance-based vesting RSUs, pursuant to an RSU Grant Agreement described above, in connection with her promotion to Vice President and Chief Accounting Officer.

On November 9, 2018, we granted Mr. Honeyfield an aggregate of 613,584 time-based and performance-based vesting RSUs, pursuant to an RSU Grant Agreement described above, in connection with his appointment as Chief Financial Officer. The time-vesting portion of such grant vests on each of November 9, 2019, November 9, 2020, and November 9, 2021.

On March 11, 2019, we granted Mr. Johnson an aggregate of 1,472,601 Exchange RSUs that are subject to performance-based vesting in addition to time-based vesting conditions, effective March 1, 2019, in exchange for an aggregate of 418,317 Initial MIP Grants, pursuant to an exchange agreement (the “RSU Exchange Agreement”). The RSU Exchange Agreement generally provides for the following terms: (i) one-third of the RSUs granted vest in equal installments on each of May 25, 2019, May 25, 2020, and May 25, 2021, subject to continued employment on each applicable vesting date and (ii) two-thirds of the RSUs granted vest based on the extent to which both performance-based and time-based vesting conditions are achieved. The performance-based vesting conditions are assessed based on the volume-weighted average price of our shares as measured over 60 consecutive trading dates relative to pre-established price goals. Once a performance-based vesting condition is achieved, the RSUs that have become performance vested will time-vest over the two- or three-year period following the date on which they became performance vested.

On March 12, 2019, we granted Mr. Rogers an aggregate of 490,866 Exchange RSUs that are subject to performance-based vesting in addition to time-based vesting conditions, effective March 1, 2019, in exchange for an aggregate of 163,360 Initial MIP Grants, pursuant to an RSU Exchange Agreement.

Unless otherwise provided in an award agreement, awards granted under the A&R Stock Incentive Plan that are unvested will generally expire and terminate upon a termination of employment, and in the event of a termination for cause, all vested and unvested awards will immediately expire.  For Ms. Delgado, in the event her employment is terminated due to death, disability, or without cause, as defined in the A&R Stock Incentive Plan, subject to her execution and non-revocation of a customary release of claims provided by the Company, (i) any portion of Ms. Delgado’s RSU award subject to both time-based and performance-based vesting conditions that have previously performance vested will accelerate and vest, and (ii) Ms. Delgado’s time-based vesting RSU award pro-rata vests based upon such termination date.  For the RSU awards held by Messrs. Stratton and Honeyfield that are subject to both time-based and performance-based vesting conditions, (i) upon a termination without cause or for good reason or due to death or disability, the time-based vesting portion of the RSU award (one-third of the award) will pro-rata vest based on the termination date, and (ii) for the remaining two-thirds of the RSU awards subject to time-based and performance-based vesting, upon a termination without cause or due to death or disability, any portion of the award that has previously performance vested will accelerate and vest upon the termination date.  For Messrs. Stratton and Honeyfield, of the two-thirds of their RSU awards that are subject to time-based and performance-based vesting, any portion that has not previously performance vested would be forfeited upon such termination event, and for Ms. Delgado’s time-based and performance-based RSU award, upon a termination without cause or due to death or disability, any portion of the award that has not previously performance vested would be forfeited upon such termination.  Under the A&R Stock Incentive Plan, the Compensation Committee generally has discretion to cancel and cash out outstanding incentive awards upon certain corporate events.

Further, our named executive officers hold outstanding equity awards pursuant to which each applicable award agreement permits payment of dividends when the underlying RSUs are delivered; however, the Company has not declared or paid and does not anticipate declaring or paying any dividends on its common shares in the near future. Moreover, certain of the Company’s debt instruments place restrictions on our ability to pay cash dividends.

Benefits

We provide benefits to our permanent, full-time employees, including our named executive officers. These benefits, which are ordinary and customary in our industry, consist of a group medical and dental insurance program for employees and their qualified dependents, accidental death and dismemberment and long-term disability coverage for employees, a cafeteria plan and a 401(k) plan. The costs of these benefits are paid for largely by the Company. We also match employee 401(k) deferral amounts up to a total of 5% of eligible compensation. Our discretionary 401(k) contribution to each qualified participant was calculated based on 8% of the employee’s eligible compensation during 2018. We do not provide a pension or other non-qualified retirement plans, and we do not gross up excise tax on severance payments.

CHANGES TO OUR PROGRAM IN 2019

The Compensation Committee continues to review our executive compensation program to ensure it meets the twin goals of attracting, retaining, and motivating valuable executives and aligning their financial interests with the success of the Company. In 2019, the Compensation Committee decided that our executive compensation program in its current form should be modified prospectively to better meet these objectives. Accordingly, the Compensation Committee has modified our executive compensation program for 2019 in several important respects, including, with regards to our named executive officers:

•	Enhancing the retentive and incentive nature of our long-term incentive awards under new grant agreements providing for performance vesting tied to our stock price.
•	Modifying the key performance metrics under our short-term cash bonus program, the Annual Incentive Plan, to include as a key performance indicator execution of our specific business plan.
•

Providing Messrs. Johnson and Rogers, each of whom held Initial MIP Grants as of December 31, 2018, with the opportunity to exchange the unvested portion of their Initial MIP Grants for replacement equity awards.

•

Entering into new employment agreements with Messrs. Johnson, in connection with his promotion and appointment as President and Chief Executive Officer, and Rogers, which new agreements are described in the section entitled “Executive Employment and Transition Agreements”.

CHIEF EXECUTIVE OFFICER TO MEDIAN EMPLOYEE PAY RATIO

For 2018, the ratio of the annual total compensation of our Chief Executive Officer to our median employee is 5.47 to 1. As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), and Item 402(u) of Regulation S-K promulgated under the Exchange Act, we are providing the following information about the ratio of the median annual total compensation of our employees and the annual total compensation of Mr. Johnson, who was our Interim Chief Executive Officer for the year ended December 31, 2018 and was appointed President and Chief Executive Officer as of March 1, 2019. For the year ended December 31, 2018:

•	The ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of all other employees is 5.47 to 1.
•	The median of the annual total compensation of all employees of the Company (other than our Interim Chief Executive Officer) was reasonably estimated to be $134,599.
•	The annual total compensation of our Chief Executive Officer for 2018 was $736,419.

We identified our median employee by examining the base salaries and wages (excluding overtime), cash bonus, and stock compensation paid to all individuals employed by us on December 31, 2018 (other than Mr. Johnson). We annualized salaries and wages for all permanent employees who were hired after January 1, 2018, as permitted by SEC rules. Once we identified our median employee, we calculated his or her total compensation during the year ended December 31, 2018, comprised of base salary, cash bonuses (reflecting Annual Incentive Plan cash bonuses for salaried employees and hourly bonuses for hourly wage employees), and equity-based compensation, in a manner consistent with the total compensation presented for each of our named executive officers in the “Summary Compensation Table.” The benefits portion of our median employee’s compensation includes matching contributions provided to the employee’s account under our 401(k) plan and the value of health and life insurance premiums.

HOW ELEMENTS OF OUR COMPENSATION PROGRAM ARE RELATED TO EACH OTHER

The various components of our compensation program are related but distinct and are designed to emphasize “pay for performance” with a significant portion of total compensation reflecting a risk aspect tied to our long- and short-term financial and strategic goals. Our compensation philosophy is designed to foster entrepreneurship at all levels of the organization and is focused on employee value and retention by making long-term, equity-based incentive opportunities a substantial component of our executive compensation. The appropriate level for each compensation component is based in part, but not exclusively, on internal equity and consistency, experience and responsibilities, and other relevant considerations such as rewarding extraordinary performance. Our Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.

IMPACT OF SECTION 162(M) ON COMPENSATION

Prior to the Tax Cuts and Jobs Act (“Tax Act”) that was signed into law December 22, 2017, Section 162(m) of the Internal Revenue Code (the “Code”) generally limited to $1 million the U.S. federal income tax deductibility of compensation paid in one year to a company’s chief executive officer and each of the next three highest-paid executive officers (excluding its chief financial officer). Compensation that qualified as “performance-based compensation” under Section 162(m) of the Code was exempt from this $1 million limitation. As part of the Tax Act, the ability to rely on this qualified performance-based compensation exception was eliminated, and the limitation on deductibility was generally expanded, including an expanded definition of “covered employees” to include all named executive officers under Rule 402 of Regulation S-K (which includes the chief financial officer).

Although certain of our compensation arrangements were intended to qualify as performance-based compensation under Section 162(m) of the Code prior to the Tax Act, subject to certain transition relief rules, we may no longer take a deduction for any compensation paid to our covered employees in excess of $1 million. Furthermore, although the Compensation Committee may have taken action intended to limit the impact of Section 162(m) of the Code, it also believes that the tax deduction is only one of several relevant considerations in setting compensation. The Compensation Committee believes that shareholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in structuring compensation programs, even though such programs may result in non-deductible compensation expenses. Accordingly, achieving the desired flexibility in the design and delivery of compensation may have resulted (and may continue to result, in light of the recent changes in law) in compensation that in certain cases is not deductible for federal income tax purposes.

STOCK OWNERSHIP POLICY

Due to the changes in the composition of the Board during 2018, LB&C reviewed and recommended the below minimum stock ownership guidelines to the Board for consideration. In April 2018, our Board approved and adopted the following stock ownership policy.

In 2018, our stock ownership policy required: our Chief Executive Officer to own our common shares having a value equal to at least six times his base salary; our Senior Vice Presidents to own our common shares having a value at least three times their base salaries; our Vice Presidents to own our common shares having a value at least two times their base salaries; and each of our non-employee directors to own our common shares having a value at least three times the value of their annual cash retainer. Newly-appointed named executive officers and directors have five years to come into compliance with the policy’s guidelines. Until compliance with the stock ownership guidelines is achieved, each of our officers or directors is expected to retain 100% of the “net shares” (net of any applicable taxes) received as a result of meeting vesting and performance conditions of equity-based awards granted under our long-term incentive compensation plan.

Our Compensation Committee assesses whether these guidelines are met based on the average closing price of our stock for the 30 preceding calendar dates as compared to the executive’s base salary or the non-employee director’s annual cash retainer on December 31 of each calendar year. Shares of Company stock that count toward satisfaction of the policy guidelines include (i) shares owned outright by the executive or non-employee director, (ii) shares held in trust for the benefit of the executive or non-employee director and (iii) shares of vested and unvested equity-based awards held by granted to the executive or non-employee director. For purposes of counting the number of shares subject to vested and unvested equity-based awards under these guidelines, the Compensation Committee counts (x) each share subject to RSUs (assuming target performance for any RSUs subject to open performance-based vesting conditions), (y) each share subject to phantom stock units; provided that such phantom stock units settle into shares of Company stock (and not cash), and (z) the number of shares of Company stock that would be issued upon the exercise of outstanding stock options, assuming sufficient stock options were forfeited to pay the exercise price associated with any option.

COMPENSATION COMMITTEE REPORT

Our senior management and our Compensation Committee have reviewed the “Compensation Discussion and Analysis” provisions set forth in this year-end 2018 proxy statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and recommend to our Board that the foregoing provisions be included in our Annual Report on Form 10-K for our fiscal year ended December 31, 2018 and this year-end 2018 proxy statement.

Compensation Committee:

Mr. Neal P. Goldman (Chairman)

Mr. Michael J. Keeffe

Mr. Evan S. Lederman

Mr. Edward A. Scoggins, Jr.

Summary Compensation Table

The following table shows compensation information for our fiscal years ended December 31, 2018, 2017 and 2016, for our principal executive officer (“PEO”), our principal financial officer (“PFO”), three additional executive officers who held their positions as of the end of 2018, our former PEO, our former PFO, and an additional former officer who would have been included as an additional executive officer other than our PEO and our PFO. We refer to these individuals as our “named executive officers”.

As previously disclosed above, effective close of business on February 28, 2018, our former PEO retired and our then-Senior Vice President of Operations was promoted to interim PEO.

The respective officers are presented in the table below based on their positions as of December 31, 2018.

Name and Principal Position	Year	Salary ($) (1)(2)(3)	Bonus ($) (4)	Stock Awards ($) (5)	Non-Equity Incentive Plan Compensation ($) (6)	All Other Compensation ($) (7)(8)	Total ($)
Brad Johnson	2018	$575,000	$—	$—	$111,000	$50,419	$736,419
President and Chief	2017	$400,000	$—	$7,349,824	$503,800	$49,493	$8,303,117
Executive Officer*	2016	$400,000	$—	$—	$1,149,640	$48,733	$1,598,373
Jerald J. Stratton, Jr.	2018	$289,990	$312,412	$677,736	$49,588	$39,389	$1,369,115
Senior Vice President and Chief Operating Officer
David W. Honeyfield	2018	$72,115	$53,068	$694,373	$12,332	$2,499	$834,387
Senior Vice President and Chief Financial Officer
Maree K. Delgado**	2018	$269,625	$133,102	$194,734	$26,898	$50,920	$675,279
Vice President and Chief Accounting Officer
Kent Rogers	2018	$350,000	$139,125	$—	$49,875	$52,219	$591,219
Vice President, Drilling and Completions	2017	$302,000	$—	$2,870,235	$255,000	$51,293	$3,478,528
	2016	$302,000	$—	$—	$636,844	$50,533	$989,377
Michael D. Watford***	2018	$136,667	$—	$—	$—	$8,732,484	$8,869,151
Former Chairman of the	2017	$800,000	$—	$21,542,600	$1,064,000	$51,293	$23,457,893
Board, Chief Executive Officer and President	2016	$800,000	$—	$—	$3,252,595	$41,311	$4,093,906
Garland R. Shaw***	2018	$373,509	$—	$—	$—	$2,387,004	$2,760,513
Former Senior Vice President	2017	$375,000	$25,000	$6,890,462	$448,875	$51,293	$7,790,630
and Chief Financial Officer	2016	$375,000	$—	$—	$1,559,877	$50,533	$1,985,410
Garrett B. Smith***	2018	$285,625	$—	$—	$—	$1,213,429	$1,499,054
Former Vice President,	2017	$280,000	$25,000	$2,661,140	$223,440	$50,693	$3,240,273
General Counsel and Corporate Secretary	2016	$280,000	$—	$—	$880,564	$49,657	$1,210,221

*

As previously disclosed, Mr. Johnson was our Senior Vice President of Operations through February 28, 2018, and was promoted to Interim Chief Executive Officer as of February 28, 2018. Subsequent to the fiscal year ended December 31, 2018, he was promoted to President and Chief Executive Officer effective as of March 1, 2019.

**	Ms. Delgado was our Corporate Controller, and was promoted to Vice President, Chief Accounting Officer as of August 15, 2018.
***	Represents a former executive.
(1)

Mr. Johnson’s 2018 base salary was increased to $425,000 as of January 1, 2018, and was increased as of May 1, 2018 to $650,000. This resulting base salary was used to determine Mr. Johnson’s Annual Incentive Plan award (reflected under the “Non-Equity Incentive Plan Compensation” column herein).

(2)

Amount represents the amount of base salary paid to Messrs. Stratton and Honeyfield and Ms. Delgado in 2018. Messrs. Stratton and Honeyfield commenced employment on June 4, 2018 and November 9, 2018, respectively, each with a base salary of $500,000. As of January 1, 2018, Ms. Delgado’s base salary was $245,000 and was increased as of August 15, 2018 to $310,000.

(3)	Mr. Rogers’s base salary was increased from $302,000 to $350,000 effective January 1, 2018.
(4)

Amounts include (i) Annual Incentive Plan payments to Messrs. Stratton, Honeyfield and Rogers of $212,412, $53,068 and $139,125, respectively, and to Ms. Delgado of $133,102, that were over and above amounts earned by meeting performance measures under the Annual Incentive Plan, as a result of a strategic decision by the Board to reward efforts and retain key employees notwithstanding challenging market conditions, and (ii) cash amounts in addition to the Annual Incentive Plan payouts awarded in the applicable plan years of 2018, 2017 and 2016. In 2018, Messrs. Stratton and Honeyfield were each awarded an aggregate sign-on bonus of $100,000, payable in two equal installments. Mr. Stratton’s award was fully paid in 2018 (and therefore is included in the table above); however, Mr. Honeyfield’s award will be paid in 2019 at prescribed times (and therefore is not included in the table above). As described in the section entitled “Executive Employment and Transition Agreements” above, Messrs. Stratton and Honeyfield must repay the full amount or a portion of their respective amount upon certain terminations prior to June 4, 2019 and November 9, 2019, respectively.

(5)

Amounts in this column relate to the time-based RSUs and time-based and performance-based RSUs granted during fiscal year 2018 pursuant to the A&R Stock Incentive Plan. Amounts in this column for the performance-based RSU awards were calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts do not reflect the actual economic value realized by the named executive officer. For additional information on how we account for equity-based compensation, see Note 7 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018. Amounts for the performance-based RSUs in the table above assume target achievement of performance conditions. The grant date fair value of the 2018 performance-based RSU awards assuming attainment of the maximum achievement of performance conditions (which is 200% of target) are: for Mr. Stratton, $838,903, for Mr. Honeyfield, $877,425 and for Ms. Delgado $97,007. Amounts in this column for 2018 for Ms. Delgado represent (i) 72,124 time-based RSUs ($127,659 included in the “Stock Awards” total in the table above for such award) granted in exchange for Ms. Delgado’s Initial MIP Grants, and (ii) 144,248 time-based and performance-based vesting RSUs ($67,075 included in the “Stock Awards” total in the table above for such award, assuming target achievement of performance conditions). Amounts in this column for 2017 relate to the Initial MIP Grants pursuant to the Prior Plan, prior to the amendment and restatement, and include the actual payout of the one-third of the RSUs in May 2017; however, no amounts were included for the remaining two-thirds of the RSUs (that would vest if the total enterprise value reached the respective targets) as there was no vesting beyond the RSUs that vested upon emergence, as described above. No stock awards were granted during the fiscal year ended December 31, 2016.

(6)

Amounts in this column represent the remaining amounts of annual cash incentive compensation (in addition to those reflected in the “Bonus” column) received by the named executive officers in respect of the applicable performance periods under the Annual Incentive Plan. For more details regarding the Annual Incentive Plan, see the section entitled “Compensation Discussion and Analysis” above.

(7)

Amounts in this column includes the following severance benefits received by Messrs. Watford, Shaw and Smith in connection with their departures from the Company: (i) lump sum cash payments in an amount equal to $3,762,950 (Mr. Watford), $1,625,210 (Mr. Shaw), and $885,752 (Mr. Smith), respectively; (ii) cash payments equal to $128,853 and $51,541 to Mr. Shaw and Mr. Smith, respectively, in lieu of receiving 2018 incentive compensation under a Company long-term incentive program, (iii) a COBRA subsidy payment, as provided in the table below for each former executive officer; and (iv) the value of their accelerated time-based and performance-based RSU awards in amounts equal to: $4,867,624 (Mr. Watford), $580,414 (Mr. Shaw), and $224,159 (Mr. Smith), respectively, as reflected in the “Stock Vested” table below. Additionally, during the 2018 fiscal year, this amount for Mr. Watford includes $59,396, a perquisite that represents the transfer of title ownership of the automobile provided to Mr. Watford under his employment agreement, and $5,187, a perquisite that represents the value of concert event tickets and associated taxes.

(8)

Amounts in this column consist of matching and discretionary contributions under our 401(k) plan, health and life insurance premiums, COBRA subsidy for our former named executive officers, and long-term disability benefits paid on behalf of the named executive officers as detailed in the table below:

		For the year ended December 31, 2018
Name	Principal Position	401(k) Matching and Discretionary Contributions ($)	Health and Life Insurance ($)	Long-Term Disability ($)	COBRA ($)	Total ($)
Brad Johnson	President and Chief Executive Officer	$35,750	$14,393	$276	$—	$50,419
Jerald J. Stratton, Jr.	Senior Vice President and Chief Operating Officer	$30,551	$8,746	$92	$—	$39,389
David W. Honeyfield	Senior Vice President and Chief Financial Officer	$—	$2,499	$—	$—	$2,499
Maree K. Delgado	Vice President and Chief Accounting Officer	$35,051	$15,593	$276	$—	$50,920
Kent Rogers	Vice President, Drilling and Completions	$35,750	$16,193	$276	$—	$52,219
Michael D. Watford*	Former Chairman of the Board, Chief Executive Officer and President	$17,767	$2,699	$46	$16,815	$37,327
Garland R. Shaw*	Former Senior Vice President and Chief Financial Officer	$35,750	$14,843	$253	$1,681	$52,527
Garrett B. Smith*	Former Vice President, General Counsel and Corporate Secretary	$35,750	$14,293	$253	$1,681	$51,977

*	Represents a former executive.

Grants of Plan-Based Awards

The following table sets forth specific information with respect to each plan-based award made during 2018 under any of our compensation plans to a named executive officer who held his or her position at the end of the year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($) (2)
Brad Johnson
Annual Incentive Plan	—	$292,500	$585,000	$1,170,000	—	—	—	—	$—
Stock Incentive Plan	—	$—	$—	$—	—	—	—	—	$—
Jerald J. Stratton, Jr.
Annual Incentive Plan	—	$225,000	$450,000	$900,000	—	—	—	—	$—
Stock Incentive Plan (3)	July 16, 2018	$—	$—	$—	—	613,584	1,022,640	—	$677,736
David W. Honeyfield
Annual Incentive Plan	—	$225,000	$450,000	$900,000	—	—	—	—	$—
Stock Incentive Plan (3)	November 9, 2018	$—	$—	$—	—	613,584	1,022,640	—	$694,373
Maree K. Delgado
Annual Incentive Plan	—	$70,784	$141,568	$283,136	—	—	—	—	$—
Stock Incentive Plan (4)	July 31, 2018	$—	$—	$—	—	—	—	72,124	$127,659
Stock Incentive Plan (5)	August 22, 2018	$—	$—	$—	—	144,248	288,496	—	$67,075
Kent Rogers
Annual Incentive Plan	—	$131,250	$262,500	$525,000	—	—	—	—	$—
Stock Incentive Plan	—	$—	$—	$—	—	—	—	—	$—
Michael D. Watford*
Annual Incentive Plan	—	$—	$—	$—	—	—	—	—	$—
Stock Incentive Plan	—	$—	$—	$—	—	—	—	—	$—
Garland R. Shaw*
Annual Incentive Plan	—	$—	$—	$—	—	—	—	—	$—
Stock Incentive Plan	—	$—	$—	$—	—	—	—	—	$—
Garrett B. Smith*
Annual Incentive Plan	—	$—	$—	$—	—	—	—	—	$—
Stock Incentive Plan	—	$—	$—	$—	—	—	—	—	$—

*	Represents a former executive who no longer holds non-equity or equity awards.
(1)

Represents potential payouts under our Annual Incentive Plan for the year ended December 31, 2018. Pursuant to the Annual Incentive Plan, the Compensation Committee determines threshold (50%), target (100%) and maximum (200%) payout amounts for each named executive officer in February 2019. Awards are paid after the end of the one-year period based on the attainment of pre-established performance measures and other factors. Details about the Annual Incentive Plan are set forth in the section entitled “Annual Incentive Plan” above.  For Messrs. Stratton and Honeyfield, amounts reflect threshold, target and maximum under the terms of the Annual Incentive Plan; however, such executives began employment with the Company in June 2018 and November 2018, respectively. The actual amounts received are set forth in the “Summary Compensation Table” above.

(2)

Amounts in this column for the time-based vesting RSU awards granted under our A&R Stock Incentive Plan reflect their aggregate grant date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

Amounts in this column for the performance-based awards were calculated based on the probable outcome of the performance conditions as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts do not reflect the actual economic value realized by the named executive officer. For additional information on how we account for equity-based compensation, see Note 7 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018. Amounts for the performance-based RSUs in the table above assume target achievement of performance conditions. The grant date fair value of the 2018 performance-based RSU awards assuming attainment of the maximum achievement of performance conditions (which is 200% of target) are: for Mr. Stratton, $838,903, for Mr. Honeyfield, $877,425 and for Ms. Delgado $97,007. The performance-based RSU awards do not have a threshold under the A&R Stock Incentive Plan.

(3)

For Mr. Stratton and Mr. Honeyfield, represents the number of shares underlying RSUs that are subject to both time-based and performance-based vesting conditions granted under our A&R Stock Incentive Plan pursuant to RSU Grant Agreements. One-third of the RSUs are time-based and will vest in three equal annual installments (for Mr. Stratton, on May 25, 2019, May 25, 2020 and May 25, 2021, and for Mr. Honeyfield, on November 9, 2019, November 9, 2020 and November 9, 2021), and two-thirds of the RSUs are both performance-based and time-based vesting RSUs that will vest, if at all, based on the volume-weighted average price of the Company’s common shares as measured over 60 consecutive trading days relative to pre-established price goals. If the performance-based vesting condition is achieved on or prior to the third-year anniversary of the grant date, the RSUs that have become performance vested will then be subject to time-based vesting over the two- or three-year period, as applicable, following the date on which they became performance vested.

(4)

Amounts reflect the RSU award granted to Ms. Delgado, under our A&R Stock Incentive Plan in exchange for her Initial MIP Grants, which are time-based RSUs that will vest in three equal annual installments on May 25, 2019, May 25, 2020 and May 25, 2021.

(5)

Amounts reflect the RSU award granted to Ms. Delgado, under our A&R Stock Incentive Plan pursuant to an RSU Grant Agreement, which is an RSU award subject to both time-based and performance-based vesting conditions and will vest, if at all, based on the volume-weighted average price of the Company’s common shares as measured over 60 consecutive trading days relative to Ms. Delgado’s pre-established price goals. If the performance-based vesting condition is achieved on or prior to the third-year anniversary of the grant date, the RSUs that have become performance vested will then be subject to time-based vesting over the two- or three-year period, as applicable, following the date on which they became performance vested.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth specific information with respect to unvested awards for each of our named executive officers outstanding as of December 31, 2018 assuming a market value of $0.76 per share (the closing stock price of the Company’s stock on December 31, 2018).

	Share Awards
Name	Number of Shares or Units of Shares That Have Not Vested (#)	Market Value of Shares or Units of Shares That Have Not Vested ($)(1)	Stock Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Stock Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Brad Johnson (2)	—	$—	418,317	$317,921
Jerald J. Stratton, Jr. (3)	—	$—	613,584	$466,324
David W. Honeyfield (3)	—	$—	613,584	$466,324
Maree K. Delgado (4)	72,124	$54,814	144,248	$109,628
Kent Rogers (2)	—	$—	163,360	$124,154
Michael D. Watford*	—	$—	—	$—
Garland R. Shaw*	—	$—	—	$—
Garrett B. Smith*	—	$—	—	$—

*	Represents a former executive who no longer holds equity awards.
(1)

The values of the awards were calculated by multiplying the number of shares underlying the awards (assuming achievement at target for performance-based awards) by $0.76, which was the closing stock price of the Company’s on December 31, 2018. For more on the terms of these awards, see “Compensation Discussion and Analysis” above.

(2)

For Mr. Johnson and Mr. Rogers, represents the amount of unvested performance-based vesting RSUs granted pursuant to their respective Initial MIP Grants. One-third of the Initial MIP Grants vested on May 2017 and the portion reflected here represents the remaining two-thirds subject to performance-based vesting upon the enterprise value equaling or exceeding $6 billion and $6.6 billion, as applicable. As of December 31, 2018, Messrs. Johnson and Rogers were the only named executive officers who held Initial MIP Grants. A form of the Initial MIP Grant agreement was previously disclosed and provided as Exhibit 10.2 to our Registration Statement on Form S-8 filed on April 12, 2017.

As previously disclosed, on March 11, 2019, the Compensation Committee approved and provided each of Messrs. Johnson and Rogers with the opportunity to exchange the unvested portion of their Initial MIP Grants for new equity awards of time-based and performance-based RSUs, effective March 1, 2019, pursuant to an RSU Exchange Agreement. On March 11, 2019, the Company granted Mr. Johnson an aggregate of 1,472,601 time-based and performance-based vesting Exchange RSUs in exchange for an aggregate of 418,317 Initial MIP Grants, pursuant to an RSU Exchange Agreement. On March 12, 2019, the Company granted Mr. Rogers an aggregate of 490,866 time-based and performance-based vesting Exchange RSUs in exchange for an aggregate of 163,360 Initial MIP Grants, pursuant to an RSU Exchange Agreement. The table above does not reflect awards granted subsequent to December 31, 2018. If the performance-based vesting condition is achieved on or prior to the third-year anniversary of the grant date, the Exchange RSUs that have become performance vested will then be subject to time-based vesting over the two- or three-year period, as applicable, following the date on which they became performance vested.

(3)

For Mr. Stratton and Mr. Honeyfield, represents the number of shares underlying RSUs awards (assuming target achievement of performance conditions) that are subject to both time-based and performance-based vesting conditions granted under our A&R Stock Incentive Plan pursuant to RSU Grant Agreements. One-third of the RSUs time-based vest in three equal annual installments (for Mr. Stratton, on May 25, 2019, May 25, 2020 and May 25, 2021, and for Mr. Honeyfield, on November 9, 2019, November 9, 2020 and November 9, 2021), and two-thirds of the RSUs are both performance-based and time-based vesting RSUs that will vest, if at all, based on the volume-weighted average price of the Company’s common shares as measured over 60 consecutive trading days relative to pre-established price goals. If the performance-based vesting condition is achieved on or prior to the third-year anniversary of the grant date, the RSUs that have become performance vested will then be subject to time-based vesting over the two- or three-year period, as applicable, following the date on which they became performance vested.

(4)

For Ms. Delgado, represents (i) 72,124 shares underlying time-based vesting Exchange RSUs, which vest, if at all, in three equal annual installments on May 25, 2019, May 25, 2020 and May 25, 2021 and (ii) 144,248 shares underlying an RSU award (assuming target achievement of performance conditions) which is subject to both time-based and performance-based vesting conditions and will vest, if at all, based on the volume-weighted average price of the Company’s common shares as measured over 60 consecutive trading days relative to Ms. Delgado’s pre-established price goals. If the performance-based vesting condition is achieved on or prior to the third-year anniversary of the grant date, the RSUs that have become performance vested will then be subject to time-based vesting over the two- or three-year period, as applicable, following the date on which they became performance vested.

Stock Vested

The following table sets forth specific information with respect to each vesting of stock during 2018 for each of our named executive officers on an aggregated basis.

	Share Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting ($) (1)
Brad Johnson	—	$—
Jerald J. Stratton, Jr.	—	$—
David W. Honeyfield	—	$—
Maree K. Delgado	—	$—
Kent Rogers	—	$—
Michael D. Watford*	1,226,102	$4,867,624
Garland R. Shaw*	392,172	$580,414
Garrett B. Smith*	151,459	$224,159

________________

*	Represents a former executive.
(1)

Amounts reflect the value received upon the vesting of awards held by Messrs. Watford, Shaw and Smith upon their termination and are calculated based on the Company’s closing price as of the date of their termination, which was $3.97 for Mr. Watford, $1.48 for Mr. Shaw, and $1.48 for Mr. Smith.

Potential Payouts Upon Termination or Change in Control

Our named executive officers are entitled to severance benefits if they experience certain terminations either in connection with, or outside of, a change in control, subject to their timely execution and non-revocation of a release of claims in favor of the Company.

The following table represents the amounts to which our named executive officers, or their estates or representatives, as applicable, would have been entitled to receive had their employment been terminated on December 31, 2018, or had a change in control occurred on December 31, 2018, and for Messrs. Watford, Shaw and Smith, reflects the actual severance benefits received in connection with their actual terminations with the Company.

Name and Principal Position	Cash Severance ($) (1)	Accelerated Equity Awards ($) (2)	Benefits ($) (3)	Total ($)
Brad Johnson (4) Chief Executive Officer and President
With Cause	$—	$—	$—	$—
Resignation without Good Reason	$—	$—	$30,358	$30,358
Without Cause / with Good Reason / End of Employment Period (5)	$1,601,720	$317,921	$30,358	$1,949,999
Following, Upon, or in Anticipation of a Change of Control (6)(9)	$3,504,300	$317,921	$30,358	$3,852,579
Change in Control without Termination (6)	$—	$317,921	$—	$317,921
Death / Disability (11)	$111,000	$—	$—	$111,000
Jerald J. Stratton, Jr. Senior Vice President and Chief Operating Officer
With Cause / without Good Reason	$—	$—	$—	$—
Without Cause / with Good Reason (7)(10)	$762,000	$334,873	$20,178	$1,117,051
Without Cause / with Good Reason Following a Change of Control (7)(10)	$762,000	$334,873	$20,178	$1,117,051
Change in Control without Termination	$—	$—	$—	$—
Death / Disability (7)(11)	$262,000	$334,873	$—	$596,873
David W. Honeyfield Senior Vice President and Chief Financial Officer
With Cause / without Good Reason	$—	$—	$—	$—
Without Cause / with Good Reason (7)(10)	$565,400	$318,406	$20,178	$903,884
Without Cause / with Good Reason Following a Change of Control (7)(10)	$565,400	$318,406	$20,178	$903,884
Change in Control without Termination	$—	$—	$—	$—
Death / Disability (7)(11)	$65,400	$318,406	$—	$383,806
Maree K. Delgado Vice President and Chief Accounting Officer
With Cause / without Good Reason	$—	$—	$—	$—
Without Cause / with Good Reason (8)(10)	$470,000	$117,338	$20,178	$607,516
Without Cause / with Good Reason Following a Change of Control (8)(10)	$470,000	$117,338	$20,178	$607,516
Change in Control without Termination	$—	$—	$—	$—
Death / Disability (8)(11)	$160,000	$117,338	$—	$277,338
Kent Rogers (4) Vice President, Drilling and Completions
With Cause	$—	$—	$—	$—
Resignation without Good Reason	$—	$—	$20,178	$20,178
Without Cause / with Good Reason / End of Employment Period (5)	$795,922	$124,153	$20,178	$940,253
Following, Upon, or in Anticipation of a Change of Control (6)(9)	$1,591,844	$124,153	$20,178	$1,736,175
Change in Control without Termination (6)	$—	$124,153	$—	$124,153
Death / Disability (11)	$189,000	$—	$—	$189,000
Michael D. Watford* Former Chairman of the Board, Chief Executive Officer and President
Without Cause by Ultra	$3,762,950	$4,867,624	$28,340	$8,658,914
Garland R. Shaw* Former Senior Vice President and Chief Financial Officer
Without Cause by Ultra	$1,625,210	$580,414	$30,526	$2,236,150
Garrett B. Smith* Former Vice President, General Counsel and Corporate Secretary
Without Cause by Ultra	$885,752	$224,159	$20,346	$1,130,257

*	Represents a former executive. The amounts reported reflect the amounts actually received by former executives, Messrs. Watford, Shaw and Smith.
(1)

Severance payments provided pursuant to each executive officer’s employment agreement that was in effect as of December 31, 2018 as described in the section entitled “Executive Employment and Transition Agreements” above.

(2)

Amounts calculated based on the Company’s closing stock price of $0.76 as of December 31, 2018. For the performance-based RSU awards held by named executive officers, the amounts reflected in the table above assume that performance conditions have been met or achieved at target. As explained below, (i) for Stratton and Honeyfield, upon a termination without cause or due to death or disability, of the two-thirds of their RSU awards that are subject to time-based and performance-based vesting, any portion that has not previously performance vested would be forfeited upon such termination event, and (ii) for Ms. Delgado’s time-based and performance-based RSU award, upon a termination without cause or due to death or disability, any portion of the award that has not previously performance vested would be forfeited upon such termination; however, given that we have assumed the performance conditions have been met at target for performance-based RSUs, the amounts in the table above reflect the accelerated vesting of such awards upon such termination.

(3)

The health and welfare benefits include the continuation of health insurance benefits at the COBRA rates. Based on each named executive officer’s respective employment agreement in effect on December 31, 2018, the amount reflects: for Mr. Johnson, up to 18 months; for Mr. Stratton, up to 12 months; for Mr. Honeyfield, up to 12 months; for Ms. Delgado, up to 12 months; and for Mr. Rogers, up to 12 months.

(4)

As described above in the section entitled “Compensation Discussion and Analysis,” the Old Johnson Employment Agreement and Old Rogers Employment Agreement no longer apply in light of the New Johnson Employment Agreement and New Rogers Employment Agreement effective as of March 1, 2019, and Messrs. Johnson’s and Rogers’s respective Initial MIP Grants were exchanged in March 2019. For information on Messrs. Johnson’s and Rogers’s current severance benefits under these new employment agreements, please see the section entitled “Executive Employment and Transition Agreements” and the description provided in our Form 8-K filed on March 15, 2019.

(5)

For Messrs. Johnson and Rogers, amounts include the following cash severance payments such executive would have received upon a termination without cause or resignation for good reason under the Old Johnson Employment Agreement or the Old Rogers Employment Agreement, as applicable: (i) base salary accrued and paid for the prior 18 months for Mr. Johnson and 12 months for Mr. Rogers, and (ii) 50% of the aggregate Annual Incentive Plan compensation paid with respect to the two calendar years preceding the December 31, 2018 termination date.  Additionally, upon a termination without cause or for good reason under the Old Johnson Employment and Old Rogers Employment Agreement, the applicable executive’s Initial MIP Grants would have accelerated and vested.

(6)	Represents the Initial MIP Grants held by Messrs. Johnson and Rogers at December 31, 2018 that would have fully vested upon a Change in Control under the terms of the Prior Plan.
(7)

For Messrs. Stratton and Honeyfield, (i) upon a termination without cause or for good reason or due to death or disability, the time-based vesting portion of the RSU award (one-third of the award) will pro-rata vest based on the termination date, and (ii) for the remaining two-thirds of the RSUs subject to time-based and performance-based vesting, upon a termination without cause or due to death or disability, any portion of the award that has previously performance vested will accelerate and vest upon the termination date, and the amounts reflected above assume the performance conditions have been achieved (or vested) at target prior to the termination date.

(8)

For Ms. Delgado’s time-based and performance-based RSU award, upon a termination without cause or due to death or disability, any portion of the award that has previously performance vested will accelerate and vest, and the amounts reflected above assume the performance conditions have been achieved (or vested) at target prior to the termination date. Ms. Delgado’s time-based vesting RSU award pro-rata vests upon a termination by the Company without cause or due to death or disability.

(9)

For Messrs. Johnson and Rogers, amounts include the following cash severance payments such executive would have received under the Old Johnson Employment Agreement or the Old Rogers Employment Agreement, as applicable, if he had been terminated by the Company in anticipation of, upon or within 24 months following, a change in control: the sum of (i) for Mr. Johnson, 2.5x, and for Mr. Rogers, 2.0x, his respective base salary accrued and paid during the 12-month period preceding the termination date, and (ii) 50% of the aggregate Annual Incentive Plan compensation paid to such executive with respect to the two calendar years preceding the December 31, 2018 termination date under the Old Johnson Employment or Old Rogers Employment Agreement, as applicable.

(10)

For Messrs. Stratton and Honeyfield and Ms. Delgado, amount includes (i) a cash severance payment of 100% of their respective base salary on the termination date and (ii) the pro-rata payment of their earned 2018 Annual Incentive Plan compensation amount based on the December 31, 2018 termination date, that, in each case, would be paid upon a termination without cause or for good reason under their employment agreements.  Given that Ms. Delgado’s 2017 Annual Incentive Plan bonus was already paid as of December 31, 2018; therefore, no amounts are included for such bonus.

(11)

Amounts represent the 2018 Annual Incentive Plan bonuses earned by each named executive officer, pro-rated based on the termination date, that would be paid upon a termination due to death or disability.

Good reason is defined in each employment agreement and generally means the occurrence of one or more of the following: (i) any material reduction of the executive’s then-existing annual base salary or target amount under the Annual Incentive Plan; (ii) any material diminution of the executive’s duties, responsibilities or authority; and (iii) a relocation of the executive’s principal workplace to a work site that would increase the executive’s one-way commute distance by more than 50 miles from the executive’s then-existing workplace unless the executive consents in writing to such relocation. Under each employment agreement (other than the former employment agreements with Messrs. Johnson and Rogers), the executive is required to provide the Company with at least 30 days written notice to resign and must specify if electing to resign with good reason.

Cause is defined in each employment agreement and generally means (i) the executive’s willful misconduct or gross negligence or failure with respect to executive’s duties; (ii) the executive’s commission of, indictment for, conviction of, or pleading of guilty or nolo contendere to any crime involving moral turpitude or executive’s performance of any act of theft, embezzlement, fraud, malfeasance, dishonestly or misappropriation; (iii) the executive’s use of illegal drugs or abuse of alcohol that materially impairs executive’s ability to perform executive’s duties; and (iv) the executive’s material breach of any fiduciary duty, any agreement or material violation of the Company’s code of conduct or other written policy.

As described above, Messrs. Johnson and Rogers entered into new employment agreements effective March 1, 2019, which superseded their former employment agreements effective November 6, 2017. Under the former employment agreements with Messrs. Johnson and Rogers, which were effective on December 31, 2018, good reason was defined as the occurrence of any of the following: (i) assignment to the executive of duties materially inconsistent with his position as of the date of the agreement; (ii) material adverse change to the executive’s position, title, or office; (iii) our failure to continue to provide the executive the level of compensation to which he is entitled as of the date of the agreement; (iv) our requiring the executive to relocate more than 100 miles; or (v) our breach of the agreement. Under the former employment agreements with Messrs. Johnson and Rogers, cause generally meant, as determined by the Board, a material breach of the agreement by Messrs. Johnson or Rogers or the commission by Messrs. Johnson or Rogers of certain illegal acts.

As defined in the A&R Stock Incentive Plan, Change in Control generally means (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, or (iii) a merger, consolidation or combination involving the Company).

DIRECTOR COMPENSATION

Based on the recommendation of our Compensation Committee with assistance from LB&C, during 2018, each non-employee member of our Board (other than the Chairman who does not receive compensation for his service on the Board, and Mr. Johnson who is a named executive officer) received an annual cash retainer fee of $80,000 and equity-based awards under the A&R Stock Incentive Plan in the form of time-vesting RSUs that vest ratably over a three-year period in 2019, 2020 and 2021, subject to continued service, with an upfront grant date value equivalent to $525,000.  In addition, certain directors who served on a special ad hoc committee of the Board received a one-time grant of time-vesting RSUs with a grant date value equivalent to $25,000. The following table shows compensation paid to each of our non-employee directors who served during the fiscal year ended December 31, 2018.

Name	Fees Earned or Paid in Cash ($)	Share Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Neal P. Goldman (3)(4)(7)	$112,500	$391,668	$—	$504,168
Michael J. Keeffe (3)(5)(7)	$118,750	$373,864	$—	$492,614
Evan S. Lederman (6)	$—	$—	$—	$—
Stephen J. McDaniel (4)(7)	$100,000	$391,668	$—	$491,668
Alan J. Mintz (3)(4)(7)	$106,250	$391,668	$—	$497,918
Edward A. Scoggins, Jr. (5)(7)	$100,000	$373,864	$—	$473,864
Roger A. Brown* (8)(9)	$—	$—	$3,450	$3,450
W. Charles Helton* (8)	$—	$—	$—	$—

*	Represents a former director.
(1)

Represents the aggregate grant date fair value of RSUs granted under the A&R Stock Incentive Plan without regard to forfeitures, computed in accordance with FASB ASC Topic 718. This amount does not reflect the actual economic value realized by the director.

(2)

As of December 31, 2018, the total outstanding unvested RSUs held by each individual in the table above was: for Mr. Goldman, 208,334; for Mr. Keeffe, 198,864; for Mr. Lederman, zero; for Mr. McDaniel, 208,334; for Mr. Mintz, 208,334; for Mr. Scoggins, 198,864; for Mr. Brown, zero; and for Mr. Helton, zero.

(3)

As applicable, includes $10,000 paid to Mr. Goldman for chairing the Compensation Committee, $15,000 paid to Mr. Keeffe for chairing the Audit Committee, and $5,000 paid to Mr. Mintz for chairing the Nominating and Corporate Governance Committee.

(4)

As previously disclosed in Form 4s filed on June 12, 2018, each of Messrs. Goldman, McDaniel and Mintz, received two awards of time-based vesting RSUs granted June 8, 2018: (i) 198,864 RSUs that vest in three equal annual installments beginning on May 25, 2019 and (ii) 9,470 RSUs that vest on May 25, 2019, each subject to continued service as an outside director on the date the award is scheduled to vest.

(5)

As previously disclosed in Form 4s filed on June 12, 2018, each of Messrs. Keeffe and Scoggins received an award of RSUs granted June 8, 2018, which provided 198,864 time-based vesting RSUs that vest in three equal annual installments beginning on May 25, 2019, subject to continued service as an outside director.

(6)	Mr. Lederman does not receive compensation for his service on the Board.
(7)	Messrs. Goldman, Keeffe, McDaniel, Mintz and Scoggins made an election to defer receipt of equity compensation awarded in 2018.
(8)	In February 2018, Messrs. Brown and Helton resigned from their positions.
(9)	Amount represents reimbursements for COBRA insurance premiums.

Directors’ Deferred Compensation Plan

The Company maintains a directors’ deferred compensation plan, which plan was adopted by the Company effective May 9, 2018, pursuant to which our directors may elect to defer receipt of equity compensation awards for a minimum of three years up to a maximum of five years after the year in which the equity compensation is paid. Payment of a participant’s account will be made on the earliest to occur of the following events: (i) the distribution date specified in the participant’s deferral election (based on the date(s) designated by the Compensation Committee and set forth in the election notice), a separation from service, death, disability and a change in control.  Under the terms of the directors’ deferred compensation plan, each participant may elect to receive payments in the form of shares, cash or a combination of shares and cash for any fractional shares after payment in shares.

Directors’ RSU Grant Agreement

On June 8, 2018, each of the Board and the Compensation Committee approved a form restricted stock unit grant agreement for directors (the “Director RSU Grant Agreement”) pursuant to which the non-employee directors of the Company may receive grants of RSUs as compensation for service on the Board, or, as applicable, a committee of the Board.

The Director RSU Grant Agreement is subject to the terms and conditions of the A&R Stock Incentive Plan and generally provides for the following terms:

•

100% of RSUs granted pursuant to the Director RSU Grant Agreement will vest in equal installments on each of the first or the first, second and third anniversaries, as applicable, of the grant date, provided that the recipient continues to be a member of the Board on the applicable vesting date.

•

In the event that a recipient’s service terminates for any reason prior to a Change in Control of the Company (as defined in the A&R Stock Incentive Plan), all outstanding RSUs that remain unvested as of the date of the termination will immediately be forfeited.

•

In the event that a recipient’s service terminates for any reason following a Change in Control of the Company (as defined in the A&R Stock Incentive Plan), all outstanding RSUs that remain unvested as of the date of the termination will immediately vest upon the termination.

CORPORATE GOVERNANCE

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

We believe that good corporate governance is important to ensure our business is managed for the long-term benefit of our shareholders. We periodically review our corporate governance policies and practices and compare them to those suggested by various authorities in corporate governance and to the practices of other public companies. We also continuously review the rules and regulations promulgated under the Sarbanes-Oxley Act of 2002, all new and proposed rules of the SEC and all new and proposed listing and compliance standards of the NASDAQ Global Select Market (“NASDAQ”), and we do and will continuously review the NASDAQ listing and compliance standards.

Corporate Governance Principles. Our Board has adopted Corporate Governance Principles to assist the Board in the exercise of its responsibilities. These Principles are interpreted in the context of all applicable laws and our Certificate of Continuance, Articles of Reorganization (the “Articles”), bylaw and other corporate governance documents. The Principles are intended to serve as a flexible framework within which the Board may conduct its business and not as a set of legally binding obligations. The Principles are available free of charge to the public on our website at http://www.ultrapetroleum.com. You may also request a copy of the Principles at no cost by making a written or telephone request for copies to Ultra Petroleum Corp., Corporate Secretary, 116 East Inverness Drive, Suite 400, Englewood, CO 80112, (303) 708-9740.

Code of Ethics and Business Conduct. Our Board has adopted a Code of Ethics and Business Conduct which applies to all of our directors, officers and employees. The Code of Ethics and Business Conduct is available free of charge on our website at http://www.ultrapetroleum.com. You may also request a copy of the Code of Ethics and Business Conduct at no cost by making a written or telephone request for copies to Ultra Petroleum Corp., Corporate Secretary, 116 East Inverness Drive, Suite 400, Englewood, CO 80112, (303) 708-9740. Any amendments to or waivers of the Code of Ethics and Business Conduct will also be posted on our website as required by applicable rules or regulations. As of the date of this proxy statement, our Board has not granted any waivers to the Code of Ethics and Business Conduct.

MANDATE OF THE BOARD AND ROLE IN RISK OVERSIGHT

Our Board has explicitly acknowledged its responsibility for the management of our business and affairs, and to act with a view to our best interests. The mandate of the Board includes, among other matters: the monitoring of senior management’s conduct of our business operations and affairs; the review and approval of our fundamental financial and business objectives and major corporate actions; the assessment of major risks facing the Company; the selecting and evaluation of the Chief Executive Officer, including the approval of the Chief Executive Officer’s compensation; the planning for succession for senior executives; and the overseeing of policies and procedures regarding corporate governance, ethical conduct and maintenance of financial accounting controls.

While our full Board, with input from each of its committees, oversees our management of risks, our management team is responsible for our day-to-day risk management process. Our Audit Committee reviews, with management as well as our internal and external auditors, our business risk management process, including the adequacy of our overall control environment and controls in selected areas representing significant financial and business risk. Our Audit Committee receives reports from management at least quarterly regarding management’s assessment of various risks and considers the impact of risk on our financial position and the adequacy of our risk-related internal controls. In addition, each of the committees of our Board as well as senior management reports regularly to our full Board regarding risks we face and the steps taken to mitigate those risks.

Our Board met formally four times during the fiscal year ended December 31, 2018. No current director attended fewer than 75% of the aggregate number of formal meetings of the Board during the period in which he served on the Board.

We believe that there are benefits to having members of the Board attend annual meetings, and we will strongly encourage all of the directors and director nominees to attend the annual meetings; however, attendance is not mandatory.

BOARD OF DIRECTORS’ LEADERSHIP STRUCTURE

The Board of Directors currently has separate roles for the non-executive Chairman of the Board and the Chief Executive Officer.  The Company believes the separation of the two roles allows the Chief Executive Officer to focus on the day-to-day business and operations while allowing the independent Chairman of the Board to lead the board in its fundamental role of providing guidance to and oversight of management.  Further, we believe the separate roles will better align the interests of shareholders and the management team in the Company’s strategic plan going forward.

BOARD COMPOSITION AND INDEPENDENCE FROM MANAGEMENT

The Board has determined that six of our seven current directors, Messrs. Goldman, Keeffe, Lederman, McDaniel, Mintz and Scoggins, and seven of the eight nominated directors, Messrs. Goldman, Keeffe, Lederman, McDaniel, Mintz and Scoggins, and Ms. Barnes, are “independent directors” pursuant to the corporate governance standards for companies listed on the NASDAQ. It is a policy of our Board that a majority of the members of the Board be independent of our management. For a director to be “independent,” the Board affirmatively determines that the director has no material relationship with us that would interfere with the exercise of his or her independent judgment. The director may not be one of our officers or employees or be an officer or employee of any of our affiliates and may not have served in such capacity during the past three years. In addition, a director will not be deemed independent if he or she:

•

Has accepted or has a family member who has accepted any payments from us or from any of our affiliates in excess of $120,000 during any twelve-month period over the past three years (excluding compensation for board service, payments arising solely from investments in our securities, compensation paid to a family member who is a non-executive employee of ours or of any affiliate of ours, compensation received for former service as an interim chairman or chief executive officer, or benefits under a tax-qualified retirement plan or non-discretionary compensation);

•

Is an employee of, or has a family member who is an executive officer of, any organization to which we made, or from which we received, payments (other than those arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs) that exceed 2% of such organization’s consolidated gross revenues for that year, or $1,000,000, whichever is more, in any of the most recent three fiscal years;

•

Is or has a family who is an executive officer or partner or the record holder or beneficial owner of more than 5% of the equity in, any organization that has made or proposes to make payments to us for property or services in excess of 5% of our consolidated gross revenues or to which we have made or propose to make payments for property or services in excess of the greater of 5% of such other organization’s consolidated gross revenues for an applicable fiscal year or $200,000;

•

Is an executive officer of a tax-exempt organization to which we made any contributions within the past three years if such contributions, in any single year, exceeded the greater of $1,000,000 or 2% of the organizations consolidated gross revenues;

•	Is a family member of an individual who is or has been employed by the Company or any parent or subsidiary of the Company as an executive officer during any of the past three years;
•	Is an executive officer of another entity where any of our executive officers serve on the compensation committee; or
•

Is a current partner or employee of our outside auditor or was, during any of the past three years, a partner or employee of our outside auditor or has a family member who is a current partner of our outside auditor or a current employee of our outside auditor who participates in the audit, assurance or tax compliance practice at the firm.

Consistent with NASDAQ requirements and to promote open discussion among our non-management directors, our non-management directors meet in separate executive (private) sessions following each regularly scheduled meeting of our Board. Mr. Lederman, as non-executive Chairman of the Board, presides over the separate executive (private) sessions.

COMMUNICATION WITH THE BOARD

We have provided our shareholders and other interested parties a direct and open line of communication to our Board. Shareholders and other interested persons may communicate with the Chairman of our Audit Committee or with our non-management directors as a group by written communications addressed in care of Corporate Secretary, Ultra Petroleum Corp., 116 East Inverness Drive, Suite 400, Englewood, CO 80112, (303) 708-9740.

Communications received in accordance with these procedures will be reviewed initially by our senior management and relayed to the appropriate director or directors unless it is determined the communication: (i) does not relate to our business or affairs or the functioning or constitution of our Board or any of its committees; (ii) relates to routine or insignificant matters that do not warrant the attention of the Board; (iii) is an advertisement or other commercial solicitation or communication; (iv) is frivolous or offensive; or (v) is otherwise inappropriate for delivery to the Board.

Any director who receives such a communication will have discretion to determine whether the subject matter should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

Our Corporate Secretary will retain copies of all communications received pursuant to these procedures for a period of at least one year. The Board will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

BOARD COMMITTEES

Our Board has three committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. The Board may add new committees or remove existing committees as it deems advisable for purposes of fulfilling its primary responsibilities. Each committee will perform its duties as assigned by the Board in compliance with our bylaws. The committees and their mandates are outlined below.

Audit Committee. The purpose of the Audit Committee is to assist the Board with its oversight of: the quality and integrity of our financial statements and accounting and financial reporting processes; our compliance with legal and regulatory requirements; the qualifications, independence and performance of our independent registered public accounting firm; and the performance of our internal audit function. The principal function of the Audit Committee is to assist our Board in the areas of financial reporting and accounting integrity. As such, it meets periodically with the independent registered public accounting firm and management, including each in executive session. Management is solely responsible for our financial statements and the financial reporting process, including the system of internal controls. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of these financial statements, in all material respects, with accounting principles generally accepted in the United States of America.

Our Audit Committee is responsible for retaining and compensating our independent registered public accounting firm. The Audit Committee annually reviews and pre-approves the audit, review, attestation and permitted non-audit services to be provided during the next audit cycle by our independent registered public accounting firm. To the extent practicable, at the same meeting the Audit Committee also reviews and approves a budget for each of such services. Services proposed to be provided by the independent registered public accounting firm that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the Audit Committee. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Audit Committee at its next scheduled meeting.

All requests or applications for the independent auditor to provide services to us must be submitted to the Audit Committee by the independent auditor and management and must state whether, in the view of the submitting party, the request or application is consistent with applicable laws, rules and regulations relating to auditor independence. In the event that any member of management or the independent auditor becomes aware that any services are being, or have been, provided to us by the independent auditor without the requisite pre-approval, such individual must immediately notify the Chief Financial Officer, who must promptly notify the Chairman of the Audit Committee and appropriate management so that prompt action may be taken to the extent deemed necessary or advisable.

The Audit Committee is currently comprised of Messrs. Keeffe (Chairman), McDaniel and Mintz. The Board has affirmatively determined that each of the members is able to read and understand fundamental financial statements, and is “independent” under applicable SEC rules and regulations and for purposes of NASDAQ rules applicable to members of the Audit Committee. Additionally, our Board of Directors has determined that Messrs. Keeffe, McDaniel and Mintz are each an “audit committee financial expert.”

As discussed below, if the Board Expansion Proposal is not approved by the shareholders, then Mr. Keeffe will not be nominated for election to the Board pursuant to this Proposal 2 and any votes to elect him will be disregarded. In such case, the Board will appoint an additional independent director as a member of the Audit Committee in accordance with applicable SEC rules and regulations and NASDAQ rules.

Our Audit Committee met formally four times during the fiscal year ended December 31, 2018. No current director who was a member of the Audit Committee in 2018 attended fewer than 75% of the aggregate number of formal meetings of the Audit Committee during the period in which he served on such committee. The Audit Committee Charter is available free of charge to the public on our website at http://www.ultrapetroleum.com. You may also request a copy of the Audit Committee Charter at no cost by making a written or telephone request for copies to Ultra Petroleum Corp., Corporate Secretary, 116 East Inverness Drive, Suite 400, Englewood, CO 80112, (303) 708-9740.

Compensation Committee. The purpose of our Compensation Committee is to carry out the responsibilities delegated by the Board relating to the review and determination of executive compensation. The Compensation Committee has the authority and responsibility to, among other things: annually review and approve the corporate goals and objectives applicable to the compensation of the executive officers; review and discuss with management our “Compensation Discussion and Analysis” and related executive compensation information to be included in our annual proxy statement; review and, when appropriate, recommend to the Board for approval, incentive compensation plans and equity-based plans; and consider the results of the most recent shareholder advisory vote on executive compensation as required by Section 14A of the Exchange Act.

The Compensation Committee is currently comprised of Messrs. Goldman (Chairman), Keeffe, Lederman and Scoggins.  Each of these members is “independent” under applicable SEC rules and regulations and for purposes of NASDAQ rules applicable to members of the Compensation Committee.

Our Compensation Committee met formally six times during the fiscal year ended December 31, 2018. No current director who was a member of the Compensation Committee in 2018 attended fewer than 75% of the aggregate number of formal meetings of the Compensation Committee during the period in which he served on such committee. The Compensation Committee Charter is available free of charge to the public on our website at http://www.ultrapetroleum.com. You may also request a copy of the Compensation Committee Charter at no cost by making a written or telephone request for copies to Ultra Petroleum Corp., Corporate Secretary, 116 East Inverness Drive, Suite 400, Englewood, CO 80112, (303) 708-9740.

Nominating and Corporate Governance Committee. The purpose of the Nominating and Corporate Governance Committee (the “Nominating Committee”) is to: develop and recommend qualification standards and other criteria for selecting new directors; oversee evaluations of the Board, individual Board members and the Board committees; and periodically review and assess our Corporate Governance Principles and Code of Ethics and Business Conduct and our compliance therewith, and make recommendations for changes thereto to the Board.

The Nominating Committee is currently comprised of Messrs. Mintz (Chairman), Goldman and Lederman. Each of these members is “independent” under applicable SEC rules and regulations and for purposes of NASDAQ rules applicable to members of the Nominating Committee.

Our Nominating Committee met formally once during the fiscal year ended December 31, 2018. No current director who was a member of the Nominating Committee in 2018 attended fewer than 75% of the aggregate number of formal meetings of the Nominating Committee during the period in which he served on such committee. In accordance with our Corporate Governance Principles and with the Nominating Committee’s Charter, the Nominating Committee performs the functions listed above, which includes an assessment of whether our Board has the necessary diversity of skills, backgrounds, and experiences to meet our ongoing needs. The Nominating Committee Charter is available free of charge to the public on our website at http://www.ultrapetroleum.com. You may also request a copy of the Nominating Committee Charter at no cost by making a written or telephone request for copies to Ultra Petroleum Corp., Corporate Secretary, 116 East Inverness Drive, Suite 400, Englewood, CO 80112, (303) 708-9740.

IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

The Board has established certain criteria that it and the Nominating Committee use as guidelines in considering nominations to our Board. The criteria include: personal characteristics, including such matters as integrity, age, education, financial independence, diversity of background, gender and ethnic diversity, skills and experience, absence of potential conflicts of interest with us and our operations, willingness to exercise independent judgment, and the availability and willingness to devote sufficient time to the duties as one of our directors; experience in corporate management; experience as a board member of another company; practical and mature business judgment; and in the case of an incumbent director, past performance on our Board. The criteria are not exhaustive and the Board and the Nominating Committee may consider other qualifications and attributes which they believe are appropriate in evaluating the ability of an individual to serve on our Board. Our goal is to assemble a board of directors with a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board and the Nominating Committee also consider candidates with appropriate non-business backgrounds.

The Board and our Nominating Committee believe that, based on their knowledge of our corporate governance principles and the needs and qualifications of the Board at any given time, the Board, with the help of the Nominating Committee, is best equipped to select nominees that will result in a well-qualified and well-rounded board of directors. Accordingly, it is the policy of the Board not to accept unsolicited nominations from shareholders.

In making its nominations, the Board and the Nominating Committee identify nominees by first evaluating the current members of the Board willing to continue their service. Current members with qualifications and skills that are consistent with the criteria for Board service are re-nominated. As to new candidates, the Board and the Nominating Committee members discuss among themselves and members of management their respective recommendations. The Board and the Nominating Committee may also review the composition and qualification of the boards of directors of our competitors, seek input from industry experts or analysts and commission a formal director search to help identify qualified candidates. The Board and the Nominating Committee review the qualifications, experience and background of the candidates. Final candidates are interviewed by the independent directors and executive management. In making determinations, the Board and the Nominating Committee evaluate each individual in the context of the Board as a whole, with the objective of assembling a group that can best represent shareholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the Board of Directors slates the nominees. The Nominating Committee, and the Board as a whole, believes each slated nominee possesses some or all of the desired qualifications and attributes.

In addition, as previously disclosed, we have entered into a director nomination agreement dated December 21, 2018 (the “Director Nomination Agreement”) with certain holders of our 9.00% Cash / 2.00% PIK Senior Secured Second Lien Notes (“Second Lien Noteholders”), pursuant to which a majority of such holders may designate an independent director for nomination to the Board. On January 30, 2019, pursuant to the terms of the Director Nomination Agreement, Sylvia K. Barnes became a non-voting observer of the Board. Certain of the Second Lien Noteholders have designated Ms. Barnes to be nominated to the Board pursuant to the terms of the Director Nomination Agreement, and, as discussed in the section below entitled “Proposal 2 — Election of Directors,” the Nominating Committee has nominated Ms. Barnes for election as one of our directors, and the Board unanimously recommends that she be elected to the Board as a director.

In the section below entitled “Proposal 2 — Election of Directors,” biographical information is furnished with respect to each of the nominees for election at the Annual Meeting, together with a discussion of how each nominee’s experience, qualifications, attributes and skills led us to conclude such nominee should serve as one of our directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There were no Compensation Committee interlocks nor insider (employee) participation during 2018.

CERTAIN TRANSACTIONS

In the ordinary course of our business, we purchase products or services from, or engage in other transactions with, various third parties. Occasionally, these transactions may involve entities that are affiliated with one or more members of our Board. When they occur, these transactions are conducted in the ordinary course and on an arms-length basis.

Review, Approval and Ratification of Related Party Transactions

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. We have developed and implemented processes and controls to obtain information from our directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are disclosed in our annual proxy statement. In addition, our Nominating Committee or our Board (if appropriate) reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, consideration is given to:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including, without limitation, the amount and type of transaction;
•	the importance of the transaction to the related person;
•	the importance of the transaction to us;
•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and
•	any other matters deemed appropriate.

Any director who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at the meeting where the transaction is considered.

Related Party Transactions

Since the beginning of fiscal year 2018, there have been no transactions in excess of $120,000 between us and a related person in which the related person had a direct or indirect material interest.

AMENDMENTS TO THE YUKON BUSINESS CORPORATIONS ACT

Ultra Petroleum is incorporated under the YBCA.  Effective May 1, 2015, the Yukon Government implemented material amendments to the YBCA, including, but not limited to, the following amendments, which may differ from other business corporations statutes in Canada and the United States:

•

A corporation may, in its articles, set the majority required to approve a special resolution as between 51% and 99% of the voting shares. The default rule still requires a two-thirds vote to approve a special resolution.  If the articles of a corporation do not set a majority, such as with Ultra Petroleum’s Articles, approval of special resolution will continue to require 66 2/3% of the votes cast.

•

Share splits and share consolidations (the latter also known in the United States as a “reverse stock split”) may be implemented by a resolution of the board of directors of the corporation, provided, generally, that (i) there is only one class of shares issued and outstanding, or (ii) any other issued and outstanding class of shares is not adversely affected by such share split or share consolidation.

•

A subsidiary corporation may purchase and hold shares in its parent, provided there are reasonable grounds for believing that the subsidiary corporation is, or would after the purchase be, able to pay its liabilities as they become due.

•

To be valid, a written resolution of the directors of a corporation in lieu of a board meeting need not be unanimous; however, all directors of the corporation must sign the written resolution, a majority of such directors must approve the resolution and the resolution must indicate, for each director, whether such director approved, opposed or abstained from voting.

•	A director of a corporation may be elected for a term beginning at a future date or upon the occurrence of a future event.
•

A corporation is permitted to advance to an officer or director funds for the costs, charges and expense of a proceeding pursuant to an indemnification by the corporation, provided certain conditions are satisfied, including compliance with such person’s fiduciary duties and such person having reasonable grounds for believing such conduct was lawful, provided that such person repay the corporation if such conditions are not satisfied.

•

In order to submit a shareholder proposal, the shareholder submitting the proposal must legally or beneficially own at least 1% of the corporation’s outstanding voting shares, except for proposals regarding the nomination of directors which require at least 5% of the corporation’s voting shares. However, any shareholder may nominate a director at a meeting where the election of directors is an item of business (i.e., at annual shareholder meetings), regardless of shareholdings in the corporation.

•

Shareholder approval of the sale of all or substantially all of the assets of the corporation is not required where (i) the assets subject to such sale constitute not more than 75% of the value of all the assets of the corporation as of the end of its most recently completed fiscal year, or (ii) the articles of a corporation permit the directors to  authorize the sale of all or substantially all of the assets of the corporation.

The above list of amendments to the YBCA is not complete and is subject to, supplemented and qualified in its entirety by the reference to, the full text of the YBCA.

PROPOSAL 1

BOARD EXPANSION PROPOSAL

As of the date of this proxy statement, the Articles of the Company provide that the Board shall consist of no more than seven directors. As previously disclosed, on December 21, 2018, we entered into the Director Nomination Agreement with certain of the Second Lien Noteholders, pursuant to which a majority of such holders may designate an independent director for nomination to the Board. Also pursuant to the Director Nomination Agreement we agreed to propose at this Annual Meeting an amendment to the Articles of the Company to increase the maximum number of directors of the Board, in order to permit the nomination of the additional director designated by such Second Lien Noteholders.

On March 27, 2019, the Board unanimously approved for submission to the shareholders a special resolution to amend the Articles of the Company to increase the minimum number of directors to three and the maximum number of directors to nine, as follows:

“RESOLVED as a Special Resolution of Ultra Petroleum Corp. (the “Corporation”), that:

A.	Section 6 of the Schedule to the Articles of Reorganization of the Corporation filed April 12, 2017, which reads:

“The Board shall consist of not less than one and not more than seven directors, and shall as of the date of filing of these Articles of Reorganization be comprised of seven directors. The seven members of the Board shall be Michael D. Watford, Roger A. Brown, W. Charles Helton, Michael J. Keeffe and Stephen J. McDaniel and two additional directors selected in accordance with section 4.15 of the Plan of Reorganization and the U.S. Bankruptcy proceedings prior to the Effective Date (the two members so selected being the “Section 4.15 Directors”).  The term for the seven directors following the Effective Date shall be the longer of two (2) years, or until the election of their successor (the “Post Effective Day Term”). At each annual meeting of shareholders that occurs after the second anniversary of the Effective Date, directors shall be elected for a term of office to expire on the close of the next succeeding annual meeting of shareholders.”;

is deleted in its entirety, and replaced with:

“The minimum number of directors of the Corporation is three and the maximum number of directors of the Corporation is nine. At each annual meeting of shareholders, directors shall be elected for a term of office to expire on the close of the next succeeding annual meeting of shareholders.”

B.

Any one director or any one officer of the Corporation is hereby authorized and directed to execute and deliver all such deeds, documents and other writings, including Articles of Amendment and to do such acts and things as any such director or officer, in his or her absolute discretion, may consider to be necessary or desirable for the purpose of giving effect to this resolution.

C.

The directors of the Corporation are authorized, in their unfettered discretion, to revoke this resolution at any time prior to the filing of the Articles of Amendment with the Yukon Registrar of Corporations, such decision to be evidenced by a duly passed resolution of the directors of the Corporation.”

This special resolution to amend the Articles of the Company to increase the minimum number of directors to three and the maximum number of directors to nine requires the affirmative vote of at least 66 2/3% of the votes cast on the matter.

If this Board Expansion Proposal is approved by the shareholders, then all eight director nominees will be nominated for election to the Board pursuant to Proposal 2 below. If this Board Expansion Proposal is not approved by the shareholders, then Mr. Keeffe will not be nominated for election to the Board pursuant to Proposal 2 below and any votes to elect him will be disregarded.

Our Board believes that it is in the best interests of the Company and its shareholders for the Board to determine the appropriate number of directors, with a minimum of three directors (in accordance with the YBCA and applicable NASDAQ rules) and a maximum of nine directors, to provide flexibility for the election or appointment of additional directors, where appropriate. Our Board believes this amendment aligns the Company’s Articles with peer public Canadian corporations, and is worthy of shareholder support.

Accordingly, the Board unanimously recommends shareholders vote in favor of the above special resolution.

Shareholders are encouraged to read the proposed Amended and Restated Articles, which set forth the simplified Articles of the Corporation, assuming shareholders approve by way of special resolution each of Proposal 1, Proposal 7 and Proposal 8, a copy of which is attached to this proxy statement as Schedule B, and which have been unanimously approved by the Board subject to shareholder approval of Proposal 1, Proposal 7 and Proposal 8.

In the absence of instructions to the contrary, shares represented by a properly completed and deposited proxy will be voted FOR the special resolution.

PROPOSAL 2

ELECTION OF DIRECTORS

The Board unanimously recommends a vote FOR the election of each nominee

Each of our directors is elected annually and holds office until the next annual meeting of the shareholders unless that person ceases to be a director before then. In the absence of instructions to the contrary, the shares represented by a properly completed and deposited proxy will be voted for the nominees herein listed. Each incumbent director identified in the table below was nominated by our Nominating Committee as a nominee for election as one of our directors. Each of the nominees has consented to be nominated and have expressed their intention to serve if elected. Management does not contemplate that any of the nominees set out below will be unable to serve as a director, subject to the contingency described in the following paragraph.

As described above under Proposal 1, the Articles of the Company provide that the Board shall consist of no more than seven directors. In accordance with the terms of the Director Nomination Agreement, the Company has proposed an amendment to the Articles of the Company to increase the maximum number of directors of the Board, in order to permit the nomination of an additional director designated by such Second Lien Noteholders. If the Board Expansion Proposal is approved by the shareholders, then all eight director nominees will be nominated for election to the Board pursuant to this Proposal 2. If the Board Expansion Proposal is not approved by the shareholders, then Mr. Keeffe will not be nominated for election to the Board pursuant to this Proposal 2 and any votes to elect him will be disregarded.

DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

The following table provides information with respect to our directors, our nominees for director and our executive officers as of December 31, 2018. Please refer to the “Beneficial Ownership of Securities — Security Ownership of Certain Beneficial Owners and Management” table for a summary of the number of common shares owned by those of our directors, director nominees and named executive officers. Each executive officer has been appointed to serve based on his or her respective employment agreements with the Company. See Compensation Discussion and Analysis for additional details.

There are no family relationships among any of our directors, director nominees and executive officers.  Certain of our executive officers and directors served as officers or directors of the Company, as applicable, prior to and during its chapter 11 proceedings.

Name	Current Position with the Company
Evan S. Lederman	Chairman of the Board (Nominee)
Sylvia K. Barnes	Board Observer (Nominee)
Neal P. Goldman	Director (Nominee)
Brad Johnson	President, Chief Executive Officer and Director (Nominee)
Michael J. Keeffe	Director (Nominee)
Stephen J. McDaniel	Director (Nominee)
Alan J. Mintz	Director (Nominee)
Edward A. Scoggins, Jr.	Director (Nominee)
Jerald J. Stratton, Jr.	Senior Vice President and Chief Operating Officer
David W. Honeyfield	Senior Vice President and Chief Financial Officer
Maree K. Delgado	Vice President and Chief Accounting Officer
Kent Rogers	Vice President, Drilling and Completions

Evan S. Lederman

• Age: 39 • Chairman of the Board since 2018 Board Committees: • Compensation Committee • Nominating and Corporate Governance Committee

Key Attributes/Skills/Expertise:

We believe Mr. Lederman is a valuable member of the Board and that he is highly qualified to be our Chairman because of the strategic and analytical experience and expertise he has developed as a result of his extensive directorship, finance, and investment experience with oil and gas exploration and production companies.

Mr. Evan S. Lederman is a Partner and member of the Risk Committee at Fir Tree Partners. Mr. Lederman co-manages the firm’s distressed credit, restructuring, activist and private equity oriented strategies, including Fir Tree Partners’ energy investments. Prior to joining Fir Tree Partners in 2011, Mr. Lederman worked in the Business Finance and Restructuring groups at Weil, Gotshal & Manges LLP and Cravath, Swaine & Moore LLP. In addition to Ultra Petroleum, Mr. Lederman is currently a member of the board, in his capacity as a Fir Tree Partners employee, of Riviera Resources, Inc. (Chairman), Roan Resources, Inc., Amplify Energy Corp. (formerly Memorial Production Partners), Midstates Petroleum Company, Inc., New Emerald Energy LLC and Deer Finance, LLC. Mr. Lederman received a J.D. degree with honors from New York University School of Law and a B.A., magna cum laude, from New York University.

Sylvia K. Barnes

• Age: 62 • Board Observer since 2019

Key Attributes/Skills/Expertise:

We believe Ms. Barnes would be a valuable member of our Board because of her extensive oil and gas financial, investment banking and engineering expertise, as well as her public and private board experience.

Ms. Sylvia Barnes is a Principal and owner of Tanda Resources LLC, a privately-held oil & gas investment and consulting company. She is a member of the board of directors of SandRidge Energy, Inc., and serves on the Compensation Committee, and is a member of the board of directors of Pure Acquisition Corp. and serves as chairperson of the Audit Committee and as a member of the Compensation and Nominating and Governance Committees. Previously, Ms. Barnes served on the board of directors of Halcón Resources Corporation and as a member of its Audit Committee and Reserves Committee. She is experienced in advising boards of directors, special committees and executive management on financial decisions with strategic and governance considerations and being responsible for strategic growth initiatives, budgets and profits and losses. Ms. Barnes began her career as a reservoir engineer for Esso Resources. She graduated from the University of Manitoba with a Bachelor of Science in Engineering, was a licensed professional engineer in Alberta and earned a Masters of Business Administration in Finance from York University.

As discussed under the section of this proxy statement entitled “Corporate Governance — Identifying and Evaluating Director Nominees,” on January 30, 2019, Sylvia K. Barnes became a non-voting observer of the Board pursuant to the terms of the Director Nomination Agreement with certain of our Second Lien Noteholders. Certain of the Second Lien Noteholders have designated Ms. Barnes to be nominated to the Board pursuant to the terms of the Director Nomination Agreement.

Neal P. Goldman

• Age: 49 • Independent Director since 2017 Board Committees: • Compensation Committee (Chair) • Nominating and Corporate Governance Committee

Key Attributes/Skills/Expertise:

We believe Mr. Goldman’s extensive financial expertise and experience in representing public and private companies in complex financial situations brings important experience and skill to our Board and makes him highly qualified to chair our Compensation Committee.

Mr. Neal P. Goldman is currently the Managing Member of SAGE Capital Investments, LLC, a consulting firm specializing in independent board of director services, turnaround consulting, strategic planning, and special situation investments. Mr. Goldman was a Managing Director at Och Ziff Capital Management, L.P. from 2014 to 2016 and a Founding Partner of Brigade Capital Management, LLC from July 2007 to 2012, which he helped build to over $12 billion in assets under management. Prior to this, Mr. Goldman was a Portfolio Manager at Mackay Shields, LLC and also held various positions at Salomon Brothers Inc., both as a mergers and acquisitions banker and as an investor in the high yield trading group. Throughout his career, Mr. Goldman has held numerous board representations including roles as an independent member of the boards of directors of Lightsquared, Inc., Pimco Income Strategy Fund I & II, and Catalyst Paper Corporation as well as a member of the boards of directors of Jacuzzi Brands and NII Holdings, Inc.  Mr. Goldman currently serves as Chairman of the Board of Stone Energy Corporation, and is a member of the Board of Midstates Petroleum Company and Ditech Holding Corporation.  Mr. Goldman received a B.A. from the University of Michigan and a M.B.A. from the University of Illinois.

Brad Johnson

• Age: 47 • Director since 2018; President and Chief Executive Officer since 2019

Key Attributes/Skills/Expertise:

We believe Mr. Johnson is a valuable member of the Board because of his deep expertise, experience and knowledge, including his work and management of the exploration and development of our Pinedale field assets over the past decade.

Mr. Brad Johnson joined Ultra Petroleum in 2008 as Director, Reservoir Engineering and Planning, before being named Vice President, Reservoir Engineering and Development in 2011 and Senior Vice President of Operations in 2014. Effective February 28, 2018, he was promoted to Interim Chief Executive Officer and appointed to our Board of Directors, and effective March 1, 2019, he was promoted to President and Chief Executive Officer. Prior to joining Ultra, Mr. Johnson was employed by Anadarko Petroleum for 13 years where he served in various engineering and leadership roles in several assets located in onshore North America, shelf and deep-water Gulf of Mexico and in Algeria. Mr. Johnson earned a Bachelor of Science in Petroleum Engineering from Texas A&M University and an M.S. in Petroleum Engineering from the University of Texas. He is a member of the Society of Petroleum Engineers and is a licensed professional engineer in Texas, Colorado, Wyoming and Pennsylvania.

Michael J. Keeffe

• Age: 67 • Independent Director since 2012 Board Committees: • Audit Committee (Chair) • Compensation Committee

Key Attributes/Skills/Expertise:

We believe Mr. Keeffe is a valuable member of the Board and that he is highly qualified to chair our Audit Committee because of his extensive accounting and financial expertise in our industry and related industries.

Prior to his retirement in 2011, Mr. Michael J. Keeffe was a Senior Audit Partner with Deloitte & Touche LLP. He has 35 years of public accounting experience at Deloitte & Touche directing financial statement audits of public companies, principally in the oil field service and engineering and construction industries, most with significant international operations. He also served as a senior risk management and quality assurance partner in the firm’s consultation network. He is a Certified Public Accountant and holds a Bachelor of Arts and a Master of Business Administration from Tulane University. Mr. Keeffe currently serves on the board of directors and Audit Committee of Gulf Island Fabrication, Inc.

As discussed above, Mr. Keeffe’s nomination pursuant to this Proposal 2 is contingent upon the approval by the shareholders of the Board Expansion Proposal. If the Board Expansion Proposal is not approved by the shareholders, then Mr. Keeffe will not be nominated for election to the Board pursuant to this Proposal 2 and any votes to elect him will be disregarded.

Stephen J. McDaniel

• Age: 57 • Independent Director since 2006 Board Committees: • Audit Committee

Key Attributes/Skills/Expertise:

We believe Mr. McDaniel is a valuable member of our Board because of his significant oil and gas managerial and operational experience, his energy investment banking background, and his financial expertise.

Mr. Stephen J. McDaniel previously served as a director of Midstates Petroleum Company, where he was previously President and Chief Executive Officer and, later, non-executive Chairman.  Since 2013, Mr. McDaniel has served on the Executive Board of the Lone Star Chapter of Big Brothers Big Sisters.  His previous experience included approximately ten years of oil and gas investment banking, the majority of which was with Merrill Lynch where he held the position of Managing Director.  He began his career with Conoco in 1983 where he held a variety of engineering, operations, and business development positions.

Alan J. Mintz

• Age: 57 • Independent Director since 2017 Board Committees: • Audit Committee • Nominating and Corporate Governance Committee (Chair)

Key Attributes/Skills/Expertise:

We believe Mr. Mintz is a valuable member of the Board and that he is highly qualified to chair our Nominating and Corporate Governance Committee because of his extensive analytical, financial, and investment experience, as well as his accounting expertise.

Mr. Alan J. Mintz is a Managing Principal of Stone Lion. Mr. Mintz co-founded Stone Lion in August 2008 and launched the Stone Lion Funds in November 2008. Prior to Stone Lion, Mr. Mintz was employed by Bear Stearns (1997-2008) where he served as a Senior Managing Director, a Global Co-Head of Distressed Debt Trading and Proprietary Investments and the Director of Distressed Research. Mr. Mintz also served as a board member of various Bear Stearns’ portfolio companies. Prior to his employment with Bear Stearns, Mr. Mintz worked at Policano & Manzo (1990-1997) as a Restructuring Advisor, advising creditors and debtors of financially troubled companies. For several years prior to that, he worked in public accounting, beginning his career at Arthur Andersen & Company where he was employed from 1983 until 1989 and was a Senior Manager in the Tax Division. Mr. Mintz received a Bachelor of Science from Boston University in 1983.

Edward A. Scoggins, Jr.

• Age: 39 • Independent director since 2018 Board Committees: • Compensation Committee

Key Attributes/Skills/Expertise:

We believe Mr. Scoggins is a valuable member of our Board because of his significant financial and investment expertise as well as his managerial and operational experience in the upstream oil and gas exploration and production business.

Mr. Edward A. Scoggins co-founded Millennial Energy Partners in 2012, and currently serves as Managing Partner. Under his leadership, the firm has secured private equity capital in excess of $300 million and directly invested in oil and gas assets through eight investment vehicles. Prior to Millennial, Mr. Scoggins led BG Group plc’s commercial and technical teams from 2008 to 2012 on oil and gas investments in the Haynesville shale, Marcellus shale, British Columbia, Chile, Equatorial Guinea and Trinidad and Tobago. Prior to joining BG, Mr. Scoggins was Strategic Planning Manager and Community and Public Relations Manager with Marathon Oil from 2005 to 2008. Mr. Scoggins began his career with Bechtel Corporation as Project Controls Engineer in Equatorial Guinea, West Africa in 2004. In addition to Ultra Petroleum, Mr. Scoggins is currently a member of the board of Amplify Energy Corp. (formerly Memorial Production Partners), which he joined in 2017. He received his bachelor’s degree in Economics and History from Vanderbilt University in 2002 and earned his Master of Science in Foreign Service (MSFS) degree with a concentration in business and finance from Georgetown University in 2004.

Jerald J. Stratton, Jr.

• Age: 57 • Senior Vice President and Chief Operating Officer since 2018

Key Attributes/Skills/Expertise:

Mr. Stratton has nearly 35 years of operations, technical, and management expertise in domestic and international oil and gas operating companies both onshore and offshore, with conventional and unconventional assets.

Mr. Stratton joined Ultra Petroleum in June 2018.  He previously served as Executive Vice President and Chief Operating Officer of Jagged Peak Energy Inc. from August 2017 through February 2018. Prior to that, he served as Chief Operating Officer of Permian Resources LLC from April 2014 until May 2017. Before joining Permian Resources LLC, he was District Manager for Permian Basin and Mid-Continent assets for Chesapeake Energy Corporation from January 2011 to March 2014.  He began his career with Atlantic Richfield Company, and held positions of increasing responsibility at Occidental Petroleum Corporation and Anadarko Petroleum Corporation.  He serves on the board of directors for Von Miller’s charitable foundation, “Von’s Vision” and is SPE Co-Chairman of the Technical Program for URTeC, the Unconventional Resources Technology Conference in Denver.  Mr. Stratton earned a Bachelor of Science in Petroleum Engineering (cum laude) from Texas A&M University.

David W. Honeyfield

• Age: 51 • Senior Vice President and Chief Financial Officer since 2018

Key Attributes/Skills/Expertise:

Mr. Honeyfield has nearly 30 years of finance, accounting and management expertise, including in the oil and gas exploration and production, manufacturing and mining sectors.

Mr. David W. Honeyfield joined Ultra Petroleum in November 2018.  He most recently served as Senior Vice President and Chief Financial Officer of PDC Energy, Inc. from December 2016 to January 2018, and as Chief Financial Officer of Jonah Energy LLC from August 2014 to December 2016. Also, his previous experience includes six years at Intrepid Potash, Inc., including most recently as President and Chief Financial Officer. Prior to that, he served in various leadership roles including Senior Vice President and Chief Financial Officer of SM Energy, and Controller and Chief Accounting Officer of Cimarex Energy Co.  Prior to that, Mr. Honeyfield was a Senior Audit Manager with Arthur Andersen LLP in Denver, where he focused on clients in the oil and gas exploration and production, manufacturing and mining sectors. He serves on the board of directors of Children’s Hospital Colorado as the Treasurer and is Chairman of the Audit and Finance Committees, as well as on the Finance and Audit Committee of Habitat for Humanity of Metro Denver. Mr. Honeyfield holds a Bachelor of Arts degree in economics from the University of Colorado and is a Certified Public Accountant.

Maree K. Delgado

• Age: 39 • Vice President and Chief Accounting Officer since 2018	Key Attributes/Skills/Expertise: Ms. Delgado has almost 20 years of accounting and management expertise in the energy industry, including in the oil and gas exploration, midstream and mining sectors.

Ms. Maree K. Delgado joined Ultra Petroleum in 2007, earning roles with increasing responsibility in the accounting department, including Assistant Controller and Corporate Controller, before her appointment to Vice President and Chief Accounting Officer in 2018. Prior to joining Ultra Petroleum, she worked for KPMG as an auditor, taking on roles with increasing responsibilities during her six-year tenure, culminating as a Manager based out of Australia. Ms. Delgado has a Bachelor of Commerce in Accounting and Business Law from Curtin University of Technology in Perth, Western Australia. She is a Certified Public Accountant.

Kent Rogers

• Age: 62 • Vice President, Drilling and Completions since 2012

Key Attributes/Skills/Expertise:

Mr. Rogers has nearly 40 years of industry experience in all aspects of oil and gas operations, in both domestic and international producing basins, including onshore and offshore.

Mr. Kent Rogers joined Ultra Petroleum in 2005 as Senior Drilling Engineer, earning roles with increasing responsibility culminating in his appointment to Vice President, Drilling and Completions in 2012. Prior to joining Ultra Petroleum, Mr. Rogers held management positions with Maxus Energy, Torch Energy, and Mission Resources. He obtained a Bachelor of Science in Petroleum Engineering from the University of Oklahoma and is a lifetime member of the Society of Petroleum Engineers.

Our Board unanimously recommends shareholders vote “FOR” the nominees for director herein listed.

In the absence of instructions to the contrary, the shares represented by a properly completed and deposited proxy will be voted FOR the nominees herein listed.

PROPOSAL 3

APPOINTMENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We are asking our shareholders to approve the resolution set forth below regarding the appointment of Ernst & Young LLP as our independent registered public accounting firm until the close of our next annual meeting of shareholders and authorization for the directors to fix their remuneration.

RESOLVED, the shareholders of Ultra Petroleum Corp. hereby appoint Ernst & Young LLP as the independent registered public accounting firm of the Company to hold office until the close of the next annual meeting of shareholders at a remuneration to be determined by the Board of Directors.

Representatives of Ernst & Young LLP may attend the Annual Meeting, and if they attend, they will also be available to respond to appropriate questions of the shareholders.

In the absence of instructions to the contrary, the shares represented by a properly completed and deposited proxy will be voted FOR the resolution.

PRINCIPAL ACCOUNTANTS FEES AND SERVICES

The following table presents aggregate fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for each of the years ended December 31, 2018 and 2017, and fees billed for other services rendered by Ernst & Young LLP during those years.

	2018	2017
	(in thousands)
Audit fees(1)	$1,281	$1,597
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$1,281	$1,597

(1)

Audit fees includes the aggregate fees for (a) professional services rendered by the independent registered public accounting firm for the annual audit of our financial statements and internal controls over financial reporting, (b) review of financial statements included in our Registration Statements and quarterly reports filed with the SEC, (c) comfort letters issued in connection with our Registration Statements, and (d) services that are typically provided by the independent registered public accounting firm in connection with other statutory and regulatory filings made by the Company during those fiscal years.

All of the services provided by our independent registered public accounting firm during 2018 and 2017 were pre-approved by the Audit Committee. The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax, and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and permitted non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before our independent registered public accounting firm is engaged to perform it. The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman reports any decisions to the Audit Committee at its next scheduled meeting.

AUDIT COMMITTEE REPORT

Acting pursuant to its Charter, our Audit Committee reviewed and discussed our audited financial statements at, and for the year ended, December 31, 2018 with management and our independent auditors and recommended to our Board of Directors that the financial statements be included in our Annual Report on Form 10-K for 2018. This recommendation was based on: the Audit Committee’s review of the audited financial statements; discussion of the financial statements with management; discussion with our independent auditors, Ernst & Young LLP, of the matters required to be discussed by auditing standards generally accepted in the United States of America, including the matters required to be discussed by SAS 61 and the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board; receipt from Ernst & Young LLP of the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); discussions with Ernst & Young LLP regarding its independence from the Company and our management; and Ernst & Young LLP’s confirmation that it would issue its opinion that the consolidated financial statements present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries and the results of their respective operations and cash flows for the periods presented in conformity with accounting principles generally accepted in the United States of America.

Audit Committee:

Mr. Michael J. Keeffe, Chairman

Mr. Stephen J. McDaniel

Mr. Alan J. Mintz

PROPOSAL 4

APPROVAL OF A&R STOCK INCENTIVE PLAN

GENERAL

On June 8, 2018, our Board and our Compensation Committee approved an amendment and restatement of the Company’s 2017 Stock Incentive Plan (prior to this proposed amendment, the “Prior Plan” and, as amended and restated, the “A&R Stock Incentive Plan”), in part subject to the approval of our shareholders at the Annual Meeting. The Board believes approval and ratification of the A&R Stock Incentive Plan is in the best interests of our shareholders and the Company. Our continuing ability to offer equity incentive awards under the A&R Stock Incentive Plan is critical to our ability to attract, motivate and retain key individuals who are critical to our long-term success, particularly as we grow and in light of the highly competitive market for talent in which we operate.

As previously disclosed, the A&R Stock Incentive Plan amends and restates the Prior Plan to, among other things:

•	subject to shareholder approval, provide that consultants, independent contractors and advisors are eligible to participate and receive equity awards in the A&R Stock Incentive Plan;
•	limit the aggregate incentive awards available to be granted to any outside director during a single calendar year to a maximum of $750,000;
•	revise the definition of a Change of Control to exclude a change in a majority of the members on the Board;
•

provide that, with respect to awards granted on or after June 8, 2018, no such awards will vest solely as a result of a Change in Control (as defined in the A&R Stock Incentive Plan) unless expressly provided otherwise in the applicable grant agreement or unless otherwise determined by the Compensation Committee; and

•	make certain other changes related to revisions to the Code.

The purpose of the A&R Stock Incentive Plan is to foster and promote the long-term financial success of the Company and to increase shareholder value by encouraging the commitment and retention of selected employees, consultants and directors, motivating superior performance of our employees, consultants and directors, providing selected employees, consultants and directors a way to obtain equity ownership in the Company to align their personal interests with those of our shareholders; and attracting and retaining selected employees, consultants and directors by providing competitive compensation opportunities. To accomplish this purpose, the A&R Stock Incentive Plan authorizes us to provide equity incentive compensation in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, and other stock-based awards to our employees (including our executive officers), consultants (including independent contractors and advisors) and directors.

If our shareholders approve this Proposal 4, the amendment to the A&R Stock Incentive Plan to adjust the classes of service providers eligible to receive awards to include consultants, independent contractors, and advisors will become effective as of the date of shareholder approval.

If our shareholders do not approve this Proposal 4, the amendment to A&R Stock Incentive Plan to adjust the classes of service providers eligible to receive awards to include consultants, independent contractors, and advisors will not take effect, and our A&R Stock Incentive Plan will remain effective as it was approved June 8, 2018 (without giving effect to the proposed eligibility of consultants, independent contractors and advisors) and will continue to be administered in its current form.

We are not seeking shareholder approval of any other changes to the A&R Stock Incentive Plan.

Our executive officers and directors have an interest in this Proposal 4 by virtue of their being eligible to receive equity awards under the A&R Stock Incentive Plan. The remainder of this discussion, when referring to the A&R Stock Incentive Plan, refers to the amended A&R Stock Incentive Plan as if this Proposal 4 was approved by our stockholders, unless otherwise specified or the context otherwise references the Prior Plan.

Our Board unanimously recommends shareholders vote “FOR” the approval and ratification of the A&R Stock Incentive Plan.

DESCRIPTION OF STOCK INCENTIVE PLAN

Below is a summary of the principal features of the A&R Stock Incentive Plan. Shareholders are also encouraged to refer to the full text of the A&R Stock Incentive Plan, a copy of which is attached to this proxy statement as Schedule A.

Administration

The A&R Stock Incentive Plan will be administered by our Compensation Committee, which our Board has designated as the committee responsible for administering the A&R Stock Incentive Plan. Each of the members of our Compensation Committee are “outside directors” under NASDAQ rules applicable to members of the Compensation Committee and/or “non-employee directors” under Rule 16b-3 promulgated under the Exchange Act.

As set forth in the A&R Stock Incentive Plan, the Compensation Committee has the authority to select the individuals who are eligible to receive incentive compensation awards under the A&R Stock Incentive Plan, the types and amounts of incentive compensation awarded, and the terms and conditions of these incentive awards. As limited by applicable law and the A&R Stock Incentive Plan, the Compensation Committee may delegate this authority to our officers or other employees. The Compensation Committee also has the authority to interpret the A&R Stock Incentive Plan and to establish, amend or waive rules it deems necessary or appropriate in the administration of the A&R Stock Incentive Plan.

Eligibility

Only the following classes of individuals are eligible to participate and receive equity awards under the A&R Stock Incentive Plan:

•	our employees (including our executive officers);
•	our consultants (including independent contractors and advisors, subject to shareholder approval of this Proposal 4); and
•	our non-employee directors.

Such participation is generally based on any such person’s position and present and potential contributions to the Company’s growth, development and financial success. As of March 27, 2019, the Compensation Committee has determined that there are approximately 148 employees (including our executive officers), approximately zero consultants (including independent contractors and advisors, subject to shareholder approval of this Proposal 4), and six non-employee directors of the Company who are currently eligible for awards under the A&R Stock Incentive Plan. During any calendar year, the aggregate incentive awards available to be granted to any non-employee director shall not exceed $750,000.

Shares Subject to the A&R Stock Incentive Plan

The maximum number of shares of our common stock that remain available for grants of incentive awards under the A&R Stock Incentive Plan as of the date of this proxy statement is 5,911,143 (assuming target attainment of applicable performance conditions for outstanding performance-based equity awards), provided the Compensation Committee has discretion to adjust the share reserve count to reflect changes in applicable law or other specified dilutive changes in the number of our overall outstanding shares. The A&R Stock Incentive Plan provides that the number of shares available for future incentive awards is reduced by the net number of shares issued pursuant to an incentive award, and any shares subject to an incentive award that are forfeited or terminated, expire unexercised, or are settled in cash or in another manner such that all or some of such shares are not issued may again be available for grants of incentive awards under the A&R Stock Incentive Plan. Shares are available to be delivered to grantees of incentive awards from our treasury shares or shares we purchase on the open market or otherwise, and the A&R Stock Incentive Plan also permits us to deliver shares by issuing new authorized but unissued shares.

Transferability

In general, incentive awards granted under the A&R Stock Incentive Plan may not be transferred or assigned except by a qualified domestic relations order or by will or the laws of descent. The Compensation Committee may, however, authorize that awards of nonstatutory stock options may be transferred or assigned, without consideration to the grantee, by a participant in the A&R Stock Incentive Plan to family members or trusts and entities owned by family members, to the extent permitted by the A&R Stock Incentive Plan.

Amendment of the A&R Stock Incentive Plan

Our Board has the power and authority to terminate or amend the A&R Stock Incentive Plan at any time in its discretion, except that the A&R Stock Incentive Plan may not be amended in a way that adversely affects the rights of a participant holding an incentive award at the effective time of the amendment without the participant’s consent, and except that without the approval of our shareholders, the Board may not:

•	increase the maximum number of shares which may be issued under the A&R Stock Incentive Plan (other than as a result of a specified dilutive event);
•	amend the requirements as to the class of employees eligible to purchase our shares under the A&R Stock Incentive Plan;
•	extend the term of the A&R Stock Incentive Plan;
•	decrease the authority granted to the Compensation Committee under the A&R Stock Incentive Plan in contravention of Rule 16b-3 under the Exchange Act; or
•

amend the A&R Stock Incentive Plan if the listing requirements of any national securities exchange or quotation system on which our common shares are then listed or quoted require shareholder approval of such an amendment in order for us to comply with such listing requirements.

In addition, the A&R Stock Incentive Plan includes certain updates to reflect the repeal of the performance-based compensation exception under Section 162(m) of the Code as in effect prior to the enactment of the Tax Act (“Former 162(m)”), and we have made it clear that the performance criteria or other criteria set forth under the A&R Stock Incentive Plan may be used to establish performance goals for awards that are not intended to comply with Former Section 162(m).

Change in Control

The Prior Plan addresses the timing of vesting of outstanding incentive awards and the timing and amount of payments of awards if we experience a “Change in Control.” If we do experience a “Change in Control,” the A&R Stock Incentive Plan provides that, effective as of the day before such event: all outstanding stock options vest and become immediately and fully exercisable; all restricted stock, restricted stock units and other stock-based units vest and become free of any restrictions and conditions; and all performance-based awards vest, are deemed earned in full, and shall be paid within 30 days after the event. When we amended and restated the Prior Plan, we revised the definition of a “Change in Control” to exclude a change in a majority of the members on the Board and to provide that, with respect to awards granted on or after June 8, 2018, no such awards will vest solely as a result of a Change in Control (as defined in the A&R Stock Incentive Plan) unless expressly provided otherwise in the applicable grant agreement or unless otherwise determined by the Compensation Committee.

As used in the A&R Stock Incentive Plan, “Change in Control” generally means the occurrence of one or more of the events listed below:

•	Any individual, entity or group acquires beneficial ownership of 50% or more of our common shares, or 35% or more of the combined voting power during any 12-month period;
•

Any consolidation, merger or other similar transaction in which we are not the surviving or continuing company or in which our shares are converted into cash, securities or other property (but not including a transaction where our shareholders have the same proportionate ownership of the surviving company after the transaction); or

•	Any sale or other disposition of more than 40% of our assets.

The A&R Stock Incentive Plan also provides our Compensation Committee with discretion to determine that a change in control has not occurred, notwithstanding the foregoing.

Incentive Agreements

All incentive awards granted under the A&R Stock Incentive Plan will be authorized by our Compensation Committee and evidenced by a written incentive agreement setting forth the type of incentive being granted, the vesting schedule and other terms and conditions of the award.

Stock Options

A stock option entitles its holder to purchase, from us, a specified number of our common shares at a specified price per share. The A&R Stock Incentive Plan authorizes the Compensation Committee to award nonstatutory stock options as incentive compensation, but it does not authorize the Compensation Committee to award “incentive stock options” (as defined in Section 422 of the Code). Nonstatutory stock options may be awarded to any participant under the A&R Stock Incentive Plan. For nonstatutory stock options, the option price (i.e., the price at which the shares may be purchased from the Company by an individual exercising a stock option) must be at least equal to the fair market value of our common shares on the grant date of the option. Upon exercising a stock option, grantees must pay the Company the option price for their shares. Payment can be in cash, or, if the Compensation Committee agrees, by any means permitted by applicable law, including our withholding from the grantee a number of shares having a fair market value equal to the option price or by a “cashless exercise” arrangement. The Compensation Committee shall fix the term of each stock option, and if not term is set out, the term shall be 10 years.

Stock Appreciation Rights

A stock appreciation right (“SAR”) provides its holder with the right to receive a “spread” equal to the excess of the fair market value of a specified number of our common shares on the date the SAR is exercised over an SAR price specified in the SAR award agreement. This spread is paid in cash or shares or in a combination of both as provided in the award agreement. The SAR price specified in the SAR award agreement must be at least equal to the fair market value of our common shares on the grant date of the SAR. The term of each SAR is determined by our Compensation Committee and will be set forth in the award agreement, provided, as set forth in the A&R Stock Incentive Plan, the term may not be longer than ten years.

Restricted Stock Award

A grant of restricted stock is an award of our common shares that is subject to the restrictions and limitations listed in the A&R Stock Incentive Plan and/or in the incentive award agreement. The award agreement will specify the time or times within the restricted stock award may be subject to forfeiture and any performance goals that must be met in order for restrictions on the award to be removed. Subject to the exceptions in the A&R Stock Incentive Plan or in an award agreement, the holder of a restricted stock award shall have all of the rights of a shareholder of the Company, including the right to vote the shares.

Restricted Stock Units

A grant of restricted stock units represents an agreement by the Company to deliver a corresponding number of shares to the grantee based upon performance conditions or any other terms and conditions, including the participant’s completion of service, specified in the award agreement. Restricted stock units may be granted to participants in such number, and upon such terms and conditions, as determined by the Compensation Committee and specified in the incentive award agreement. A grantee will have no voting rights with respect to any restricted stock units or to the shares corresponding to such restricted stock units before vesting.

Other Stock-Based Awards

The Compensation Committee may grant other forms of stock-based awards to any participant in the A&R Stock Incentive Plan. The terms and conditions of such awards shall be specified in the applicable incentive award agreement.

Termination of Employment, Death, Disability and Retirement

Termination of a participant’s employment affects the incentive awards under the A&R Stock Incentive Plan. Unless otherwise provided in the A&R Stock Incentive Plan or as may be otherwise provided in an award agreement:

•

If a participant’s employment is terminated by retirement, any non-vested awards shall immediately terminate and no further vesting shall occur, and any vested awards shall expire within one year of the retirement;

•

If a participant’s employment is terminated by death or disability, any non-vested awards shall immediately terminate and no further vesting shall occur, and any vested awards shall expire within one year of the date the participant’s employment terminated;

•	If a participant’s employment is terminated for cause, all vested and non-vested incentive awards shall immediately expire; and
•

If a participant’s employment is terminated for any other reason, any non-vested awards shall immediately terminate and no further vesting shall occur, and any vested awards shall expire within 90 days after the termination of employment or at such other times as may be set forth in the incentive award agreement or in the A&R Stock Incentive Plan.

Performance-Based Awards

Incentive awards granted under the A&R Stock Incentive Plan may be made subject to the Company’s attaining pre-established performance goals over a specified performance period. Performance-based awards may be payable in stock or cash. All incentive award agreements for performance-based awards will specify the performance period, the performance goals to be achieved during the performance period, and the maximum and minimum settlement values of the award. Performance goals set by the Compensation Committee may relate to any of the items listed in the A&R Stock Incentive Plan, including profits, return measures, cash flows, earnings, and other performance criteria relevant to our business.

As determined by the Compensation Committee at the time of grant, a performance-based award may be subject to performance criteria set forth in the A&R Stock Incentive Plan or the applicable award agreement, or any other performance criteria determined in the Compensation Committee’s discretion. The performance criteria set forth in the A&R Stock Incentive Plan are:

(a)	profits (including, but not limited to, profit growth, net operating profit or economic profit);
(b)	profit-related return ratios;
(c)	return measures (including, but not limited to, return on assets, capital, equity, investment or sales);
(d)	cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital or investments);
(e)	earnings (including but not limited to, total shareholder return, earnings per share or earnings before or after taxes);
(f)	net sales growth (measured either in dollars, in volumes of hydrocarbon production, or other objective and specific criteria);
(g)	net earnings or income (before or after taxes, interest, depreciation and/or amortization);
(h)	gross, operating or net profit margins;
(i)	productivity ratios;
(j)	share price (including, but not limited to, growth measures and total shareholder return);
(k)	turnover of assets, capital, or inventory (including, without limitation, reserve additions or revisions, and economic value added from reserves);
(l)	expense targets (including, without limitation, reserve replacement costs and finding and development costs);
(m)	margins;
(n)	measures of health, safety or environment;

(o)	operating efficiency (including, without limitation, project completion time, budget goals, operational downtime, rig utilization, and similar matters);
(p)	customer service or satisfaction;
(q)	market share;
(r)	credit quality;
(s)	debt ratios (e.g., debt to equity and debt to total capital); and
(t)	working capital targets.

A performance-based award may provide for adjustment for a specified event such as asset write-downs or impairment charges, litigation, changes in tax laws or accounting principles, accruals and charges for reorganization and restructuring programs, acquisition or divestitures, foreign exchange gains and losses, and extraordinary nonrecurring items. The A&R Stock Incentive Plan provides the Compensation Committee negative discretion to reduce a performance-based award.

ERISA

We believe the A&R Stock Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”). We intend to interpret, construe and administer the A&R Stock Incentive Plan as a plan that is not subject to ERISA. The A&R Stock Incentive Plan is also not a qualified retirement plan under Section 401(a) of the Code.

FEDERAL INCOME TAX CONSEQUENCES

As required by SEC regulations, below we are providing a general summary of the expected U.S. federal income tax consequences, as of the date of this proxy statement, to the Company and to the participants in the A&R Stock Incentive Plan, associated with the grant of awards under the A&R Stock Incentive Plan. The federal tax laws may change and the federal, state and local tax consequences for any particular participant will depend on the participant’s individual circumstances. This information may not be applicable to participants who are not subject to U.S. federal income tax.

Stock Options, SARs, Restricted Stock Unit Awards, and Other Stock-Based Awards

We do not expect participants would recognize income due to the grant of a stock option, SAR, restricted stock unit award, or other stock-based award. Instead, for participants, ordinary income generally is required to be recognized on the date the stock option or SAR is exercised, or in the case of restricted stock unit awards or other stock-based awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the award when the award vests. In general, the amount of ordinary income we would expect a participant to recognize is: (i) in the case of an option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price; (ii) in the case of a SAR, the fair market value of any shares or cash received upon exercise; and (iii) in the case of restricted stock unit awards or other stock-based awards, the amount of cash and/or the then fair market value of any shares received by the participant.

Payment Using Shares

If a participant pays the exercise price of a nonstatutory stock option with previously-owned common shares of the Company, we would expect the shares received equal to the number of shares surrendered to be treated as having been received in a tax-free exchange. We would expect the shares received in excess of the number surrendered would be taxable, to the participant, as ordinary income to the extent of the fair market value of such shares. We would not expect the participant to recognize income, and we would not expect to claim a deduction, as a result of the tax-free portion of the exchange transaction. The income treatment will apply to the shares disposed of, but will not affect the favorable tax treatment of the shares received.

Restricted Stock Award

We would not expect a participant receiving a grant of restricted stock under the A&R Stock Incentive Plan to recognize income, and we would not expect to claim a deduction, at the time such award is granted, unless the participant files a “Section 83(b) election” (described below) with the Internal Revenue Service with respect to a restricted stock award. While a restricted stock award remains unvested or otherwise subject to a “substantial risk of forfeiture,” we would only expect the participant to recognize compensation income in the amount of any dividends received (if any) on shares that remain subject to restrictions, and we would expect to claim a deduction in a like amount (in each case subject to the limits of Section 162(m) of the Code). When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, we would expect the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award would be taxable as ordinary income to the participant, and we would expect to claim a deduction in a like amount for federal income tax purposes (in each case subject to the limits of Section 162(m) of the Code). Upon a disposition, by the participant, of the shares received, we would expect the gain or loss recognized by the participant to be treated as capital gain or loss, and that the capital gain or loss would be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the grant date of a restricted stock award, the participant’s ordinary income recognition, our tax deduction, and the commencement of the participant’s holding period will be determined as of the grant date of the restricted stock award. In such a case, we would expect the amount of ordinary income recognized by such a participant and deductible by the Company to be equal to the excess of the fair market value of the award as of its grant date over the amount paid, if any, by the participant for the restricted stock award, and we would not expect the participant to recognize additional ordinary income when the restricted stock award vests. We generally would be entitled to a corresponding business expense deduction for the grant (subject to the limits of Section 162(m) of the Code), but dividends on the restricted stock would not be deductible. Any subsequent disposition of the restricted stock by the participant, other than by forfeiture, would result in capital gain or loss, which would be long- or short-term, depending on the holding period. Upon a subsequent forfeiture of restricted stock with respect to which a Section 83(b) election has been made, no deduction will be allowed in respect of the amount included as income at the time the Section 83(b) election was made; however, the participant will generally be allowed a loss deduction equal to the amount (if any) the participant paid for the restricted stock over the amount (if any) we paid the participant for the restricted stock at the time it is forfeited.

If required, income tax must be withheld from the participant on the income recognized by the participant at the time the restrictions on the restricted stock lapse (or grant of the restricted stock, in the event the participant makes a Section 83(b) election).

Gain or Loss on Sale or Exchange of Shares

In general, we would expect gain or loss from the sale or exchange of shares granted under the A&R Stock Incentive Plan to be treated as capital gain or loss, provided that the shares are held as capital assets by or on behalf of the participant at the time of a sale or exchange.

Certain Limitations on Deductibility of Executive Compensation

Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per covered officer in any year. For taxable years beginning prior to 2018, a limited exception to Section 162(m) has applied with respect to “performance-based compensation” that complies with conditions imposed by former Section 162(m) rules. However, this exception from Section 162(m)’s deduction limit for performance-based compensation has been repealed by the Tax Act, effective for taxable years beginning after December 31, 2017, except with respect to certain grandfathered arrangements in effect as of November 2, 2017. Additionally, under a Section 162(m) transition rule for compensation plans or agreements of corporations which are privately held and which become publicly held in an initial public offering, compensation paid under a plan or agreement that existed prior to the initial public offering will not be subject to Section 162(m) until the earliest of (i) the expiration of the plan or agreement, (ii) a material modification of the plan or agreement, (iii) the issuance of all employer stock and other compensation that has been allocated under the plan, or (iv) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the year of the initial public offering. Thus going forward, to the extent that the above exceptions do not apply, compensation paid to our covered executive officers (as defined by current Section 162(m) rules) in excess of $1 million will not be deductible.

Parachute Payments

Under the “golden parachute” provisions of Section 280G of the Code, the accelerated vesting of stock options and benefits paid under other incentive awards granted under the A&R Stock Incentive Plan in connection with a change in control of the Company, as described under Section 280G, may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits under Section 280G. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the Company. If a participant’s rights under the A&R Stock Incentive Plan are accelerated as a result of a change of control and the participant is a “disqualified individual” under Section 280G, the value of any accelerated rights received by such participant may be included in determining whether the participant received an “excess parachute payment” under Section 280G; provided that the A&R Stock Incentive Plan includes a provision to permit the participant to elect for the Compensation Committee, in its sole discretion, to determine and provide the participant with a net-best cutback in the event the participant would be subject to any excise tax pursuant to Section 4999.

Section 409A

Section 409A of the Code applies to certain plans providing deferred compensation to employees, directors, consultants and other service providers, and potentially could apply to certain of the different types of incentive awards available under the A&R Stock Incentive Plan. Generally, to the extent that deferrals of these awards fail to meet applicable requirements under Section 409A, such awards will be subject to taxation and tax penalties. We intend to structure incentive awards under the A&R Stock Incentive Plan and administer the A&R Stock Incentive Plan in a manner that either complies with or is exempt from the requirements of Section 409A. If any Plan provision or any incentive award would result in the imposition of a tax or penalty under Section 409A (and related Treasury Regulations), we may reform that A&R Stock Incentive Plan provision or award to the extent permitted under Section 409A to avoid imposition of the tax or penalty, and no such action taken to comply with Section 409A, or an exemption thereunder, shall be deemed to adversely affect the participant’s rights to the award.

Tax Withholding

Incentive awards under the A&R Stock Incentive Plan may be subject to tax withholding. When an award results in income to a participant that is subject to tax withholding, we may require the participant to remit the cash withholding amount to the Company or we may cause shares of our stock to be withheld from issuance to the participant or sold in order to satisfy up to the maximum of the participant’s tax withholding obligations.

Repricing Prohibited

The A&R Stock Incentive Plan provides that outstanding stock options and SARs will not be “repriced” without the prior approval of our shareholders. For purposes of the A&R Stock Incentive Plan, a “repricing” generally means lowering the option price of an outstanding stock option or SAR, or any other action that has the same effect or is treated as a repricing under generally accepted accounting principles. This prohibition does not prevent us from making adjustments in the exercise price of stock options or the SAR price for outstanding SARs in the event we recapitalize or consummate a merger or similar transaction.

Awards Granted Under the A&R Stock Incentive Plan

Because the Compensation Committee has the discretion to grant (or not grant) awards under the A&R Stock Incentive Plan, it is not possible as of the date of this proxy statement to determine future awards that will be received by our executive officers, employees and directors under the A&R Stock Incentive Plan.

Term of the A&R Stock Incentive Plan

The A&R Stock Incentive Plan is effective as of June 8, 2018, and provides that incentive awards may be granted under the A&R Stock Incentive Plan for ten years after the effective date.

NEW PLAN BENEFITS

As of March 15, 2019, the Company’s closing share price was $0.61 per common share.

Awards under the A&R Stock Incentive Plan are subject to the discretion of the Compensation Committee and will depend on a number of factors, including the fair market value of the Company’s common shares on future dates and the level of achievement of certain performance goals, and as a result, the amounts that may be earned by eligible persons, including our named executive officers, for 2019 and beyond are not determinable at this time.

The Company has not granted options and there are no outstanding options under the A&R Stock Incentive Plan. The following table, however, sets forth the aggregate value of awards granted to each of the following persons or groups, in each case, under the Prior Plan and A&R Stock Incentive Plan, during the year ended December 31, 2018.

Name	Principal Position	Dollar Value(1)	Number of Units (#)
Brad Johnson(2)	President and Chief Executive Officer	$—	—
Jerald J. Stratton, Jr.(3)	Senior Vice President and Chief Operating Officer	$374,286	613,584
David W. Honeyfield(3)	Senior Vice President and Chief Financial Officer	$374,286	613,584
Maree K. Delgado(4)	Vice President and Chief Accounting Officer	$131,987	216,372
Kent Rogers(2)	Vice President, Drilling and Completions	$—	—
Michael D. Watford*	Former Chairman of the Board, Chief Executive Officer & President	$—	—
Garland R. Shaw*	Former Senior Vice President and Chief Financial Officer	$—	—
Garrett B Smith*	Former Vice President, General Counsel and Corporate Secretary	$—	—
Executive Group (all current executive officers as a group)(2)		$880,559	1,443,540
Non-Executive Director Group (all current directors who are not executive officers as a group)		$623,865	1,022,730
Non-Executive Officer Employee Group (all employees, including all current officers who are not executive officers, as a group)		$712,849	1,168,605

*       Represents a former executive officer who no longer holds non-equity or equity awards

(1)	Calculated based on $0.61 per common share, the closing share price for the Company’s common shares as of March 15, 2019.
(2)

Messrs. Johnson and Rogers were not granted equity awards in fiscal year 2018. Subsequent to fiscal year end, Messrs. Johnson and Rogers exchanged their Initial MIP Grants for new equity awards of time-based and performance-based RSUs. See the section of this proxy statement entitled “Compensation Discussion & Analysis” for additional details.

(3)

Represents time-based and performance-based vesting RSUs. Assumes achievement of applicable performance condition at target performance level, which would be based on achievement of attaining pre-established performance goals over a three-year performance period and continued service. The maximum number of units achievable under the performance-based restricted stock unit awards based on Company performance is 200%. At maximum, the number of shares and associated dollar value would be as follows: for Mr. Stratton, 1,022,640 shares ($623,810); and for Mr. Honeyfield, 1,022,640 ($623,810).

(4)

Represents (i) 72,124 time-based RSUs (for such award, $43,996) granted to Ms. Delgado in exchange for her Initial MIP Grants, and (ii) 144,248 time-based and performance-based vesting RSUs (for such award, $87,991 assuming target achievement of performance). Assumes achievement of applicable performance condition at target performance level, which would be based on achievement of attaining pre-established performance goals over a three-year performance period and continued service. The maximum number of units achievable under the performance-based restricted stock unit awards based on Company performance is 200%. At maximum achievement, the number of shares and associated dollar value for Ms. Delgado’s performance-based RSU award would be 288,496 shares ($175,983).

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes information about our equity compensation plans as of December 31, 2018:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of common shares remaining available for future issuance under equity compensation plans
Equity compensation plans not approved by security holders (1)	—	—
Ultra Petroleum Corp. 2017 Stock Incentive Plan, as amended and restated June 8, 2018	11,778,849(2)	—	5,911,143(3)
Equity compensation plans approved by security holders:	—	—

(1)

The Company adopted the Ultra Petroleum Corp. 2017 Stock Incentive Plan in April 2017 in connection with the Company’s emergence from chapter 11 proceedings.  The Stock Incentive Plan was amended and restated on June 8, 2018.

(2)	Represents the number of shares underlying time-based and performance-based RSUs (assuming target attainment of the applicable performance conditions) outstanding under the A&R Stock Incentive Plan.
(3)	Represents the number of shares remaining for issuance under the A&R Stock Incentive Plan.

Our Board unanimously recommends shareholders vote “FOR” the approval and ratification of the A&R Stock Incentive Plan.

In the absence of instructions to the contrary, shares represented by a properly completed and deposited proxy will be voted FOR the approval and ratification of the A&R Stock Incentive Plan.

PROPOSAL 5

ADVISORY VOTE ON

EXECUTIVE COMPENSATION

As required by the Dodd-Frank Act, we are providing our shareholders with an advisory (non-binding) vote on the compensation of our named executive officers (sometimes referred to as “Say-on-Pay”).

We encourage our shareholders to read the “Compensation Discussion and Analysis” section of this proxy statement for a detailed discussion of our compensation programs and policies, compensation and governance-related actions we have taken during 2018 and the compensation awarded to our named executive officers. We are focused on compensating our named executive officers fairly and in a manner that promotes our compensation philosophy as described in the “Compensation Discussion and Analysis” section of this proxy statement.

Our Board believes our executive compensation program satisfies these objectives, properly aligns the interests of our named executive officers with our shareholders’ interests, and is worthy of shareholder support.

Accordingly, the Board unanimously recommends shareholders vote in favor of the following resolution:

Resolved, the shareholders of Ultra Petroleum Corp. hereby approve, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative discussion, in this proxy statement.

This is an advisory vote; it is not binding on our Board or the Company. Although this vote is advisory, our Board and our Compensation Committee, which is comprised entirely of independent directors, will review the results of the vote and take the results of the vote into consideration in future executive compensation decisions.

In the absence of instructions to the contrary, shares represented by a properly completed and deposited proxy will be voted FOR the resolution.

PROPOSAL 6

ADVISORY VOTE ON THE FREQUENCY

OF FUTURE ADVISORY VOTES

ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, in addition to providing shareholders with the opportunity to cast an advisory (non-binding) vote on executive compensation (sometimes referred to as “Say-on Pay”), we are providing our shareholders with an advisory (non-binding) vote on whether the advisory vote on executive compensation should be held every three years, every two years, or annually (sometimes referred to as “Say-on-Frequency”). Although this vote is advisory, our Board and our Compensation Committee, which is comprised entirely of independent directors, will review the results of the vote and take the results of the vote into consideration in future executive compensation decisions. Shareholders may vote for a frequency of every three years, two years, or one year, or may abstain. The choice among four choices that receives the highest number of votes will be deemed the choice of the shareholders.

Our Board will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding on our Board or the Company, our Board may decide that it is in the best interests of our shareholders and the Company to hold the advisory vote to approve executive compensation more or less frequently, but no less frequently than once every three years, as required by the Dodd-Frank Act. In the future, we will propose an advisory vote on the frequency of future advisory votes on executive compensation at least once every six calendar years as required by the Dodd-Frank Act.

Our Board unanimously recommends shareholders vote for holding the advisory vote on executive compensation every ONE YEAR.  From 2011 to 2016, we held annual Say-on-Pay advisory votes, consistent with the vote of our shareholders. After careful consideration, our Board believes that an executive compensation advisory vote should be held every year, and therefore our Board unanimously recommends that you vote for a frequency of every ONE YEAR for future executive compensation advisory votes. Our Board believes that an annual executive compensation advisory vote will facilitate more direct shareholder input about executive compensation. An annual Say-on-Pay advisory vote is consistent with our policy of reviewing our compensation program annually, as well as seeking frequent input from our shareholders on corporate governance and executive compensation matters. We believe an annual vote would be the best governance practice for our Company at this time.

Accordingly, the Board unanimously recommends shareholders vote in favor of the following resolution:

Resolved, the shareholders of Ultra Petroleum Corp. hereby determine, on an advisory basis, that the frequency with which the shareholders shall have an advisory vote on the compensation paid to its named executive officers, is:

Choice 1 — every “ONE YEAR”;

Choice 2 — every “TWO YEARS”; or

Choice 3 — every “THREE YEARS.”

Alternatively, shareholders may abstain from voting on this Proposal 6.

This is an advisory vote; it is not binding on our Board or the Company. Although this vote is advisory, our Board and our Compensation Committee, which is comprised entirely of independent directors, will review the results of the vote and take the results of the vote into consideration in future executive compensation decisions.

Check the box marked “ONE YEAR” to vote for the Company holding this advisory vote every ONE year, as the Board unanimously recommends. Unless otherwise indicated, all properly executed proxies received by the Company will be voted for “ONE YEAR” at the Annual Meeting.

PROPOSAL 7

AMENDMENT TO THE ARTICLES OF THE COMPANY TO REMOVE THE LIMITATION ON THE NUMBER OF AUTHORIZED COMMON SHARES

On March 27, 2019, the Board unanimously approved for submission to the shareholders a special resolution to amend the Articles of the Company to remove the limitation on the number of authorized common shares. The resolution for this amendment is as follows:

“RESOLVED as a Special Resolution of Ultra Petroleum Corp. (the “Corporation”), that:

A.	Section 1 of Schedule A to the Articles of Reorganization of the Corporation filed April 12, 2017 is amended by deleting the phrase:

“with the exception that the number of such shares authorized to be issued is limited to 750,000,000”;

and replacing it with the phrase:

“and the number of such shares authorized to be issued is unlimited”.

B.

Any one director or any one officer of the Corporation is hereby authorized and directed to execute and deliver all such deeds, documents and other writings, including Articles of Amendment and to do such acts and things as any such director or officer, in his or her absolute discretion, may consider to be necessary or desirable for the purpose of giving effect to this resolution.

C.

The directors of the Corporation are authorized, in their unfettered discretion, to revoke this resolution at any time prior to the filing of the Articles of Amendment with the Yukon Registrar of Corporations, such decision to be evidenced by a duly passed resolution of the directors of the Corporation.”

This special resolution to amend the Articles of the Company to remove the limitation on the number of authorized common shares requires the affirmative vote of at least 66 2/3% of the votes cast on the matter. Our Board believes that the removal of the limitation on the number of authorized common shares aligns the Company’s Articles with peer public Canadian corporations, and is worthy of shareholder support. Except for shares reserved for issuance pursuant to the A&R Stock Incentive Plan and shares issuable upon the exercise of outstanding warrants, the Company has no current plans, written or otherwise, to issue additional common shares at this time.

Accordingly, the Board unanimously recommends shareholders vote in favor of the above special resolution.

Shareholders are encouraged to read the proposed Amended and Restated Articles, which set forth the simplified Articles of the Corporation, assuming shareholders approve by way of special resolution each of Proposal 1, Proposal 7 and Proposal 8, a copy of which is attached to this proxy statement as Schedule B, and which have been unanimously approved by the Board subject to shareholder approval of Proposal 1, Proposal 7 and Proposal 8.

In the absence of instructions to the contrary, shares represented by a properly completed and deposited proxy will be voted FOR the special resolution.

PROPOSAL 8

AMENDMENT TO THE ARTICLES OF THE COMPANY TO REMOVE INAPPLICABLE PROVISIONS

On March 27, 2019, the Board unanimously approved for submission to the shareholders a special resolution to amend the Articles of the Company to remove provisions related to the Company’s emergence from bankruptcy that, as of the date of the Annual Meeting, no longer apply to the Company. The resolution for this amendment is as follows:

“RESOLVED as a Special Resolution of Ultra Petroleum Corp. (the “Corporation”), that:

A.

Section 4 of the Articles of Reorganization of the Corporation filed April 12, 2017, which reads:

“The Articles of the Corporation are amended and shall take effect in accordance with the terms and conditions set out in the Plan of Reorganization attached hereto as Schedule B and the Order of the Supreme Court of Yukon attached hereto as Schedule C. Included are the provisions described in Schedule A attached hereto, and the Amended and Restated Bylaw No. 1 attached as Appendix A to Schedule A, attached hereto.”;

is deleted in its entirety, as is Schedule B and Schedule C, with the exception that Schedule A is not deleted and remains in effect, subject to the amendments to Schedule A as are hereinafter described in these Articles of Amendment.

B.

Section 7 of the Schedule to the Articles of Reorganization of the Corporation filed April 12, 2017, which reads:

“The vote of the Section 4.15 Directors shall be required to approve any Material M&A Transaction during the period of two (2) years beginning on the Effective Date.  “Material M&A Transaction” shall include:

(i)The sale or other disposition of assets of the Corporation or any of its subsidiaries, in any single transaction or series of related transactions, with a fair market value in the aggregate in excess of seven and a half (7.5%) percent of the Settlement Plan Value as defined in the Plan of Reorganization, other than (i) any such sales or dispositions to or among the Corporation and its subsidiaries and (ii) the sale or disposition of hydrocarbons, accounts receivable, surplus or obsolete equipment (excluding the disposition of oil and gas in place and other interests in real property and volumetric production payments) in the ordinary course of business;

(ii)Entering into any proposed transaction or series of related transactions involving a Change of Control of the Corporation. For purposes of this provision, “Change of Control” shall mean any transaction resulting in any person or group (as such terms are defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) acquiring “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of more than 50% of the total outstanding equity interests of the Corporation (measured by voting power rather than number of shares); and

(iii)Entering into or consummating any material acquisition of businesses, companies or assets (whether through sales or leases), in any single transaction or series of related transactions, with the fair market value in the aggregate in excess of seven and a half (7.5%) percent of the Settlement Plan Value.

From and after the Effective Date until immediately prior to the expiration of the Post Effective Day Term, all vacancies of the Board created by the cessation of service of a Section 4.15 Director shall be filled by a nominee reasonably acceptable to the Chairman of the Board after solicitation from a list of no less than two (2) director candidates proposed by the remaining Section 4.15 Director.”;

is deleted in its entirety.

C.

Section 8 of the Schedule to the Articles of Reorganization of the Corporation filed April 12, 2017, which reads:

“Bylaw No. 1 of the Corporation is replaced with Amended and Restated Bylaw No. 1 attached hereto as Appendix “A”.”;

is deleted in its entirety, as is Appendix “A”.

D.

Any one director or any one officer of the Corporation is hereby authorized and directed to execute and deliver all such deeds, documents and other writings, including Articles of Amendment and to do such acts and things as any such director or officer, in his or her absolute discretion, may consider to be necessary or desirable for the purpose of giving effect to this resolution.

E.

The directors of the Corporation are authorized, in their unfettered discretion, to revoke this resolution at any time prior to the filing of the Articles of Amendment with the Yukon Registrar of Corporations, such decision to be evidenced by a duly passed resolution of the directors of the Corporation.”

This special resolution to amend the Articles of the Company to remove the above-described inapplicable provisions requires the affirmative vote of at least 66 2/3% of the votes cast on the matter.

Our Board believes that it is in the best interests of the Company and its shareholders to simplify the Company’s Articles by removing extraneous and inapplicable provisions. Our Board believes this amendment aligns the Company’s Articles with peer public Canadian corporations, and is worthy of shareholder support.

Accordingly, the Board unanimously recommends shareholders vote in favor of the above special resolution.

Shareholders are encouraged to read the proposed Amended and Restated Articles, which set forth the simplified Articles of the Corporation, assuming shareholders approve by way of special resolution each of Proposal 1, Proposal 7 and Proposal 8, a copy of which is attached to this proxy statement as Schedule B, and which have been unanimously approved by the Board subject to shareholder approval of Proposal 1, Proposal 7 and Proposal 8.

In the absence of instructions to the contrary, shares represented by a properly completed and deposited proxy will be voted FOR the special resolution.

PROPOSAL 9

CONFIRMATION OF THE SECOND AMENDED AND RESTATED BYLAW NO. 1 OF THE COMPANY

TO PERMIT THE SEPARATION OF THE ROLES

OF CHAIRMAN OF THE BOARD AND

CHIEF EXECUTIVE OFFICER

As previously disclosed, on March 8, 2018, the Board adopted the Second Amended and Restated Bylaw No. 1 of the Company, which amended and restated the Amended and Restated Bylaw No. 1 of the Company, dated April 12, 2017, solely to permit the separation of the roles of Chairman of the Board and Chief Executive Officer. The YBCA requires that the Board submit the Second Amended and Restated Bylaw No. 1 of the Company to shareholders at the Annual Meeting for confirmation, rejection or amendment.

On March 27, 2019, the Board unanimously approved for submission to the shareholders an ordinary resolution to confirm the Second Amended and Restated Bylaw No. 1 of the Company to permit the separation of the roles of Chairman of the Board and Chief Executive Officer. The resolution for this amendment is as follows:

“RESOLVED as an Ordinary Resolution of Ultra Petroleum Corp. (the “Corporation”), that:

A.

Section 4.3 of the Corporation’s Amended and Restated Bylaw No. 1, dated April 12, 2017, is amended to permit the separation of the roles of Chairman of the Board and Chief Executive Officer, by deleting in its entirety the following clause:

“and shall be the chief executive officer of the Corporation”.

B.

Any one director or any one officer of the Corporation is hereby authorized and directed to execute and deliver all such deeds, documents and other writings, including the Second Amended and Restated Bylaw No. 1, originally adopted by the Board of Directors of the Corporation as of March 8, 2018, and to do such acts and things as any such director or officer, in his or her absolute discretion, may consider to be necessary or desirable for the purpose of giving effect to this resolution.

This ordinary resolution to confirm the Second Amended and Restated Bylaw No. 1 of the Company requires the affirmative vote of a majority of the votes cast on the matter.

Our Board believes the separation of the roles of Chairman of the Board and Chief Executive Officer allows the Chief Executive Officer to focus on the day-to-day business and operations of the Company, while allowing the independent Chairman of the Board to lead the board in its fundamental role of providing guidance to and oversight of management.  Further, our Board believes the separate roles will better align the interests of shareholders and the management team in the Company’s strategic plan going forward, and that such separation is consistent with good corporate governance and peer public Canadian corporations and is worthy of shareholder support.

Accordingly, the Board unanimously recommends shareholders vote in favor of the above ordinary resolution.

In the absence of instructions to the contrary, shares represented by a properly completed and deposited proxy will be voted FOR the resolution.

SHAREHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2020 Annual Meeting of Shareholders for inclusion in the proxy statement and proxy card relating to that meeting is advised that the proposal must be received by us at our principal executive office not later than December 14, 2019. We will not be required to include in our proxy statement or proxy card any shareholder proposal which is received after that date or which otherwise fails to meet requirements for shareholder proposals established by regulations of the SEC. If the date of the 2020 Annual Meeting is changed by more than 30 days from the first anniversary of the date of the 2019 and 2018 Annual and Special Meeting of Shareholders, the deadline for submitting proposals to be included in our proxy statement for the 2020 Annual Meeting is a reasonable time before we begin to print and mail proxy materials for our 2020 Annual Meeting. In order to avoid controversy as to the date on which we receive any such proposal, we suggest shareholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.

The persons named in our proxy card for the Annual Meeting will have discretionary authority to vote any proxies they hold at such meeting on any matter for which we do not receive notice by February 21, 2019. If we advance the date of the Annual Meeting by more than 30 days, or delay such date by more than 60 days, from the first anniversary of the date of the prior Annual Meeting, the persons named in our proxy statement for the 2020 Annual Meeting will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before we mail our proxy materials for the Annual Meeting. If the date of the Annual Meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the date of the prior Annual Meeting, we shall, in a timely manner, inform shareholders of such change, by including a notice, under Item 5, in our earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in our proxy statement and the new date for determining whether we may exercise discretionary voting authority because we have not received timely notice of a matter.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

In some cases, only one copy of our proxy materials is being delivered to multiple shareholders sharing an address. Upon written or oral request, we will promptly deliver a separate copy of our proxy materials to a shareholder at a shared address to which a single copy of the document was delivered. To request separate or multiple delivery of these materials now or in the future, a shareholder may submit a written request to the Corporate Secretary, Ultra Petroleum Corp., 116 East Inverness Drive, Suite 400, Englewood, CO 80112 or an oral request by calling the Corporate Secretary at (303) 708-9740.

OTHER MATTERS

At the Annual Meeting, shareholders will receive and consider our consolidated financial statements for the year ended December 31, 2018 and the auditor’s report thereon and our consolidated financial statements for the year ended December 31, 2017 and the auditor’s report thereon, but no vote by the shareholders with respect thereto is required or proposed to be taken. Management knows of no amendment or other matters to come before the Annual Meeting other than the matters referred to in the Notice of Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the accompanying proxy will be voted on such matter at the discretion of the person or persons voting the proxy. All information contained in this proxy statement relating to the occupations, affiliations and securities holdings of our directors and officers and their relationship and transactions with us is based upon information received from the individual directors and officers.

By Order of the Board of Directors

/s/ Brad Johnson

BRAD JOHNSON

President and Chief Executive Officer

Englewood, Colorado

April 12, 2019

SCHEDULE A

ULTRA PETROLEUM CORP.

2017 STOCK INCENTIVE PLAN

AS AMENDED AND RESTATED JUNE 8, 2018

SECTION 1.

GENERAL PROVISIONS RELATING TO

PLAN GOVERNANCE, COVERAGE AND BENEFITS

1.1	Background and Purpose

Ultra Petroleum Corp., a Yukon, Canada corporation (the “Company”), has adopted this plan document, entitled “Ultra Petroleum Corp. 2017 Stock Incentive Plan, as Amended and Restated” (the “Plan”), effective as of June 8, 2018 (the “Effective Date”); provided that to the extent required by any applicable listing requirement, any changes to the classes of service providers eligible to receive awards hereunder will become effective upon receipt of shareholder approval.  The Plan amends and restates the Ultra Petroleum Corp. 2017 Stock Incentive Plan effective April 12, 2017 (the “Prior Plan”) including for the purposes of addressing recent changes in law.

The purpose of the Plan is to foster and promote the long-term financial success of the Company and to increase stockholder value by: (a) encouraging the commitment and retention of selected key Employees, Consultants, and Outside Directors, (b) motivating superior performance of key Employees, Consultants, and Outside Directors by means of long-term performance related incentives, (c) encouraging and providing key Employees, Consultants, and Outside Directors with a program for obtaining ownership interests in the Company which link and align their personal interests to those of the Company’s shareholders, (d) attracting and retaining key Employees, Consultants, and Outside Directors, by providing competitive compensation opportunities, and (e) enabling key Employees, Consultants, and Outside Directors to share in the long-term growth and success of the Company.

The Plan provides for payment of various forms of compensation.  It is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Plan will be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

The Plan will remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 8.7, until all Shares subject to the Plan have been purchased or acquired according to its provisions.

1.2	Definitions

The following terms shall have the meanings set forth below:

(a)Affiliate. Any Subsidiary and any other Person that, directly or through one or more intermediaries, is controlled by the Company, as determined by the Committee.

(b)Authorized Officer. The Chairman of the Board, the CEO or any other senior officer of the Company to whom either of them delegate the authority to execute any Incentive Agreement for and on behalf of the Company. No officer or director shall be an Authorized Officer with respect to any Incentive Agreement for himself or herself.

(c)Board. The then-current Board of Directors of the Company.

(d)Cause. When used in connection with the termination of a Grantee’s Employment, shall have the meaning set forth in the Grantee’s employment agreement with the Company (or its Parent or Subsidiary), and in the absence of such an agreement (or if “Cause” is not defined in such agreement), and provided that “Cause” is not otherwise defined in the Grantee’s Incentive Agreement, shall mean the termination of the Grantee’s Employment by the Company or any Affiliate by reason of:

(i)	the conviction of the Grantee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony;

(ii)	the commission by the Grantee of a material act of fraud upon the Company or any Affiliate, or any customer or supplier thereof;

(iii)	the misappropriation of any funds or property of the Company or any Affiliate, or any customer or supplier thereof;

(iv)

the engagement by the Grantee in any direct and material conflict of interest with the Company or any Affiliate without compliance with the Company’s or Affiliate’s conflict of interest policy, if any, then in effect;

(v)

the engagement by the Grantee, without the written approval of the Board or CEO, in any material activity which competes with the business of the Company or any Affiliate or which would result in a material injury to the business, reputation or goodwill of the Company or any Affiliate; or

(vi)

with respect to any Grantee who is an Employee (A) a material breach by Employee during his or her employment period of any of the restrictive covenants set out in his or her employment agreement with the Company or any Affiliate, if applicable, or (B) the willful, material and repeated nonperformance of Employee’s duties to the Company or any Affiliate (other than by reason of Employee’s illness or incapacity), but Cause shall not exist under clause (A) or (B) (above) until after written notice from the Board has been given to Employee of such material breach or nonperformance (which notice specifically identifies the manner and sets forth specific facts, circumstances and examples in which the Board believes that Employee has breached the agreement or not substantially performed his or her duties), and Employee has failed to cure such alleged breach or nonperformance within the time period set by the Board in good faith, but in its sole and absolute discretion; and, for purposes of this subsection (vii), no act or failure to act on Employee’s part shall be deemed “willful” unless it is done or omitted by Employee not in good faith and without his or her reasonable belief that such action or omission was in the best interest of the Company (assuming disclosure by Employee of all pertinent facts, any action or omission by Employee after consultation with, and in accordance with the advice of, legal counsel retained by the Company shall be deemed to have been taken in good faith and to not be willful for purposes of this definition of “Cause”).

(e)CEO. The then-current Chief Executive Officer of the Company.

(f)Change in Control. Any of the events described in and subject to Section 7.8.

(g)Code. The Internal Revenue Code of 1986, as amended, and the regulations and other authority promulgated thereunder by the appropriate governmental authority. References herein to any provision of the Code shall refer to any successor provision thereto.

(h)Committee. The committee appointed by the Board to administer the Plan. The Committee shall be comprised of not less than two members of the Compensation Committee of the Board who are Independent Directors (or any successor committee or subcommittee of the Board designated by the Board) which committee or subcommittee shall be comprised of two or more members of the Board each of whom is an Independent Director. The Committee may be the Compensation Committee of the Board (or any subcommittee of the Compensation Committee) provided that the members of the Committee satisfy the requirements of the previous provisions of this paragraph.

The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise.  The Board, in its discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee.  The members of the Committee shall serve at the discretion of the Board.

Notwithstanding any other provision of the Plan, any Incentive Awards that are to be granted under the Plan to Outside Directors shall be approved by the Board, or made in accordance with a policy or program that is approved by the Board; provided, however, the Committee may recommend such Incentive Awards, policy or program to the Board for its approval.  With respect to the grant of Incentive Awards to Outside Directors, all rights, powers and authorities vested in the Committee under the Plan with respect thereto shall instead be exercised by the Board, and thus any reference in the Plan to the Committee shall be deemed to include a reference to the Board when acting in such capacity. When the Board exercises its authority to act in its capacity as the Committee hereunder with respect to an Incentive Award for an Outside Director, it shall so designate with respect to any action that it undertakes in such capacity.

(i)Common Stock. The common stock of the Company, no par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.

(j)Company. Ultra Petroleum Corp., a corporation organized under the laws of Yukon, Canada, and any successor in interest thereto.

(k)Company Group. Company Group means the Company, UP Energy Corporation, Ultra Resources, Inc., Keystone Gas Gathering, LLC, Ultra Wyoming, Inc., Ultra Wyoming LGS, LLC, UPL Pinedale, LLC, UPL Three Rivers Holdings, LLC, and any successor or assign thereto, by merger, consolidation, or otherwise, on and after the Emergence Date, pursuant to the Plan of Reorganization.

(l)Consultant.  Consultant means any independent contractor and/or advisor to the Company.  For the avoidance of doubt, the Committee may grant Awards to Consultants hereunder that are contingent upon shareholder approval of the Plan.

(m)Disability. As determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Grantee that would entitle him to payment of disability income payments under the Company’s long term disability insurance policy or plan for employees, as then effective, if any; or in the event that the Grantee is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan, “Disability” means a permanent and total disability as defined in Code Section 22(e)(3).  A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Grantee shall submit to any reasonable examination(s) required in the opinion of such physician.

(n)Emergence Date. Emergence Date has the same meaning as “Effective Date” in the Plan of Reorganization.

(o)Emergence Value. Emergence Value has the same meaning as “Settlement Plan Value” in the Plan of Reorganization.

(p)Enterprise Value. As of a given date, Enterprise Value means the total enterprise value of the Company Group, based on the weighted average closing price of the Common Stock during the immediately preceding consecutive 30-day period, as reported on the principal exchange on which the Common Stock is traded.

(q)Employee. Any employee of the Company (or any Parent or Subsidiary), within the meaning of Code Section 3401(c), including, without limitation, officers who are members of the Board.

(r)Employment. Employment means that the individual is employed as an Employee, or engaged as an Outside Director, by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Incentive Award in any transaction described in Code Section 424(a), or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Code Section 424(a).  In this regard, neither the transfer of a Grantee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Grantee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Grantee. Moreover, the Employment of a Grantee shall not be deemed to have been terminated because of an approved leave of absence from active Employment on account of temporary illness, authorized vacation or granted for reasons of professional advancement, education, or health, or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or written agreement.

The term “Employment” for purposes of the Plan shall include current membership on the Board by an Outside Director.

All determinations hereunder regarding Employment, and termination of the status of Employment for purposes of the Plan, shall be made by the Committee in its discretion.

(s)Exchange Act. The Securities Exchange Act of 1934, as amended.

(t)Fair Market Value. While the Company is a Publicly Held Corporation, the Fair Market Value of one Share, on the date as of which such Fair Market Value is to be determined, is equal to: (i) if the Shares are then principally listed or admitted to trading on the New York Stock Exchange (or another national securities exchange), (A) the average of the high sale price and low sale price of a Share on such date, as quoted on the securities exchange on which Shares are then principally listed or admitted to trading, (which information may be derived from reports of share prices on the internet) or (B) if there is no such high sale price or low sale price quoted on such date, the closing sales price of a Share on the immediately preceding business day, as quoted on such securities exchange as reported by such internet sources; or (ii) if the Shares are then not principally listed or admitted to trading on the New York Stock Exchange (or any other national securities exchange), the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System.  If, on the date as of which Fair Market Value is to be determined, there were no trades of Shares reported on the New York Stock Exchange (or any other national securities exchange) on which Shares are then principally listed or admitted to trading, then the Fair Market Value shall be determined by reference to the last preceding date on which such trades were so reported.

If the Company is not a Publicly Held Corporation at the time a determination of the Fair Market Value of the Common Stock is required to be made hereunder, the determination of Fair Market Value for purposes of the Plan shall be made by the Committee in its discretion.  In this respect, the Committee may rely on such financial data, appraisals, valuations, experts, and other sources as, in its discretion, it deems advisable under the circumstances.  With respect to Stock Options, SARs, and other Incentive Awards subject to Code Section 409A, the Fair Market Value shall be determined by the Committee consistent with the requirements of Section 409A in order to satisfy the exception under Code Section 409A for such Incentive Awards.

(u)Grantee. Any Employee, Consultant, or Outside Director who is granted an Incentive Award under the Plan.

(v)Immediate Family. With respect to a Grantee, the Grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships.

(w)Incentive Agreement. The written agreement entered into between the Company and the Grantee setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan, as such agreement is further defined in Section 6.1.

(x)Incentive Award. A grant of an award under the Plan to a Grantee, including any Nonstatutory Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, or Other Stock-Based Award.

(y)Independent Director. A member of the Board who qualifies as (i) an “outside director” under Rule 5605(a)(2) of the NASDAQ Stock Market Rules and (ii) a “non-employee director” as defined in Rule 16b-3 under the Exchange Act.

(z)Insider. While the Company is a Publicly Held Corporation, an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

(aa)Nonstatutory Stock Option. A Stock Option granted by the Committee to a Grantee under Section 2.

(bb)Option Price. The exercise price at which a Share may be purchased by the Grantee of a Stock Option.

(cc)Other Stock-Based Award. An Incentive Award granted by the Committee to a Grantee under Section 5.1 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(dd)Outside Director. A member of the Board who is not, at the time of grant of an Incentive Award, an employee of the Company or any Affiliate, including an Independent Director.

(ee)Parent. Any corporation (whether now or hereafter existing) which constitutes a “parent” of the Company, as defined in Code Section 424(e).

(ff)Performance-Based Award.  A grant of an Incentive Award, or portion thereof, under the Plan pursuant to Section 6.

(gg)Performance Criteria.  The business criteria that are specified by the Committee pursuant to Section 6 for an Incentive Award; the satisfaction of such business criteria during the Performance Period being required for the grant and/or vesting of the Incentive Award to occur, as specified in the applicable Incentive Agreement.

(ii)Performance Period. A period of time determined by the Committee over which performance is measured for the purpose of determining a Grantee’s right to, and the payment value of, any Incentive Award.

(jj)Person. Any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(kk)Plan. This Ultra Petroleum Corp. 2017 Stock Incentive Plan as amended and restated June 8, 2018, as effective on the Effective Date, which is set forth herein and as it may be amended from time to time.

(ll)Plan of Reorganization. The Debtors’ Joint Chapter 11 Plan of Reorganization of Ultra Petroleum Corp., et. al., filed in the United States Bankruptcy Court for the Southern District of Texas, Houston Division, on December 6, 2016.

(mm)Plan Year.  The calendar year.  The first Plan Year begins on the Effective Date.

(nn)Pre-Emergence Board. Pre-Emergence Board has the same meaning as “pre-Effective Date HoldCo Board” in the Plan of Reorganization.

(oo)Publicly Held Corporation. A corporation issuing any class of common equity securities required to be registered under Section 12 of the Exchange Act.

(pp)Restricted Stock. One or more Shares of Common Stock that are issued or transferred to a Grantee pursuant to Section 3 and subject to certain restrictions as set forth in the Plan and in the Grantee’s Incentive Agreement.

(qq)Restricted Stock Award. An authorization by the Committee to issue or transfer Restricted Stock to a Grantee pursuant to Section 3.

(rr)Restricted Stock Unit. A right granted to a Grantee pursuant to Section 4 which entitles the Grantee to receive one Share or the cash equivalent on the vesting date, which right is subject to certain restrictions as set forth in the Plan and in the Grantee’s Incentive Agreement.

(ss)Restriction Period. The period of time determined by the Committee and set forth in the Incentive Agreement during which the transfer of Restricted Stock by the Grantee is restricted.

(tt)Retirement. The voluntary termination of Employment from the Company or any Parent or Subsidiary constituting retirement for age on any date after the Employee attains the normal retirement age of 62 years, or such other age as may be designated by the Committee in the Grantee’s Incentive Agreement.

(uu)Share. A share of the Common Stock of the Company.

(vv)Share Pool. The number of shares authorized for issuance under Section 1.4, as adjusted for (i) awards and payouts under Section 1.5 and (ii) changes and adjustments as described in Section 7.6.

(ww)Spread. The excess (if any) of the Fair Market Value of a Share on the date of exercise of a SAR over the exercise price per Share specified in the SAR grant.

(xx)Stock Appreciation Right or SAR. A Stock Appreciation Right as described in Section 2.5.

(yy)Stock Option or Option. Pursuant to Section 2, a Nonstatutory Stock Option granted to an Employee, Consultant, or Outside Director, pursuant to which the Grantee has the right to purchase Shares of Common Stock.

(zz)Subsidiary. Any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Code Section 424(f) or any other form of entity in which the Company (or an Affiliate of the Company in which the Company owns a greater than 50% equity interest, directly or indirectly) owns a greater than 50% equity interest.

(aaa)Transfer (a) when used as a noun, any direct or indirect transfer, sale, assignment, pledge, hypothecation, encumbrance or other disposition (including the issuance of equity in any entity), whether for value or no value and whether voluntary or involuntary (including by operation of law), and (b) when used as a verb, to directly or indirectly transfer, sell, assign, pledge, encumber, charge, hypothecate or otherwise dispose of (including the issuance of equity in any entity) whether for value or for no value and whether voluntarily or involuntarily (including by operation of law).  “Transferred” and “Transferable” shall have a correlative meaning.

1.3	Plan Administration

(a)Authority of the Committee. Except as may be limited by law and subject to the provisions herein, the Committee shall have the complete power and authority to (i) select Grantees who shall participate in the Plan; (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards and Incentive Agreements; (iv) determine whether any Shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan and any Incentive Agreement or other agreement entered into under the Plan; and (vi) establish, amend, or waive rules for the Plan’s administration.  Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

(b)Meetings. The Committee shall designate a chairman from among its members who shall preside at its meetings, and shall designate a secretary, without regard to whether that individual is a member of the Committee, who shall keep the minutes of the proceedings and all records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee and the Committee may hold telephonic meetings.  The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, o f a majority of its members.  The Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

(c)Decisions Binding. All determinations and decisions of the Committee shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all Persons including the Company, its shareholders, Employees, Grantees, and their estates and beneficiaries.  The Committee’s decisions and determinations with respect to the Plan or any Incentive Award need not be uniform and may be made selectively among Incentive Awards, Grantees and Persons, whether or not such Incentive Awards are similar or such Persons are similarly situated.

(d)Modification of Outstanding Incentive Awards. Subject to the rules set forth in Section 8.7 and Section 8.13, respectively, the Committee may, in its discretion, provide for the extension of the exercisability of an Incentive Award, accelerate the vesting or exercisability of an Incentive Award, eliminate or make less restrictive any restrictions contained in an Incentive Award, waive any restriction or other provisions of an Incentive Award, or otherwise amend or modify an Incentive Award in any manner that (i) is not adverse to the Grantee to whom such Incentive Award was granted, (ii) is consented to by such Grantee and (iii) does not cause the Incentive Award to provide for the deferral of compensation in a manner that does not comply with Code Section 409A or is not exempt under Code Section 409A (unless otherwise determined by the Committee).  Notwithstanding the above provisions of this subsection, no amendment or modification of an Incentive Award, other than pursuant to Section 7.6 hereof shall be made to the extent such modification results in any Stock Option with an exercise price less than 100% of the Fair Market Value per Share on the date of grant.

With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 under the Exchange Act, the rules of the New York Stock Exchange or any other national stock exchange or inter-dealer quotation system upon which the Common Stock is listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the discretion and authority to grant Incentive Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Incentive Awards.

(e)Delegation of Authority. The Committee may delegate to designated officers or other employees of the Company any of its duties and authority under the Plan pursuant to such conditions or limitations as the Committee may establish from time to time, including, without limitation, the authority to recommend Grantees and the forms and terms of their Incentive Awards; provided, however, the Committee may not delegate to any Person the authority (i) to grant Incentive Awards or (ii) while the Company is a Publicly Held Corporation, to take any action which would contravene the requirements of Rule 16b-3 under the Exchange Act or the Sarbanes-Oxley Act of 2002.

(f)Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report, opinion, calculation or other information furnished by any officer or employee of the Company or an Affiliate, the Company’s independent certified public accountants, counsel or other advisors to the Company, or any consultant, attorney, accountant or other advisor retained by the Committee to assist in the administration of the Plan.  Neither the Board nor the Committee, nor any member of either, shall be liable for any act, omission, interpretation, decision, construction or determination made in good faith in connection with the Plan or any Incentive Award.

(g)Expenses of Committee. The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, and other agents as the Committee may deem appropriate for the administration of the Plan.  All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

(h)Surrender of Previous Incentive Awards. Subject to Section 7.10, the Committee may, in its discretion, grant Incentive Awards to Grantees on the condition that such Grantees surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee directs. Incentive Awards granted on the condition precedent of surrender of outstanding Incentive Awards shall not count against the limits set forth in Section 1.4 until such time as such previous Incentive Awards are surrendered and cancelled.  No surrender of Incentive Awards shall be made under this Section 1.3(h) if such surrender causes any Incentive Award to provide for the deferral of compensation in a manner that is subject to taxation under Code Section 409A, unless otherwise determined by the Committee.

(i)Indemnification. Each individual who is or was a member of the Committee shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Each such individual shall be indemnified by the Company for all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which each such individual may be entitled (i) under the Company’s Articles or Certificate of Incorporation or Bylaws, (ii) pursuant to any separate indemnification or hold harmless agreement with the Company or an Affiliate, (iii) as a matter of law, contract or otherwise, or (iv) any power that the Company or an Affiliate may have to indemnify them or hold them harmless.

1.4	Shares of Common Stock Available for Incentive Awards

Subject to adjustment under Section 7.6, there shall be available for Incentive Awards that are granted wholly or partly in Common Stock (including rights or Stock Options that may be exercised for or settled in Common Stock) 15,810,811 Shares of Common Stock (the “Share Reserve”).  Pursuant to Section 1.5, the number of such reserved Shares for Incentive Awards granted under the Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder.

Subject to adjustment under Section 7.6, the number of Shares which may be granted as Restricted Stock Awards, Restricted Stock Units or Other Stock-Based Awards, in the aggregate, shall be one hundred percent (100.00%) of the Share Reserve.  The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan reserve as it deems appropriate and consistent with Sections 1.4 and 1.5.

1.5	Share Pool Adjustments for Awards and Payouts

The following Incentive Awards shall reduce, on a one Share for one Share basis, the number of Shares authorized for issuance under the Share Pool:

(a) Stock Option;

(b) SAR in Shares;

(c) Restricted Stock Award;

(d) Restricted Stock Unit in Shares; and

(e) Other Stock-Based Award in Shares.

Shares subject to an Incentive Award shall not be issued or transferred to a Grantee, and shall cease to be issuable or transferable to a Grantee, due to forfeiture, termination, expiration or cancellation, in whole or in part, of such Incentive Award for any reason, or if any such Shares shall, after issuance or transfer, be reacquired by the Company due to the Grantee’s failure to comply with the terms and conditions of an Incentive Award or for any other reason.  The Shares not so issued or transferred, or the Shares so reacquired by the Company, as the case may be, shall no longer be charged against the Share reserve in Section 1.4, and thus may be used thereafter for grants of additional Incentive Awards under the Plan. The following additional parameters shall apply:

(a) To the extent an Incentive Award is settled or paid in cash, Shares subject to such Incentive Award will not be considered to have been issued and thus will not be applied against the Share Reserve.

(b) To the extent that any outstanding Incentive Award that is to be settled in Shares is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or other conditions thereof, or otherwise terminates without an issuance of Shares being made thereunder, the Share Reserve shall be credited with the number of Shares covered thereby and such Shares may be made subject to future Incentive Awards under the Plan.

(c) If an Incentive Award may be settled in Shares or cash, such Shares shall be deemed issued only when and to the extent that settlement or payment is actually made in Shares.  To the extent an Incentive Award is settled or paid in cash, and not Shares, any Shares previously reserved for issuance pursuant to such Incentive Award will again be deemed available for issuance under Section 1.4, and the Share Reserve shall be reduced only by the number of Shares actually issued and transferred to the Grantee.

(d) Any Shares repurchased by the Company on the open market using the proceeds from the exercise of an Incentive Award shall not increase the Share Reserve.

1.6	Common Stock Available

The Common Stock available for issuance or transfer under the Plan shall be made available from Shares now or hereafter (a) held in the treasury of the Company, (b) authorized but unissued shares, or (c) Shares to be purchased or acquired by the Company.  No fractional shares shall be issued under the Plan; payment for fractional shares shall be made in cash.

1.7	[Reserved.]
1.8	Participation

(a)Eligibility. Incentive Awards may be granted only to individuals who, at the time of grant, are Employees, Consultants, and/or Outside Directors. The Committee shall from time to time designate those Employees, Consultants, and/or Outside Directors, if any, to be granted Incentive Awards under the Plan, the type of Incentive Awards granted, the number of Shares, Stock Options, rights or units, as the case may be, which shall be granted to each such individual, and any other terms or conditions relating to the Incentive Awards as it may deem appropriate to the extent consistent with the provisions of the Plan.  A Grantee who has been granted an Incentive Award may, if otherwise eligible, be granted additional Incentive Awards at any time.

(b)Insiders. No Insider shall be eligible to be granted an Incentive Award that is subject to Rule 16a-3 under the Exchange Act unless and until such Insider has granted a limited power of attorney to those officers of the Company who have been designated by the Committee for purposes of future required filings under the Exchange Act.

(c)Limitation on Outside Director Awards. Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Incentive Awards granted to any Outside Director during any single calendar year shall not exceed $750,000.

1.9	Types of Incentive Awards

The types of Incentive Awards under the Plan are Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Other Stock-Based Awards, or any combination of the foregoing.

SECTION 2.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1	Grant of Stock Options

The Committee is authorized to grant Nonstatutory Stock Options to Employees, Consultants, and/or Outside Directors in accordance with the terms and conditions of the Plan, and with such additional terms and conditions, not inconsistent with the Plan, as the Committee shall determine in its discretion.  Successive grants may be made to the same Grantee regardless whether any Stock Option previously granted to such person remains unexercised.  No “incentive stock option,” as defined in Code Section 422, may be granted under the terms of the Plan.

2.2	Stock Option Terms

(a)Written Agreement. Each grant of a Stock Option shall be evidenced by a written Incentive Agreement. Among its other provisions, each Incentive Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Stock Option following termination of the Grantee’s Employment. Such provisions shall be determined in the discretion of the Committee and included in the Grantee’s Incentive Agreement, and such provisions need not be uniform among all Stock Options issued pursuant to the Plan.

(b)Number of Shares. Each Stock Option shall specify the number of Shares of Common Stock to which it pertains.

(c)Exercise Price. The exercise price per Share of Common Stock under each Stock Option shall be (i) not less than 100% of the Fair Market Value per Share on the date the Stock Option is granted and (ii) specified in the Incentive Agreement.  Each Stock Option shall specify the method of exercise which shall be consistent with Section 2.3(a).

(d)Term. In the Incentive Agreement, the Committee shall fix the term of each Stock Option.  In the event no term for the Stock Option is set out in the Incentive Agreement, the term of any other Stock Option grant under the Plan shall be ten (10) years, in each case from the grant date.

(e)Exercise. The Committee shall determine the time or times at which a Stock Option may be exercised, in whole or in part.  Each Stock Option may specify the required period of continuous Employment and/or the Performance Criteria to be achieved before the Stock Option or portion thereof will become exercisable.  Each Stock Option, the exercise of which, or the timing of the exercise of which, is dependent, in whole or in part, on the achievement of designated Performance Criteria, may specify a minimum level of achievement in respect of the specified Performance Criteria below which no Stock Options will be exercisable and a method for determining the number of Stock Options that will be exercisable if performance is at or above such minimum but short of full achievement of the Performance Criteria. All such particular terms and conditions of the Stock Option shall be set forth in the Grantee’s Incentive Agreement.

(f)No Reloads. Incentive Agreements for Stock Options shall not contain any provision entitling a Grantee to the automatic grant of additional Stock Options in connection with the exercise of the original Stock Option.

2.3	Stock Option Exercises

(a)Method of Exercise and Payment. Stock Options shall be exercised by the delivery of a notice of exercise to the Company or its designee, which must be received as of a date set by the Company in advance of the effective date of the proposed exercise.  The notice shall set forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Stock Option shall be payable to the Company in full either: (i) in cash or its equivalent; or (ii) subject to prior approval by the Committee in its discretion, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price, (iii) subject to prior approval by the Committee in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price; or (iv) subject to prior approval by the Committee in its discretion, by a combination of (i), (ii), and (iii) above.

Any payment in Shares shall be effected by the surrender of such Shares to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Stock Option is exercised.  Unless otherwise permitted by the Committee in its discretion, the Grantee shall not surrender, or attest to the ownership of, Shares in payment of the Option Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Stock Option for financial accounting reporting purposes.

The Committee, in its discretion, also may allow the Option Price to be paid with such other consideration as shall constitute lawful consideration for the issuance of Shares (including, without limitation, effecting a “cashless exercise” by establishing procedures satisfactory to the Committee with respect thereto), subject to applicable securities law restrictions and tax withholdings, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.  At the direction of the Grantee, a broker may either (i) sell all of the Shares received when the Option is exercised and pay the Grantee the proceeds of the sale (minus the Option Price, withholding taxes and any fees due to the broker); or (ii) sell enough of the Shares received upon exercise of the Option to cover the Option Price, withholding taxes and any fees due the broker and deliver to the Grantee (either directly or through the Company) a stock certificate for the remaining Shares. Dispositions to a broker effecting a cashless exercise are not exempt under Section 16 of the Exchange Act while the Company is a Publicly Held Corporation.  Moreover, in no event will the Committee allow the Option Price to be paid with a form of consideration, including a loan or a “cashless exercise,” if such form of consideration would violate the Sarbanes-Oxley Act of 2002, as determined by the Committee.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver, or cause to be delivered, to or on behalf of the Grantee, in the name of the Grantee or other appropriate recipient, evidence of ownership for the number of Shares purchased under the Stock Option.

Subject to Section 7.4, during the lifetime of a Grantee, each Option granted to the Grantee shall be exercisable only by the Grantee (or his or her legal guardian in the event of his or her Disability) or by a broker-dealer acting on his or her behalf pursuant to a cashless exercise under the foregoing provisions of this Section 2.3(a).

(b)Restrictions on Share Transferability. The Committee may impose such restrictions on any grant of Stock Options or on any Shares acquired pursuant to the exercise of a Stock Option as it may deem advisable, including, without limitation, restrictions under (i) any shareholders’ agreement, buy/sell agreement, right of first refusal, non-competition, and any other agreement between the Company and any of its securities holders or employees; (ii) any applicable federal securities laws; (iii) the requirements of any stock exchange or market upon which such Shares are then listed and/or traded; or (iv) any blue sky or state securities law applicable to such Shares.  Any certificate issued to evidence Shares issued upon the exercise of a Stock Option may bear such legends and statements as the Committee shall deem advisable to assure compliance with applicable federal and state laws and regulations.

Any Grantee or other Person exercising a Stock Option shall be required, if requested by the Committee, to give a written representation that the Stock Option and the Shares subject to the Stock Option will be acquired for investment and not with a view to public distribution; provided, however, that the Committee, in its discretion, may release any Person receiving an Stock Option from any such representations either prior to or subsequent to the exercise of the Stock Option.

(c)Proceeds of Option Exercise. The proceeds received by the Company from the sale of Shares pursuant to Stock Options exercised under the Plan shall be used for general corporate purposes.

2.4	Stock Appreciation Rights

(a)Grant. The Committee may grant Stock Appreciation Rights to any Employee, Consultants, and/or Outside Director.  A SAR is the right to receive an amount equal to the Spread with respect to a Share upon the exercise of the SAR.  SARs may be granted in tandem with the grant of a Stock Option, in which case the Incentive Agreement will provide that (1) the SAR shall be cancelled when and to the extent the related Stock Option is exercised and (2) the exercise of the SAR will result in the surrender of the right to purchase the Share under the Stock Option as to which the SAR was exercised.  Alternatively, SARs may be granted independently of Stock Options, in which case the grant of SARs shall be evidenced by an Incentive Agreement.  Any SARs granted under the Plan are intended to satisfy the requirements under Code Section 409A to the effect that such SARs do not provide for the deferral of compensation that is subject to taxation under Code Section 409A.

(b)General Provisions. The terms and conditions of each SAR shall be evidenced by an Incentive Agreement.  The exercise price per Share shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the grant date of the SAR.  The term of the SAR shall be determined by the Committee but shall not be greater than ten (10) years from the date of grant.  The Committee shall not include any feature for the deferral of compensation other than deferral of the recognition of income until exercise of the SAR.

(c)Exercise. SARs shall be exercisable subject to such terms and conditions as the Committee shall specify in the Incentive Agreement for the SAR grant.  No SAR granted to an Insider may be exercised prior to six (6) months from the date of grant, except in the event of the death or Disability of such Grantee which occurs prior to the expiration of such six-month period if so permitted under the Incentive Agreement.

(d)Settlement. Upon exercise of the SAR, the Grantee shall receive an amount equal to the Spread.  The Spread, less applicable withholdings, shall be payable only in cash or in Shares, or a combination of both, as specified in the Incentive Agreement, within 30 calendar days of the exercise date.  In addition, the Incentive Agreement under which such SARs are awarded, or any other agreements or arrangements, shall not provide that the Company will purchase any Shares delivered to the Grantee as a result of the exercise or vesting of the SAR.

SECTION 3.

RESTRICTED STOCK AWARDS

3.1Award of Restricted Stock

(a)Grant. With respect to a Grantee who is an Employee, Consultants, or Outside Director, Shares of Restricted Stock may be awarded by the Committee with such restrictions during the Restriction Period as the Committee shall designate in its discretion.  Any such restrictions may differ with respect to a particular Grantee.  Restricted Stock shall be awarded for no additional consideration or such additional consideration as the Committee may determine, which consideration may be less than, equal to or more than the Fair Market Value of the shares of Restricted Stock on the grant date. The terms and conditions of each grant of Restricted Stock shall be evidenced by an Incentive Agreement and, during the Restriction Period, such Shares of Restricted Stock must remain subject to a “substantial risk of forfeiture” within the meaning given to such term under Code Section 83.  Any Restricted Stock Award may, at the time of grant, be designated by the Committee as a Performance-Based Award.

(b)Immediate Transfer Without Immediate Delivery of Restricted Stock. Unless otherwise specified in the Grantee’s Incentive Agreement, each Restricted Stock Award shall constitute an immediate transfer of the record and beneficial ownership of the Shares of Restricted Stock to the Grantee in consideration of the performance of services as an Employee, Consultants, or Outside Director, as applicable, thus entitling such Grantee to all voting, dividend, and other ownership rights in such Shares.

As specified in the Incentive Agreement, a Restricted Stock Award may or may not limit the Grantee’s voting and/or dividend rights during the Restriction Period in which the shares of Restricted Stock are subject to a “substantial risk of forfeiture” (within the meaning given to such term under Code Section 83) and restrictions on transfer.  In the Incentive Agreement, the Committee may apply any restrictions to the voting or dividend rights that the Committee deems appropriate.  In the event that any dividend constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, if applicable, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Restricted Stock Award with respect to which the dividend is paid.

Shares subject to a Restricted Stock Award, whether or not under a Performance-Based Award, may be issued in the name of the Grantee and held, together with a stock power endorsed in blank, by the Committee or Company (or their delegates) or in trust or in escrow pursuant to an agreement satisfactory to the Committee, as determined by the Committee, until such time as the restrictions on transfer have expired. All such terms and conditions shall be set forth in the Grantee’s Incentive Agreement.  The Company or Committee (or their delegates) shall issue to the Grantee a receipt evidencing the certificates held by it which are registered in the name of the Grantee.

(c)Other Terms and Conditions. Unless provided otherwise in the Grantee’s Incentive Agreement for a Restricted Stock Award, (i) the Grantee shall not be entitled to delivery of the stock certificate until the forfeiture restrictions have expired, (ii) the Company shall retain custody of the Shares until the forfeiture restrictions have expired, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of or encumber the Shares until the forfeiture restrictions have expired, (iv) a breach of the terms and conditions established by the Committee in the Grantee’s Incentive Agreement shall result in a forfeiture of the Restricted Stock Award, and (v) with respect to the payment of any dividend with respect to Shares subject to a Restricted Stock Award directly to the Grantee, each such dividend shall be paid no later than the end of the calendar year in which the dividends are paid to stockholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to stockholders of such class of shares; provided, however, in the absence of any other restrictions pertaining to the payment of any dividends or dividend equivalents, the same vesting standards that apply to the underlying Shares of Restricted Stock shall also apply to the related dividends or dividend equivalents.  At the time a Restricted Stock Award is granted, the Committee may, in its discretion, prescribe in the Grantee’s Incentive Agreement such additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of Employment (by retirement, disability, death, or otherwise) of the Grantee prior to expiration of the forfeitures restrictions.

(d)Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Shares received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Grantee shall not be required to make any payment for Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(e)Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards. The Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Shares subject to a Restricted Stock Award and, upon such vesting, all forfeiture restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this paragraph may vary among individual Grantees and may vary among the Restricted Stock Awards held by any individual Grantee.

3.2	Restrictions

(a)Forfeiture of Restricted Stock. A Restricted Stock Award may be subject to the following restrictions until the expiration of the Restriction Period: (i) a restriction that constitutes a “substantial risk of forfeiture” (as defined in Code Section 83), and a restriction on transferability; (ii) unless otherwise specified by the Committee in the Incentive Agreement, a Restricted Stock which is subject to restrictions that are not satisfied shall be forfeited and all rights of the Grantee to such Shares shall terminate; and (iii) any other restrictions that the Committee determines in advance are appropriate, including, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee.  Any such restrictions shall be set forth in the Grantee’s Incentive Agreement.  The Grantee cannot sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares of Restricted Stock until the Restriction Period has expired.

(b)Issuance of Certificates. Reasonably promptly after the date of grant with respect to Shares of Restricted Stock, the Company shall cause to be issued a stock certificate, which is registered in the name of the Grantee to whom such Shares of Restricted Stock were granted, evidencing such Shares; provided, however, that the Company shall not cause to be issued such a stock certificate unless it has received a stock power duly endorsed in blank with respect to such Shares.  Each such stock certificate shall bear the following legend or any other legend approved by the Company:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the Ultra Petroleum Corp. 2017 Stock Incentive Plan and an Incentive Agreement entered into between the registered owner of such shares and Ultra Petroleum Corp.  A copy of the Plan and Incentive Agreement are on file in the main corporate office of Ultra Petroleum Corp.

Such legend shall not be removed from the certificate evidencing such Shares of Restricted Stock unless and until such Shares vest pursuant to the terms of the Incentive Agreement.

(c)Removal of Restrictions. The Committee, in its discretion, shall have the authority to remove any or all of the restrictions on the Restricted Stock if it determines that, by reason of a change in applicable law or another change in circumstance arising after the grant date of the Restricted Stock, such action is necessary or appropriate.

3.3	Delivery of Shares of Common Stock

Subject to withholding taxes under Section 8.3 and to the terms of the Incentive Agreement, a stock certificate evidencing the Shares of Restricted Stock with respect to which the restrictions in the Incentive Agreement have been satisfied shall be delivered to the Grantee or other appropriate recipient free of restrictions.

SECTION 4.

RESTRICTED STOCK UNITS

4.1	Grant of RSUs

The Committee may grant Restricted Stock Units to a Grantee who is an Employee, Consultants, or Outside Director, as selected in the discretion of the Committee, in such amounts as shall be determined by the Committee in its discretion.  Each grant of RSUs will be evidenced by an Incentive Agreement that sets forth the number of RSUs covered by the Incentive Award and the terms, conditions, restrictions and other provisions applicable to the RSUs as may be specified by the Committee consistent with the terms of the Plan, including, without limitation, provisions relating to compliance with, or exemption under, Code Section 409A.  The Committee may award Restricted Stock Units to a Grantee that are payable in Shares or cash, or in a combination thereof.

4.2	Restrictions and Lapse of Restrictions on RSUs

RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions as the Committee may impose in the Incentive Agreement including, without limitation, provisions relating to compliance with, or exemption under, Code Section 409A.  These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or continued service requirements, or otherwise, as determined by the Committee and set forth in the Grantee’s Incentive Agreement.  A Grantee of RSUs may not transfer RSUs, or any interest or portion in any RSU, to any other Person for any reason, unless the Incentive Agreement expressly allows such transfer and it is permitted without incurring taxation under Code Section 409A.

4.3	Settlement of RSUs

RSUs shall become payable to a Grantee at the time or times set forth in the Incentive Agreement, which may be upon or following vesting of the Incentive Award. RSUs may be paid in cash, Shares or a combination thereof, as determined by the Committee and set forth in the Grantee’s Incentive Agreement, subject to any applicable withholding taxes.

4.4	No Rights as a Stockholder

The Grantee shall have no rights as a stockholder with respect to any Incentive Award of RSUs until such time as Shares are paid and delivered to the Grantee in settlement of the RSUs pursuant to the terms of Grantee’s Incentive Agreement.

SECTION 5.

OTHER STOCK-BASED AWARDS

5.1	Grant of Other Stock-Based Awards

Other Stock-Based Awards may be awarded by the Committee to Grantees that are payable in Shares or in cash, as determined in the discretion of the Committee to be consistent with the goals of the Company. Other types of Stock-Based Awards that are payable in Shares include, without limitation, purchase rights, Shares awarded that are not subject to any restrictions or conditions, Shares awarded subject to the satisfaction of specified Performance Criteria, convertible or exchangeable debentures, other rights convertible into Shares, Incentive Awards valued by reference to the performance of a specified Affiliate, or a division, business unit, or department of the Company or an Affiliate, and settlement in cancellation of rights of any Person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Affiliate.  As is the case with other types of Incentive Awards, Other Stock-Based Awards may be awarded either alone or in addition to, or in tandem with, any other Incentive Awards.  Other Stock-Based Awards that are payable in Shares are not intended to be deferred compensation subject to taxation under Code Section 409A, unless otherwise determined by the Committee at the time of grant.  Other Stock-Based Awards need not be subject to any Performance Criteria or to forfeiture, and thus may be awarded without any vesting requirements.  The purchase price, if any, for Shares issued pursuant to an Other Stock-Based Award shall be determined by the Committee in its discretion.

As is the case with other types of Incentive Awards, Other Stock-Based Awards may be awarded either alone or in addition to, or in tandem with, any other Incentive Awards.  Other Stock-Based Awards that are payable in Shares are not intended to be deferred compensation subject to taxation under Code Section 409A, unless otherwise determined by the Committee at the time of grant.

5.2	Other Stock-Based Award Terms

(a)Written Agreement. All terms and conditions of an Other Stock-Based Award shall be determined by the Committee and set forth in the Grantee’s Incentive Agreement.

(b)Purchase Price. Except if an Other Stock-Based Award is granted in substitution for an outstanding Incentive Award or is delivered upon exercise of a Stock Option, but only to the extent permitted under the Plan, the amount of consideration required to be received by the Company shall be either (i) no consideration other than services rendered (in the case of authorized and unissued Shares), or to be rendered, by the Grantee, or (ii) as otherwise specified in the Incentive Agreement.

(c)Performance Criteria and Other Terms. The Committee may specify Performance Criteria for (i) vesting in an Other Stock-Based Award and (ii) payment thereof to the Grantee, as the Committee may determine in its discretion.  The extent to which any such Performance Criteria have been met shall be determined and certified by the Committee in accordance with Section 6.

SECTION 6.

PERFORMANCE-BASED AWARDS AND PERFORMANCE CRITERIA

6.1	Performance Criteria

As determined by the Committee at the time of grant, a Performance-Based Award may be granted subject to performance objectives relating to one or more of the following Performance Criteria or any other Performance Criteria determined in the Committee’s discretion:

(a) profits (including, but not limited to, profit growth, net operating profit or economic profit);

(b) profit-related return ratios;

(c) return measures (including, but not limited to, return on assets, capital, equity, investment or sales);

(d) cash flow (including, but not limited to, operating cash flow, free cash flow or cash flow return on capital or investments);

(e) earnings (including but not limited to, total shareholder return, earnings per share or earnings before or after taxes);

(f) net sales growth (measured in dollars or in volumes of hydrocarbon production or based on other objective criteria as specified by the Committee);

(g) net earnings or income (before or after taxes, interest, depreciation and/or amortization);

(h) gross, operating or net profit margins;

(i) productivity ratios;

(j) share price (including, but not limited to, growth measures and total shareholder return);

(k) turnover of assets, capital, or inventory (including, but not limited to, reserve additions or revisions, and economic value added from reserves);

(l) expense targets (including, but not limited to, reserve replacement costs and finding and development costs);

(m) margins;

(n) measures of health, safety or environment;

(o) operating efficiency (including, but not limited to, project completion time, budget goals, operational downtime, rig utilization, and similar matters);

(p) customer service or satisfaction;

(q) market share;

(r) credit quality;

(s) debt ratios (including, but not limited to, debt to equity and debt to total capital); and

(t) working capital targets.

Performance Criteria may be stated in absolute terms or relative to comparison companies or indices to be achieved during a Performance Period.  In the Incentive Agreement, the Committee shall designate one or more Performance Criteria for each granted Incentive Award that is intended to be a Performance-Based Award.

The Performance Criteria specified in any Incentive Agreement need not be applicable to all Incentive Awards, and may be particular to an individual Grantee’s function, Affiliate or business unit.  The Committee may establish the Performance Criteria of the Company, any Affiliate or business unit, as determined and designated by the Committee, in its discretion, in the Grantee’s Incentive Agreement for the Performance-Based Award.

6.2	Adjustments of Performance-Based Awards

The Committee may provide in any Performance-Based Award, at the time the Performance Criteria are established, that any evaluation of performance shall exclude or otherwise objectively adjust for any specified event that occurs during a Performance Period, including the following: (a) asset write-downs or impairment charges; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) accruals and charges for reorganization and restructuring programs; (e) acquisitions or divestitures; (f) foreign exchange gains and losses; (g) extraordinary nonrecurring items as described in Financial Accounting Standards Board Accounting Standards Codification Topic 225.20, “Income Statement — Extraordinary and Unusual Items” (or any successor thereto); and (h) extraordinary nonrecurring items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year. Notwithstanding the foregoing, the Committee may, at its discretion, reduce the Performance Criteria (or results thereof) upon which Performance-Based Awards are provided in order to offset any unintended result(s) arising from events not anticipated when the Performance Criteria were established, or for any other purpose.

6.3	Discretionary Adjustments

The Performance Criteria shall not allow for any discretion by the Committee as to an increase in any Performance-Based Award made to Grantee, but discretion to lower or reduce the Performance-Based Award is permissible.  The Committee may exercise negative discretion to determine that the portion of a Performance-Based Award actually earned, vested or payable (as applicable) shall be less than the portion that would be earned, vested or payable based solely upon application of the applicable Performance Criteria as set forth in the Grantee’s Incentive Agreement.

6.4	Certification

The Performance-Based Award, and payment for any Performance-Based Award under the Plan with respect to a relevant Performance Period, will be contingent upon the attainment of the Performance Criteria as set forth in the Grantee’s Incentive Agreement.

6.5	Other Considerations

All Performance-Based Awards under the Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary or appropriate to effectuate the purpose of this Section 6.  Notwithstanding anything to the contrary contained within this Section 6, any award outstanding on the Effective Date that is intended to qualify as “performance based compensation”, as defined under Code Section 162(m) prior to the passage of Public Law 115-97, otherwise known as the Tax Cuts and Jobs Act, shall be administered in compliance with the Prior Plan so that any such award will continue to so qualify.

SECTION 7.

PROVISIONS RELATING TO PLAN PARTICIPATION

7.1	Incentive Agreement

Each Grantee to whom an Incentive Award is granted shall be required to enter into an Incentive Agreement with the Company, in such a form as is provided by the Committee.  The Incentive Agreement shall contain specific terms as determined by the Committee, in its discretion, with respect to the Grantee’s particular Incentive Award.  Such terms need not be uniform among all Grantees or any similarly situated Grantees.  The Incentive Agreement may include, without limitation, vesting, forfeiture and other provisions particular to the particular Grantee’s Incentive Award, as well as, for example, provisions to the effect that the Grantee (a) shall not disclose any confidential information acquired during Employment with the Company, (b) shall abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Committee, (c) shall not interfere with the employment or other service of any Employee, (d) shall not compete with the Company or become involved in a conflict of interest with the interests of the Company, (e) shall forfeit an Incentive Award if terminated for Cause, (f) shall not be permitted to make an election under Code Section 83(b) when applicable, and (g) shall be subject to any other agreement between the Grantee and the Company regarding Shares that may be acquired under an Incentive Award including, without limitation, a shareholders’ agreement, buy-sell agreement, or other agreement restricting the transferability of Shares by Grantee.  An Incentive Agreement shall include such terms and conditions as are determined by the Committee, in its discretion, to be appropriate with respect to any individual Grantee.  The Incentive Agreement shall be signed by the Grantee to whom the Incentive Award is made and by an Authorized Officer.

Unless otherwise determined by the Committee and set forth in the applicable Incentive Award Agreement, Incentive Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

7.2	No Employment Rights Conferred

Nothing in the Plan or any instrument executed pursuant to the Plan shall create any Employment rights (including without limitation, rights to continued Employment) in any Grantee or affect the right of the Company to terminate the Employment of any Grantee at any time without regard to the existence of the Plan.

7.3	Securities Requirements

The Company shall be under no obligation to effect the registration of any Shares to be issued hereunder pursuant to the Securities Act of 1933 or to effect similar compliance under any state securities laws.  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which Shares are traded.  The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.

The Committee may, in its discretion, defer the effectiveness of any exercise of an Incentive Award in order to allow the issuance of Shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.  The Committee shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Incentive Award.  During the period that the effectiveness of the exercise of an Incentive Award has been deferred, the Grantee may, by written notice to the Committee, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

If the Shares issuable on exercise of an Incentive Award are not registered under the Securities Act of 1933, the Company may imprint on the certificate for such Shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO ANY APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

7.4	Transferability

Incentive Awards granted under the Plan shall not be transferable or assignable other than: (a) by will or the laws of descent and distribution or (b) pursuant to a qualified domestic relations order (as defined under Code Section 414(p)); provided, however, only with respect to Incentive Awards consisting of Nonstatutory Stock Options, the Committee may, in its discretion, authorize all or a portion of the Nonstatutory Stock Options to be granted on terms which permit transfer by the Grantee to (i) the members of the Grantee’s Immediate Family, (ii) a trust or trusts for the exclusive benefit of such Immediate Family members, (iii) a partnership in which such Immediate Family members are the only partners, or (iv) any other entity owned solely by Immediate Family members; provided that (A) there may be no consideration for any such transfer, (B) the Incentive Agreement pursuant to which such Nonstatutory Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 7.4, (C) subsequent transfers of transferred Nonstatutory Stock Options shall be prohibited except in accordance with clauses (a) and (b) (above) of this sentence, and (D) there may be no transfer of any Incentive Award in a listed transaction as described in IRS Notice 2003-47 (or its successor).  Following any permitted transfer, the Nonstatutory Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided, however, the term “Grantee” shall be deemed to refer to the transferee.  The events of termination of employment, as set out in Section 7.7 and in the Incentive Agreement, shall continue to be applied with respect to the original Grantee, and the Incentive Award shall be exercisable by the transferee only to the extent, and for the periods, specified in the Incentive Agreement.

Except as may otherwise be permitted under the Code, in the event of a permitted transfer of a Nonstatutory Stock Option hereunder, the original Grantee shall remain subject to withholding taxes upon exercise.  In addition, the Company and the Committee shall have no obligation to provide any notices to any Grantee or any permitted transferee of an Incentive Award, including, for example, notice of the expiration of an Incentive Award following the original Grantee’s termination of employment.

The designation by a Grantee of a beneficiary of an Incentive Award shall not constitute a transfer of the Incentive Award.  No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Grantee’s enforceable will or such other evidence as the Committee deems necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 7.4 shall be void and ineffective.  All determinations under this Section 7.4 shall be made by the Committee in its discretion.

Except as provided in this Section 7.4, Incentive Awards may be exercised during the lifetime of the Grantee only by the Grantee or by the Grantee’s legally authorized representative as determined by the Committee.

7.5	Rights as a Shareholder

(a)No Shareholder Rights. Except as otherwise provided in Section 3.1(b) for grants of Restricted Stock, a Grantee of an Incentive Award (or a permitted transferee of such Grantee) shall have no rights as a shareholder with respect to any Shares until the issuance of a stock certificate or other record of ownership for such Shares.

(b)Representation of Ownership. In the case of the exercise of an Incentive Award by a Person acquiring the right to exercise such Incentive Award by reason of the death or Disability of a Grantee, the Committee may require reasonable evidence as to the ownership of such Incentive Award or the authority of such Person.  The Committee may also require such consents and releases of taxing authorities as it deems advisable.

7.6	Change in Stock and Adjustments

(a)Changes in Law or Circumstances. Subject to Section 7.8 (which only applies in the event of a Change in Control), in the event of any change in applicable law or any change in circumstances which results in or would result in dilution of any rights granted under the Plan, or which otherwise warrants an equitable adjustment because it interferes with the intended operation of the Plan, then, if the Committee should so determine, in its discretion, that such change equitably requires an adjustment in the number or kind of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer under the Plan or in the terms and conditions of outstanding Incentive Awards, such adjustment shall be made in accordance with such determination. Such adjustments may include changes with respect to (i) the aggregate number of Shares that may be issued under the Plan, (ii) the number of Shares subject to Incentive Awards, and (iii) the Option Price or other price per Share for outstanding Incentive Awards, but shall not result in the grant of any Stock Option with an exercise price that is less than 100% of the Fair Market Value per Share on the date of grant.  The Committee shall give notice to each applicable Grantee of such adjustment which shall be effective and binding.

(b)Exercise of Corporate Powers. The existence of the Plan or outstanding Incentive Awards hereunder shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalization, reorganization or other changes in the Company’s capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company or an Affiliate, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

(c)Recapitalization of the Company. Subject to Section 7.8 (which only applies in the event of a Change in Control), if while there are Incentive Awards outstanding, the Company shall effect any subdivision or consolidation of Shares or other capital readjustment, the payment of a stock dividend, stock split, combination of Shares, recapitalization or other increase or reduction in the number of Shares outstanding, without receiving compensation therefor in money, services or property, then the number of Shares available under the Plan and the number of Incentive Awards which may thereafter be exercised shall (i) in the event of an increase in the number of Shares outstanding, be proportionately increased and the Option Price or Fair Market Value of the outstanding Incentive Awards shall be proportionately reduced; and (ii) in the event of a reduction in the number of Shares outstanding, be proportionately reduced, and the Option Price or Fair Market Value of the outstanding Incentive Awards shall be proportionately increased.  The Committee shall take such action and whatever other action it deems appropriate, in its discretion, so that the value of each outstanding Incentive Award to the Grantee shall not be adversely affected by a corporate event described in this Section 7.6(c).

(d)Issue of Common Stock by the Company. Except as hereinabove expressly provided in this Section 7.6 and subject to Section 7.8 in the event of a Change in Control, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Option Price or Fair Market Value of, any Incentive Awards then outstanding under previously granted Incentive Awards; provided, however, in such event, outstanding Shares of Restricted Stock shall be treated in the same manner for such purpose as outstanding unrestricted Shares of Common Stock.

(e)Assumption under the Plan of Outstanding Stock Options. Notwithstanding any other provision of the Plan, the Committee, in its discretion, may authorize the assumption and continuation under the Plan of outstanding and unexercised stock options or other types of stock-based incentive awards that were granted under a stock option plan (or other type of stock incentive plan or agreement) that is or was maintained by a corporation or other entity that was merged into, consolidated with, or whose stock or assets were acquired by, the Company as the surviving corporation.  Any such action shall be upon such terms and conditions as the Committee, in its discretion, may deem appropriate, including provisions to preserve the holder’s rights under the previously granted and unexercised stock option or other stock-based incentive award; such as, for example, retaining an existing exercise price under an outstanding stock option.  Any such assumption and continuation of any such previously granted and unexercised incentive award shall be treated as an outstanding Incentive Award under the Plan and shall thus count against the number of Shares reserved for issuance pursuant to Section 1.4. In addition, any Shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall reduce the Shares available for grants as provided in Section 1.4.

(f)Assumption of Incentive Awards by a Successor. Subject to the accelerated vesting and other provisions of Section 7.8 that apply in the event of a Change in Control, in the event of a Corporate Event (defined below), each Grantee shall be entitled to receive, in lieu of the number of Shares subject to Incentive Awards, such shares of capital stock or other securities or property as may be issuable or payable with respect to or in exchange for the number of Shares which the Grantee would have received had the Grantee exercised the Incentive Award immediately prior to such Corporate Event, together with any adjustments (including, without limitation, adjustments to the Option Price and the number of Shares issuable on exercise of outstanding Stock Options).  For this purpose, Shares of Restricted Stock shall be treated in the same manner as unrestricted outstanding Shares of Common Stock.

A “Corporate Event” means any of the following: (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets, or (iii) a merger, consolidation or combination involving the Company (other than a merger, consolidation or combination (A) in which the Company is the continuing or surviving corporation and (B) which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof).  In the event of a Corporate Event, the Committee shall take whatever other action it deems to be appropriate to preserve the rights of Grantees holding outstanding Incentive Awards.

Notwithstanding the previous paragraph of this Section 7.6(f), but subject to the accelerated vesting and other provisions of Section 7.8 that apply in the event of a Change in Control, in the event of a Corporate Event (described in the previous paragraph), the Committee shall have the right and power to effectuate one or more of the following alternatives, in its discretion, with respect to outstanding Incentive Awards, which may vary among individual Grantees and Incentive Awards held by any individual Grantee:

(i)

cancel, effective immediately prior to the occurrence of the Corporate Event, an outstanding Incentive Award (whether or not then exercisable) and, in full consideration of such cancellation, pay to the Grantee an amount in cash equal to the excess of (A) the value, as determined by the Committee, of the property (including cash) received by the holders of Common Stock as a result of such Corporate Event over (B) the exercise price of such Incentive Award, if any; provided, however, this subsection (i) shall be inapplicable to an Incentive Award granted within six (6) months before the occurrence of the Corporate Event if the Grantee is an Insider and such disposition is not exempt under Rule 16b-3 (or other rules preventing liability of the Insider under Section 16(b) of the Exchange Act) and, in that event, the provisions hereof shall be applicable to such Incentive Award after the expiration of six (6) months from the date of grant; or

(ii)

provide for the exchange or substitution of each Incentive Award outstanding immediately prior to such Corporate Event (whether or not then exercisable) for another award with respect to the Common Stock or other property for which such Incentive Award is exchangeable and, incident thereto, make an equitable adjustment as determined by the Committee, in its discretion, in the Option Price or exercise price of the Incentive Award, if any, or in the number of Shares or amount of property (including cash) subject to the Incentive Award; or

(iii)

provide that thereafter upon the exercise of an Incentive Award that was previously granted, the Grantee shall be entitled to purchase or receive under such Incentive Award, in lieu of the number of Shares then covered by such Incentive Award, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Grantee would have been entitled pursuant to the terms of the agreement of the Corporate Event if, immediately prior to such Corporate Event, the Grantee had been the holder of record of the number of Shares then covered by such Incentive Award; provided, however, if such consideration is not solely com mon stock of the successor corporation, the Committee may, with the consent of the successor corporation, provide for the consideration to be received to be solely common stock of the successor corporation that is equal to the Fair Market Value of the per Share consideration received by the holders of Shares as the result of the Corporate Event; or

(iv)	provide for assumption of the Plan and such outstanding Incentive Awards by the surviving entity or its parent.

The Committee, in its discretion, shall have the authority to take whatever action it deems to be necessary or appropriate to effectuate the provisions of this Section 7.6(f).

7.7	Termination of Employment, Death, Disability and Retirement

(a)Termination of Employment. Unless otherwise expressly provided in the Grantee’s Incentive Agreement or the Plan, if the Grantee’s Employment is terminated for any reason other than due to his or her death, Disability, Retirement or for Cause, any non-vested portion of any Stock Option or other Incentive Award at the time of such termination shall automatically expire and terminate and no further vesting shall occur after the termination date. In such event, except as otherwise expressly provided in his or her Incentive Agreement, the Grantee shall be entitled to exercise his or her rights only with respect to the portion of the Incentive Award that was vested as of his or her termination of Employment date for a period that shall end on the earlier of (i) the expiration date set forth in the Incentive Agreement or (ii) ninety (90) days after the date of his or her termination of Employment.

(b)Termination of Employment for Cause. Unless otherwise expressly provided in the Grantee’s Incentive Agreement, in the event of the termination of a Grantee’s Employment for Cause, all vested and non-vested Stock Options and other Incentive Awards granted to such Grantee shall immediately expire, and shall not be exercisable to any extent, as of 12:01 a.m. (CST) on the date of such termination of Employment.

(c)Retirement. Unless otherwise expressly provided in the Grantee’s Incentive Agreement, upon the termination of Employment due to the Grantee’s Retirement:

(i)	any non-vested portion of any outstanding Option or other Incentive Award shall immediately terminate and no further vesting shall occur; and

(ii)

any vested Option or other Incentive Award shall expire on the earlier of (A) the expiration date set forth in the Incentive Agreement for such Incentive Award; or (B) the expiration of one (1) year after the date of his or her termination of Employment due to Retirement.

(c)Disability or Death. Unless otherwise expressly provided in the Grantee’s Incentive Agreement, upon termination of Employment as a result of the Grantee’s Disability or death:

(i)	any non-vested portion of any outstanding Option or other Incentive Award shall immediately terminate upon termination of Employment and no further vesting shall occur; and

(ii)

any vested Incentive Award shall expire on the earlier of either (A) the expiration date set forth in the Incentive Agreement or (B) the one year anniversary date of the Grantee’s termination of Employment date.

The Committee shall determine whether a Disability for purposes of this Section 7.7(d) has occurred.

(d)Continuation. Subject to the conditions and limitations of the Plan and applicable law and regulation, in the event that a Grantee ceases to be an Employee, Consultants, or Outside Director, as applicable, for whatever reason, the Committee and Grantee may mutually agree with respect to any outstanding Option or other Incentive Award then held by the Grantee (i) for an acceleration or other adjustment in any vesting schedule applicable to the Incentive Award; (ii) for a continuation of the exercise period following termination for a longer period than is otherwise provided under such Incentive Award; or (iii) to any other change in the terms and conditions of the Incentive Award.  In the event of any such change to an outstanding Incentive Award, a written amendment to the Grantee’s Incentive Agreement shall be required.  No amendment to a Grantee’s Incentive Award shall be made to the extent compensation payable pursuant thereto as a result of such amendment would be considered deferred compensation that is subject to taxation under Code Section 409A, unless otherwise determined by the Committee.

7.8	Change in Control

(a) For any Awards granted after the Effective Date of this Plan and notwithstanding any contrary provision in the Plan, in the event of a Change in Control (as defined below), no such Awards will vest solely as a result of a Change in Control unless expressly provided otherwise in the individual Grantee’s Incentive Agreement (in which case the Incentive Agreement will control) or unless otherwise determined by the Committee.

(b) As used herein and for all purposes of this Plan, the term “Change in Control” means the occurrence of any one or more of the following events:

(i)

Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) either (A) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the then outstanding shares of common stock of the Company (the “Outstanding Company Stock”) or (B) acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (x) any acquisition directly from the Company or any Subsidiary, (y) any acquisition by the Company or any Subsidiary or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (z) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar business combination involving the Company (a “Merger”), if, following such Merger, the conditions described in Section 7.8(b)(iii) (A)-(B) (below) are satisfied; or

(ii)

The consummation of a Merger involving the Company or a Subsidiary of the Company, unless immediately following such Merger, (A) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to Merger beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the Company or the corporation resulting from such Merger with the Company (or its parent corporation) in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to such Merger and (B) at least a majority of the members of the board of directors of the Company or the corporation resulting from such Merger (or its parent corporation) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Merger; or

(iii)

The sale or other disposition, during a 12-month period, of more than forty percent (40%) of the assets of the Company and its Subsidiaries on a consolidated basis, unless immediately following such sale or other disposition, (A) substantially all of the holders of the Outstanding Company Voting Securities immediately prior to the consummation of such sale or other disposition beneficially own, directly or indirectly, more than fifty percent (50%) of the common stock of the corporation acquiring such assets in substantially the same proportions as their ownership of Outstanding Company Voting Securities immediately prior to the consummation of such sale or disposition, and (B) at least a majority of the members of the board of directors of such corporation (or its parent corporation) were members of the Incumbent Board at the time of execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

(c) For any Awards granted under the Prior Plan, the provisions of Section 7.8 of the Prior Plan shall continue to apply to any such awards notwithstanding any changes to the contrary contained within this Plan as of the Effective Date.

Notwithstanding any of the foregoing provisions of this Section 7.8, to the extent that any payment (or acceleration of payment) hereunder is considered to be deferred compensation that is subject to, and not exempt under, Code Section 409A, then the term Change in Control hereunder shall be construed to have the meaning as set forth in Code Section 409A with respect to the payment (or acceleration of payment) of such deferred compensation, but only to the extent inconsistent with the foregoing provisions of the Change in Control definition (above) as determined by the Incumbent Board.

In the event that any acceleration of vesting pursuant to an Incentive Award and any other payment or benefit received or to be received by a Grantee under the Plan in connection with a Change in Control or a Corporate Event would subject a Grantee to any excise tax pursuant to Code Section 4999 (which excise tax would be the Grantee’s obligation) due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Code Section 280G, the Grantee may elect, in his or her discretion, to reduce the amount of any acceleration of vesting, payment or benefit called for under an Incentive Award in order to avoid such characterization, provided that, if the Grantee so elects, the reduction will be made by the Committee, in its sole discretion, in a manner intended to provide the greatest economic benefit to the Grantee.  The determination of whether a Grantee would be subject to any excise tax pursuant to Code Section 4999 shall be made by legal counsel or an accounting firm selected by the Company in its sole and absolute discretion, with any such determination to be binding on the Grantee and all other parties.

7.9	Exchange of Incentive Awards

Subject to Section 7.10, the Committee may, in its discretion, permit any Grantee to surrender outstanding Incentive Awards in order to exercise or realize his or her rights under other Incentive Awards or in exchange for the grant of new Incentive Awards, or require holders of Incentive Awards to surrender outstanding Incentive Awards (or comparable rights under other plans or arrangements) as a condition precedent to the grant of new Incentive Awards.  No exchange of Incentive Awards shall be made under this Section 7.9 if such surrender causes any Incentive Award to provide for the deferral of compensation in a manner that is subject to taxation under Code Section 409A unless otherwise determined by the Committee.

7.10	Repricing Prohibited

Except as contemplated by the provisions of Section 7.6, outstanding Stock Options and Stock Appreciation Rights will not be “repriced” for any reason without the prior approval of the Company’s shareholders. For purposes of the Plan, a “repricing” means lowering the Option Price of an outstanding Stock Option or SAR or any other action that has the same effect or is treated as a repricing under generally accepted accounting principles, and includes a tandem cancellation of a Stock Option or SAR at a time when its Option Price exceeds the fair market value of the underlying Common Stock and exchange for another Stock Option, SAR, other Incentive Award, other equity security or a cash payment.

SECTION 8.

GENERAL

8.1	Effective Date and Grant Period

The Plan shall be effective upon the Effective Date.  No Incentive Awards may be granted under the Plan on or after the date which is ten (10) years following the Effective Date.  The Plan shall remain in effect until all Incentive Awards granted under the Plan have been satisfied or expired.

8.2	Funding and Liability of Company

No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made, or otherwise to segregate any assets.  In addition, the Company shall not be required to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for purposes of the Plan.  Although bookkeeping accounts may be established with respect to Grantees who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto.  The Plan shall not be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto.  Any liability or obligation of the Company to any Grantee with respect to an Incentive Award shall be based solely upon any contractual obligations that may be created by this Plan and any Incentive Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.  The Company, Affiliate, Board, and Committee shall not be required to give any security or bond for the performance of any obligation that may be created by the Plan.

8.3	Withholding Taxes

(a)Tax Withholding. The Company or any Affiliate is authorized to withhold from any Incentive Award, from any payment due or transfer made under the Incentive Award or the Plan, or from any compensation or other amount owing to a Grantee, the amount (in cash, Shares, other securities, other Incentive Awards or other property) of any applicable withholding taxes with respect to an Incentive Award, its exercise, the lapse of restrictions thereon, payment or transfer under an Incentive Award or under the Plan, and to take any other action that is necessary, in the opinion of the Company or Affiliate, to satisfy all obligations for the payment of the taxes.  Notwithstanding the foregoing, in the event of an assignment or transfer of a Nonstatutory Stock Option pursuant to Section 7.4, the Grantee who assigns the Nonstatutory Stock Option shall remain subject to withholding taxes upon exercise of the Nonstatutory Stock Option by the transferee to the extent required by the Code or the rules and regulations promulgated thereunder. Payment for such tax shall be required to be made prior to the delivery of any Shares. The payment may be made in cash, by check, or through the delivery of Shares owned by the Grantee or transferee (which may be effected by the actual delivery of Shares or by the Company’s withholding of a number of Shares to be issued upon the exercise of a Nonstatutory Stock Option, if applicable), which Shares have an aggregate Fair Market Value up to the maximum withholding payment permissible without affecting the accounting treatment of the Incentive Award, or any combination thereof.

(b)Share Withholding. With respect to tax withholding required upon the exercise of Stock Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Incentive Award, the Grantee may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined up to the maximum withholding permissible without affecting the accounting treatment of the Incentive Award.  All such elections shall be made in writing, signed by the Grantee, and remain subject to any restrictions or limitations that the Committee, in its discretion, deems to be appropriate.

8.4	No Guarantee of Tax Consequences

Neither the Company nor any Affiliate nor the Board nor the Committee makes any commitment or guarantee to any Grantee or other Person that any federal, state, local or foreign tax treatment will apply or be available to any Grantee or other Person participating or eligible to participate hereunder.

Neither the Company nor any Affiliate nor the Board, nor the Committee shall be liable to any Grantee or any other Person as to any tax consequences expected, but not realized, or realized, but not expected, by any Grantee or other Person due to the grant, exercise, lapse of restriction, vesting, distribution, payment or other taxable event involving any Incentive Award. Although the Company and its Affiliates may endeavor to (a) qualify an Incentive Award for favorable tax treatment in a jurisdiction or (b) avoid adverse tax treatment for an Incentive Award, the Company makes no representation to that effect and expressly disavows any covenant or other obligation to obtain or maintain any favorable or avoid any unfavorable tax treatment.

8.5	Designation of Beneficiary by Grantee

Each Grantee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Grantee in writing with the Committee (or its delegate), and received and accepted during the Grantee’s lifetime.  In the absence of any such designation, benefits remaining unpaid at the Grantee’s death shall be paid to the Grantee’s estate.

8.6	Deferrals

Subject to any requirements that apply to preclude taxation under Code Section 409A, the Committee in its discretion, may permit a Grantee to defer the receipt of the payment of cash or the delivery of Shares under the terms of his or her Incentive Agreement that would otherwise be due and payable by virtue of the lapse or waiver of restrictions with respect to Restricted Stock or another form of Incentive Award.

8.7	Amendment and Termination of Plan

The Board shall have the power and authority to terminate or amend the Plan at any time in its discretion; provided, however, the Board shall not, without the approval of the shareholders of the Company within the time period required by applicable law:

(a) except as provided in Section 7.6, increase the maximum number of Shares that may be issued under the Plan pursuant to Section 1.4;

(b) amend the requirements as to the class of Employees eligible to receive Incentive Awards under the Plan;

(c) extend the term of the Plan;

(d) while the Company is a Publicly Held Corporation (i) decrease the authority granted to the Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act (to the extent Section 16 of the Exchange Act is applicable to the Company) or (ii) delete or limit the provisions of Section 7.10 (repricing prohibition).

In addition, to the extent that the Committee determines that (x) the listing for qualification requirements of any national securities exchange or quotation system on which the Common Stock is then listed or quoted, if applicable, or (y) any provision of the Code (or regulations promulgated thereunder), require shareholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the amendment of the Plan shall not be effective unless approved by the requisite vote of the shareholders of the Company entitled to vote thereon.

Subject to the provisions of the last paragraph of this Section 8.7, no amendment, modification, suspension, discontinuance or termination of the Plan shall impair the rights of any Grantee under any Incentive Award previously granted under the Plan without such Grantee’s consent; provided, however, such consent shall not be required with respect to any Plan amendment, modification or other such action if the Committee determines, in its discretion, that such amendment, modification or other such action is not reasonably likely to significantly reduce or diminish the benefits provided to the Grantee under such Incentive Award.

The Committee may waive any conditions or restrictions under, amend or modify the terms and conditions of, or cancel or terminate any outstanding Incentive Award at any time and from time to time; provided, however, subject to Section 7.10 and the provisions of the last paragraph of this Section 8.7 and the provisions of the applicable Incentive Agreement, no such amendment, modification, cancellation or termination shall impair the rights of a Grantee under an Incentive Award without such Grantee’s consent; provided, however, such consent shall not be required with respect to any amendment, modification or other such action if the Committee determines, in its discretion, that such amendment, modification or other such action is not reasonably likely to significantly reduce or diminish the benefits provided to the Grantee under such Incentive Award.

Notwithstanding any other provision of the Plan or any Incentive Agreement to the contrary, the Committee may, in its discretion and without the consent of any Grantee, amend the Plan or any Incentive Agreement, to take effect retroactively or otherwise, as it deems to be necessary in order for the Company, the Plan, the Incentive Award or the Incentive Agreement to satisfy or conform to any applicable law, regulation or rule, or to meet the requirements of any applicable accounting standard.

8.8	Requirements of Law and Securities Exchanges

The granting of Incentive Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Certificates evidencing Shares delivered under the Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law or regulation.  The Committee may cause a legend or legends to be placed upon such certificates to make appropriate reference to such restrictions.

The Company shall not be required to sell or issue any Shares under any Incentive Award if the sale or issuance of such Shares would constitute a violation by the Grantee or any other individual exercising the Incentive Award, or the Company, of any provision of any law or regulation of any governmental authority, including without limitation, any federal or state securities law or regulation.  If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Incentive Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase or sale of Shares hereunder, no Shares may be issued or purchased or sold to the Grantee or any other individual pursuant to an Incentive Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Incentive Award.  The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Incentive Award or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority.  As to any jurisdiction that expressly imposes the requirement that an Incentive Award shall not be exercisable until the Shares covered thereby are registered or are exempt from registration, the exercise of such Incentive Award (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

All Shares issuable under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state or foreign securities laws, rules and regulations and the rules of any securities exchange or similar entity. The Committee may place legends on any certificate evidencing Shares or issue instructions to the transfer agent to reference restrictions applicable to the Shares.

To the extent required by applicable law (including without limitation Section 302 of the Sarbanes Oxley Act and Section 954 of the Dodd Frank Act) or the rules and regulations of the Securities and Exchange Commission or any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, Incentive Awards shall be subject to clawback or recoupment.

8.9	Treatment for Other Compensation Purposes

The amount of any compensation received or deemed to be received by a Grantee pursuant to an Incentive Award shall not be deemed part of a Grantee’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws, and shall not be included in or have any effect on the determination of benefits under any other compensation or benefit plan, program or arrangement of the Company or an Affiliate, including any retirement or severance benefits plan, unless otherwise expressly provided by the terms of any such other plan, program or arrangement.

8.10	No Obligation to Exercise Awards; No Right to Notice of Expiration Date

An Incentive Award of a Stock Option or a Stock Appreciation Right imposes no obligation upon the Grantee to exercise the Incentive Award.  The Company, its Affiliates and the Committee have no obligation to inform a Grantee of the date on which a Stock Option or SAR is no longer exercisable even if such expiration is not set forth in the Incentive Agreement.

8.11	Rule 16b-3 Securities Law Compliance for Insiders

While the Company is a Publicly Held Corporation, transactions under the Plan with respect to Insiders are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act to the extent Section 16 of the Exchange Act is applicable to the Company.  Any ambiguities or inconsistencies in the construction of an Incentive Award or the Plan shall be interpreted to give effect to such intention, and to the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

8.12	Compliance with Code Section 409A

It is intended that Incentive Awards granted under the Plan shall be exempt from, or if not exempt, in compliance with, the applicable requirements to preclude taxation under Code Section 409A, unless otherwise determined by the Committee at the time of grant.  In that respect, the Company, by action of its Board, reserves the right to amend the Plan, and the Board and the Committee each reserve the right to amend any outstanding Incentive Agreement, to the extent deemed necessary or appropriate, in its discretion, either to exempt such Incentive Award from taxation under Code Section 409A or to comply with the requirements of Code Section 409A to preclude taxation thereunder.

The Plan is intended to comply, and shall be administered consistently in all respects, with Code Section 409A and the regulations and additional guidance promulgated thereunder to the extent applicable. Accordingly, the Company shall have the authority to take any action, or refrain from taking any action, with respect to the Plan or any Incentive Award hereunder that is reasonably necessary to ensure compliance with Code Section 409A (provided that the Company shall choose the action that best preserves the value of payments and benefits provided to Grantee that is consistent with Code Section 409A).  The Plan shall be interpreted in a manner that is consistent with Code Section 409A. In furtherance, but not in limitation of the foregoing:

(a) in no event may a Grantee designate, directly or indirectly, the calendar year of any payment to be made hereunder; and

(b) to the extent that a Grantee is a “specified employee” within the meaning of Code Section 409A, payments, if any, that constitute a “deferral of compensation” under Code Section 409A and that would otherwise become due during the first six months following such Grantee’s termination of Employment shall be delayed and all such delayed payments shall be paid in full in the seventh month after such termination date, provided that the above delay shall not apply to any payment that is excepted from coverage under Code Section 409A, such as a payment covered by the short-term deferral exception under Code Section 409A.

8.13	Notices

(a)Notice From Insiders to Secretary of Change in Beneficial Ownership.  To the extent Section 16 of the Exchange Act is applicable to the Company, within two business days after the date of a change in beneficial ownership of Shares of Common Stock issued or delivered pursuant to the Plan, each Insider should report to the Secretary of the Company (or his or her delegate) any such change to the beneficial ownership of the Shares that is required to be reported by such Insider by Rule 16(a)-3 under the Exchange Act.  Whenever reasonably feasible, the Insider will provide the Company with advance notification of such change in beneficial ownership.

(b)Notice to Insiders and Securities and Exchange Commission.  To the extent applicable, the Company shall provide notice to any Insider of any “blackout period,” as defined in Section 306(a)(4) of the Sarbanes-Oxley Act of 2002, in any case in which such Insider is subject to the requirements of Section 304 of said Act in connection with the “blackout period.”

8.14	Pre-Clearance Agreement with Brokers

Notwithstanding anything in the Plan to the contrary, no Shares issued pursuant to the Plan will be delivered to a broker or dealer that receives such Shares for the account of an Insider unless and until the broker or dealer enters into a written agreement with the Company whereby such broker or dealer agrees to report immediately to the Secretary of the Company (or other designated Person) a change in the beneficial ownership of such Shares.

8.15	Successors to Company

All obligations of the Company under the Plan with respect to Incentive Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

8.16	Miscellaneous Provisions

(a) No Employee, Consultant, or Outside Director or other person shall have any claim or right to be granted an Incentive Award under the Plan. Neither the Plan, nor any action taken hereunder, shall be construed as giving any Employee, Consultant, or Outside Director any right to be retained in the Employment or other service of the Company or any Parent or Subsidiary.

(b) The expenses of the Plan shall be borne by the Company.

(c) By accepting any Incentive Award, each Grantee and each Person claiming by or through Grantee shall be deemed to have indicated his or her complete acceptance of all the terms and conditions of the Plan and the Incentive Agreement.

(d) The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Company.

8.17	Severability

If any provision of the Plan or any Incentive Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction as to any Person or Incentive Award, or would disqualify the Plan or Incentive Award under any law deemed applicable by the Committee, such provision shall be (a) construed or deemed amended to conform to applicable law or (b) if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Incentive Award, such provision shall be stricken as to such jurisdiction, Person or Incentive Agreement, and thereafter the remainder of the Plan and any such Incentive Agreement shall remain in full force and effect.

8.18	Rules of Construction

The section and other headings contained in the Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan. Unless the context clearly requires otherwise: (a) words of the masculine gender used herein shall include the feminine and neuter; (b) references to the plural include the singular and to the singular include the plural; (c) the terms “includes” and “including” are not limiting; (d) the term “or” has the inclusive meaning represented by the phrase “and/or”; and (e) any grammatical form or variant of a term defined in the Plan shall be construed to have a meaning corresponding to the definition of the term set forth herein. The terms “hereof,” “hereto,” “hereunder” and similar terms in the Plan refer to the Plan as a whole and not to any particular provision of the Plan.

8.19	Governing Law

The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas without regard to its conflicts of law provisions, except as may be superseded by applicable laws of the United States.

***

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed in its name and on its behalf by its duly authorized officer effective as of the Effective Date.

ULTRA PETROLEUM CORP.

By:	/s/ Brad Johnson
Brad Johnson
Interim Chief Executive Officer

SCHEDULE B

Business Corporations Act (Subsection 182(2)) Form 11 RESTATED ARTICLES OF INCORPORATION Loi sur les sociétés par actions (Paragraphe 182(2)) Formule 11 STATUTS CONSTITUTIFS MIS À JOUR Attach additional page(s) if necessary / Annexer des feuilles supplémentairesau besoin 1. Name of corporation / Dénomination sociale de la société par actions : Ultra Petroleum Corp. 2. Yukon registry number / Numéro d’enregistrement au Yukon : 527812 3. The classes of shares that the corporation is authorized to issue (including the information required by para.8(1)(b) of the Business Corporations Act) : Catégories d’actions que la société est autorisée à émettre (y compris les renseignements obligatoires en vertu de l’alinéa 8(1)(b) de la Loi sur les sociétés par actions) : See the attached Schedule A which is incorporated into and forms part of this form. 4. Restrictions, if any, on share transfers / Restrictions, le cas échéant, sur les transferts d’actions : None. 5. Number of directors (or minimum and maximum number) : See the attached Schedule A. Nombre d’administrateurs (ou le nombre minimal et maximal) : 6. Restrictions, if any, on business the corporation may carry on (including the restrictions in para.18(1)(h) of the Yukon Act (Canada)) : The Corporation is restricted from carrying on the business of a railway, steamship, air transport, canal, telegraph, telephone or irrigation company. Restrictions, le cas échéant, aux activités commerciales que peut exercer la société par actions (y compris les restrictions prévues à l’alinéa 18(1)h) de la Loi sur le Yukon (Canada)) : 7. Other provisions, if any / Autres clauses, le cas échéant : See the attached Schedule A. 8. Name of individual signing / Nom du signataire : Honeyfield, David Last Name / Nom de famille First Name / Prénom 9.Title of individual signing/ Titre du signataire : Senior Vice President, Chief Financial Officer and Corporate Secretary Director, officer, or authorized agent / Administrateur, dirigeant ou mandataire autorisé YG(6128Q)F2 03/2015

Signature / *Signature*

11. Date of signature / *Date de signature :*

YYYY/*AAAA* MM/*MM* DD/*JJ*

Your personal information contained in this form is collected under the authority of the *Business Corporations Act RSY 2002, c.20.* It will be used for the purposes of that Act and its regulations and for other lawful purposes. This includes the compilation of a public registry. Any person is entitled to examine the information contained in this public registry, and make copies or extracts thereof. For further information, contact the Manager, Corporate Registries at (867) 633-7969, toll free within Yukon 1-800-661-0408, ext 7969.

Les renseignements personnels contenus dans la présente formule sont recueillis sous le régime de la Loi sur les sociétés par actions, LRY 2002, ch. 20. *Ils seront utilisés aux fins de cette loi et de ses règlements et à d'autres fins légitimes, notamment pour constituer un registre public. Il est permis à toute personne d'examiner les renseignements contenus dans ce registre public et de faire des copies ou d'obtenir des extraits. Pour de plus amples renseignements, veuillez communiquer avec le Responsable, Registres des entreprises au 867-633-7969, sans frais au Yukon 1-800-661-0408, poste 7969.*

2

Print Clear

10. I certify that these restated Articles of Incorporation correctly set out, without substantive change, the corresponding provisions of the original Articles of Incorporation and all amendments to them. J’atteste que les présents statuts constitutifs mis à jour contiennent, sans modifications importantes, les dispositions correspondantes des statuts constitutifs originaux avec les modifications qui y ont été apportées. Signature / Signature 11. Date of signature / Date de signature : _____________________________

SCHEDULE "A"

To the RESTATED ARTICLES OF INCORPORATION of

ULTRA PETROLEUM CORP.

1.	The classes and any maximum number of shares that the Corporation is authorized to issue:

The Corporation is authorized to issue an unlimited number of shares without nominal or par value and the authorized capital of the Corporation is to be divided into:

1.1	common shares which shall have attached thereto the following preferences, rights, conditions, restrictions, limitations, or prohibitions:

(a)  Voting

Holders of common shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each common share held at all meetings of the shareholders of the Corporation, except meetings at which only holders of another specified class of shares of the Corporation are entitled to vote separately.

(b)  Dividends

Subject to the prior rights of the holders of preferred shares and any other shares ranking senior to the common shares with respect to priority in the payment of dividends, the holders of common shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation (the “Board”) out of moneys properly applicable to the payment of dividends, in such amount and in such form as the Board may from time to time determine and all dividends which the Board may declare on the common shares shall be declared and paid in equal amounts per share on all common shares at the time outstanding.

(c)  Participation in Assets on Dissolution

In the event of the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding-up its affairs, subject to the prior rights of the holders of the preferred shares and any other shares ranking senior to the common shares with respect to priority in the distribution of assets upon dissolution, liquidation, winding-up or distribution for the purpose of winding-up, the holders of the common shares shall be entitled to receive the remaining property and assets of the Corporation.

1.2	preferred shares which shall have attached thereto the following preferences, rights, conditions, restrictions, limitations, or prohibitions:

(a)  Board’s Authority to Issue in One or More Series

The Board may issue the preferred shares at any time and from time to time in one or more series. Before the first shares of any particular series are issued, the Board shall fix the number of preferred shares in such series and determine, subject to the limitations in the Articles, the designation, rights, privileges, restrictions and conditions attached to the shares of such series including without limitation, the rate or rates, amount or method or methods of calculation of dividends thereon, the time and place of payment of dividends, whether cumulative or non-cumulative or partially cumulative and whether such rate, amount or method of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment of dividends, the priorities thereof in relation to other shares or the priorities of other shares in relation thereto, if any, the consideration and the terms and conditions of any purchase for cancellation, retraction or redemption rights, if any, the conversion or exchange rights attached thereto, if any, the voting rights attached thereto, if any, and the terms and conditions of any share purchase plan or sinking fund with respect thereto. Before the issue of the first shares of a series, the Board shall send to the Registrar, as defined in the Yukon Business Corporations Act, Articles of Amendment containing the description of such series including the designation, rights, privileges, restrictions and conditions attached thereto as determined by the Board.

(b)  Ranking of Preferred Shares

No rights, privileges, restrictions or conditions attached to a series of preferred shares shall confer upon a series a priority in respect of voting dividends or return of capital over any other series of preferred shares then outstanding.  The preferred shares shall be entitled to priority over the common shares of the Corporation and over any other shares of the Corporation ranking junior to the preferred shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.  If any cumulative dividends or amounts payable on a return of capital in respect of a series of preferred shares are not paid in full the preferred shares of all series shall participate rateably in respect of such dividends, including accumulations, of any, in accordance with the sums that would be payable on such shares if all such dividends were declared and paid in full, and in respect of any repayment of capital in accordance with the sums that would be payable on such repayment of capital if all sums so payable were paid in full, provided however, that in the event of there being insufficient assets to satisfy in full all such claims to dividends and return of capital, the claims of the holders of the preferred shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends.  After payment to the holders of preferred shares of each series of the amounts of dividends and capital payable in accordance with these provisions and the rights, privileges and restrictions attached to each series of preferred shares, the holders of preferred shares shall not be entitled to share in any further distribution of the property and assets of the Corporation.   The preferred shares of any series may also be given such other preferences, consistent with the Articles, over the common shares and over any other shares raking junior to the preferred shares as may be determined in the case of such series of preferred shares.

(c)  Approval of Holders of Preferred Shares

The rights, privileges, restrictions and conditions attaching to the preferred shares as a class may be added to, changed or removed but only with the approval of the holders of the preferred shares given as hereinafter specified.

The approval of the holders of preferred shares to add to, change or remove any rights, privilege, restriction or condition attaching to the preferred shares as a class or to any other matter requiring the consent of the holders of the preferred shares as a class may be given in such manner as may then be required by law, subject to a minimum requirement that such approval shall be given by resolution passed by the affirmative vote of at least two-thirds of the votes cast at a meeting of the holders of preferred shares duly called for that purpose.  The formalities to be observed in respect of the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time required by the Yukon Business Corporations Act (as from time to time amended, varied or replaced) and prescribed in the Bylaws of the Corporation with respect to meetings of shareholders.  On every poll taken at a meeting of holders of preferred shares as a class, each holder entitled to vote thereat shall have one vote in respect of each preferred share held by him.

2.

The minimum number of directors of the Corporation is three and the maximum number of directors of the Corporation is nine. At each annual meeting of shareholders, directors shall be elected for a term of office to expire on the close of the next succeeding annual meeting of shareholders.

3.	Other provisions:

3.1	Non-voting shares are prohibited.

3.2	A meeting of the shareholders of the Corporation may, in the Board’s unfettered discretion, be held at any location in North America and Europe specified by the Board in the Notice of such meeting.

3.3

The Board may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed one third of the number of directors who held office at the expiration of the last annual general meeting of the Corporation, provided that the total number of directors shall not exceed the maximum number of directors fixed pursuant to the Articles.

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF ULTRA PETROLEUM CORP.

Date:	Wednesday, May 22, 2019
Time:	11:00 a.m. (Mountain Time)
Place:	116 East Inverness Drive, Englewood, Colorado 80112
Please mark your vote in blue or black ink as shown here:

The Board of Directors recommends you vote FOR proposals 1, 3, 4, 5, 7, 8 and 9, FOR each of the nominated directors on proposal 2, and ONE
YEAR on proposal 6:

		For	Against	Abstain		Directors Recommend
1:	Board Expansion Proposal					For
2:	Election of Directors	For	Withhold
	01 Sylvia K. Barnes					For
	02 Neal P. Goldman					For
	03 Brad Johnson					For
	04 Michael J. Keeffe*					For
	05 Evan S. Lederman					For
	06 Stephen J. McDaniel					For
	07 Alan J. Mintz					For
	08 Edward A. Scoggins, Jr.					For

    * Mr. Keeffe’s nomination pursuant to this proposal 2 is contingent upon the approval by the shareholders of the Board
    Expansion Proposal. If the Board Expansion Proposal is not approved by the shareholders, then Mr. Keeffe will not be nominated for election to the Board pursuant to this proposal 2 and any votes to elect him will be disregarded.

		For	Withhold
3:	Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm					For
		For	Against	Abstain
4:	Approval and Ratification of A&R Stock Incentive Plan					For
		For	Against	Abstain
5:	Advisory Vote to Approve Executive Compensation					For
		One Year	Two Years	Three Years	Abstain	One Year
6:	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation
		For	Against	Abstain
7:	Amendment to the Articles of the Company to Remove the Limitation on the Number of Authorized Common Shares					For
		For	Against	Abstain
8:	Amendment to the Articles of the Company to Remove Inapplicable Provisions					For
		For	Against	Abstain
9:	Confirmation of the Second Amended and Restated Bylaw No. 1 of the Company to Permit the Separation of the Roles of Chairman of the Board and Chief Executive Officer					For
Note: Such other business as may properly come before the meeting or any adjournment thereof.
Under Canadian Securities Law, you are entitled to receive certain investor documents. If you wish to receive such material, please tick the applicable boxes below.
I would like to receive quarterly financial statements and Management’s Discussion and Analysis
I would like to receive annual financial statements and Management’s Discussion and Analysis
To attend the meeting and vote your shares in person, please mark this box.
Authorized Signatures - This section must be completed for your Instructions to be executed.

I/We authorized you to act in accordance with my/our instructions set above. I/We hereby revoke any proxy previously given with respect to the Annual and Special Meeting. If no voting instructions are indicated above, this proxy will be voted as recommended by the Board of Directors.

Please Sign Here	Please Date Above
Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual and Special Meeting of Ultra Petroleum Corp.

to be held on Wednesday, May 22, 2019

for Holders of Record as of March 25, 2019

This proxy is being solicited on behalf of the Board of Directors

INTERNET	VOTE BY:	Call	TELEPHONE
Go To		855-635-6595
www.proxypush.com/UPL		• Use any touch-tone telephone.
• Cast your vote online.	OR	• Have your Proxy Card/Voting Instruction Form ready.
• View Meeting Documents.		• Follow the simple recorded instructions.
MAIL
OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.
I/We, being the holder(s) of Ultra Petroleum Corp. common shares, hereby appoint(s)::	OR	Print the name of the person you are appointing if this person is someone other than the individuals listed herein,
Evan S. Lederman, Chairman of the Board, or, failing him, Brad Johnson, President and Chief Executive Officer,

as my/our proxyholder with full power of substitution and to attend, act and vote on behalf of the shareholder in accordance with the below directions (or if no directions have been given, in accordance with the Board of Directors’ recommendations) on all the following matters and any other matter that may properly come before the Annual and Special Meeting of Shareholders of Ultra Petroleum Corp. to be held at 11:00 a.m. (MT) on Wednesday, May 22, 2019, at 116 East Inverness Drive, Englewood, Colorado 80112, and at any and all adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXYHOLDERS NAMED HEREIN ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL AND SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

PROXY TABULATOR FOR ULTRA PETROLEUM CORP. P.O. BOX 8016
CARY, NC 27512-9903

Please separate carefully at the perforation and return just this portion in the envelope provided.

Proxy — (Ultra Petroleum Corp.) Annual and Special Meeting of Shareholders Wednesday, May 22, 2019, at 11:00 a.m. (Mountain Time) This Proxy is Solicited on Behalf of the Board of Directors
I/We, being the holder(s) of Ultra Petroleum Corp. common shares, hereby appoint(s):	OR	On the REVERSE side where indicated, print the name of the person you are appointing if this person is someone other than the individuals listed herein,
Evan S. Lederman, Chairman of the Board, or, failing him, Brad Johnson, President and Chief Executive Officer,

as my/our proxyholder with full power of substitution and to attend, act and vote on behalf of the shareholder in accordance with the below directions (or if no directions have been given, in accordance with the Board of Directors’ recommendations) on all the following matters and any other matter that may properly come before the Annual and Special Meeting of Shareholders of Ultra Petroleum Corp. to be held at 11:00 a.m. (MT) on Wednesday, May 22, 2019, at 116 East Inverness Drive, Englewood, Colorado 80112, and at any and all adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXYHOLDERS NAMED HEREIN ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL AND SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(CONTINUED AND TO BE SIGNED, MARKED AND DATED ON REVERSE SIDE)

Please separate carefully at the perforation and return just this portion in the envelope provided.